Supplement dated June 18, 2008 to Prospectus Supplement dated October 31, 2007 (as supplemented by the Supplement thereto dated November 26, 2007 and the Supplement thereto dated February 5, 2008) to Prospectus dated October 31, 2007

$ 1,122,721,300 (Approximate; subject to a permitted variance of plus or minus 5%)
Citigroup Mortgage Loan Trust 2007-10
Issuing Entity

Mortgage Pass-Through Certificates, Series 2007-10

Citigroup Mortgage Loan Trust Inc.
Depositor

Citigroup Global Markets Realty Corp.
Sponsor

Wells Fargo Bank, N.A.
Countrywide Home Loans Servicing LP
Citi Residential Lending Inc.
Servicers

CitiMortgage, Inc.
Master Servicer and Trust Administrator

Citibank, N.A.
Paying Agent, Certificate Registrar and Authenticating Agent

With respect to the Offered Certificates, the Prospectus Supplement, dated October 31, 2007, as supplemented by the Supplement thereto dated November 26, 2007 and the Supplement thereto dated February 5, 2008 (as so previously supplemented, the “Prospectus Supplement”) is hereby revised as follows:

1.  The initial ratings of the Certificates have been revised.  The following table indicates the initial ratings and the current ratings of the Certificates.

Class	Initial S&P Rating	Current S&P Rating	Initial Fitch Rating	Current Fitch Rating
1A1A	AAA	AAA	AAA	AAA
1A1B	AAA	AAA	AAA	AAA
1B1	AA	AA	AA	AA
1B2	A	A	A	A
1B3	BBB	BBB	BBB	BBB
1B4	BB	BB	NR	NR(3)
1B5	B	B	NR	NR(3)
1B6	NR	NR	NR	NR(3)
1R	AAA	AAA	AAA	AAA
2A1A	AAA	AAA	AAA	AAA (negative watch) (1)
22AA	AAA	AAA	AAA	AAA (negative watch) (1)
2A2A	AAA	AAA	AAA	AAA (negative watch) (1)
2A2B	AAA	AAA	AAA	AAA (negative watch) (1)
212B	AAA	AAA	AAA	AAA (negative watch) (1)
2A2IO	AAA	AAA	AAA	AAA
2A3A	AAA	AAA	AAA	AAA (negative watch) (1)
2A3B	AAA	AAA	AAA	AAA (negative watch) (1)
2A3IO	AAA	AAA	AAA	AAA
2A4A	AAA	AAA	AAA	AAA (negative watch) (1)
2A4B	AAA	AAA	AAA	AAA (negative watch) (1)
2A5A	AAA	AAA	AAA	AAA (negative watch) (1)
2A5B	AAA	AAA	AAA	AAA (negative watch) (1)
2B1	AA	AA	AA	AA (negative watch) (1)
2B2	A	A	A	A (negative watch) (1)
2B3	BBB	BBB	BBB	BBB (negative watch) (1)
2B4	NR	NR	BB	C (2) (3)
2B5	NR	NR	B	C (2) (3)
2B6	NR	NR	NR	NR(3)
2R	AAA	AAA	AAA	AAA
31AA	AAA	AAA	AAA	AAA (negative watch) (1)
3A1A	AAA	AAA	AAA	AAA (negative watch) (1)
3A1B	AAA	AAA	AAA	AAA (negative watch) (1)
3A1C	AAA	AAA	AAA	AAA (negative watch) (1)
31AB	AAA	AAA	AAA	AAA (negative watch) (1)
3A1IO	AAA	AAA	AAA	AAA
3A2A	AAA	AAA	AAA	AAA (negative watch) (1)
3A2B	AAA	AAA	AAA	AAA (negative watch) (1)
3A3A	AAA	AAA	AAA	AAA (negative watch) (1)
3A3B	AAA	AAA	AAA	AAA (negative watch) (1)
3B1	AA	AA	NR	NR
3B2	A	A	NR	NR
3B3	BBB	BBB	NR	NR
3B4	BB	BB	NR	NR(3)
3B5	B	B	NR	NR(3)
3B6	NR	NR	NR	NR(3)
3R	AAA	AAA	AAA	AAA
3P	NR	NR	AAA	AAA
_______________
(1)           These classes of Certificates were placed on rating watch negative by Fitch on March 6, 2008.  “Rating watch negative” means the rating is on review for possible downgrade and may be lowered.

(2)           The ratings by Fitch of these classes of Certificates were lowered on May 29, 2008.

(3)           These classes of Certificates are not offered pursuant to the Prospectus Supplement.

2.  The content under "Risk Factors—Recent developments in the residential mortgage market may adversely affect the performance and market value of your certificates" is deleted in its entirety and replaced with the following:

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of the Offered Certificates. Securities backed by residential mortgage loans (“RMBS Securities”) originated in 2006 and 2007 have had a higher and earlier than expected rate of delinquencies.   Approximately 35.83% of the Group 1 Mortgage Loans, approximately 97.35% of the Group 2 Mortgage Loans and approximately 98.37% of the Group 3 Mortgage Loans, in each case by aggregate principal balance as of May 1, 2008, were originated in 2006 or 2007.  Additionally, there may be evidence that other earlier vintages of RMBS Securities are not performing well. Many RMBS Securities, including those from securitizations by the depositor, have been downgraded by the rating agencies during the past few months. As a result, the market for the Offered Certificates may be adversely affected for a significant period of time.

The increase in delinquencies described above has not been limited to “subprime” mortgage loans, which are made to borrowers with impaired credit.  The increase in delinquencies has also affected “Alt-A” mortgage loans, which are made to borrowers with limited documentation, and also “prime” mortgage loans, which are made to borrowers with excellent credit who provide full documentation.  Substantially all of the Group 3 Mortgage Loans were originated as “Alt-A” mortgage loans.  Approximately 36.58% of the Group 1 Mortgage Loans, approximately 57.08% of the Group 2 Mortgage Loans and approximately 72.17% of the Group 3 Mortgage Loans, in each case by aggregate principal balance as of May 1, 2008, were originated with little or no documentation of borrower income and/or assets.  Borrowers under these mortgage loans may not actually have sufficient income or assets, or may have overstated their income or assets and, as a consequence, may be unable to make their monthly mortgage loan payments.  In addition, originators’ underwriting standards generally allow for exceptions with compensating factors.  These factors, however, may not be adequate to compensate for the exception to the standard.

The increase in delinquencies described above, along with other factors, has led to a considerable decline in the number of RMBS Securities issued in recent months.  The lack of transactions may adversely affect the liquidity of the Offered Certificates as there may not be investors willing to participate in the secondary market.

In recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.  Borrowers may choose to walk away from their homes if the amount of their debt exceeds the value of their homes.

Another factor that may in the future contribute to higher delinquency rates is the potential increase in monthly payments on adjustable rate mortgage loans and/or interest only mortgage loans. Borrowers with adjustable payment mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. Borrowers with interest only mortgage loans will be exposed to increased monthly payments after the applicable interest only period.  This increase in borrowers’ monthly payments, together with (in the case of adjustable rate mortgage loans) any increase in prevailing market interest rates after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans and/or interest only mortgage loans and an increase in default on their obligations.

Current market conditions may impair borrowers’ ability to refinance or sell their properties, which may contribute to higher delinquency and default rates. Borrowers seeking to avoid increased monthly payments by refinancing may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance. Borrowers who intended to sell their homes or refinance their existing mortgage loan on or before the expiration of the fixed rate periods or interest only periods on their mortgage loans may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their loans or obtain new financing. In addition, some mortgage loans may include prepayment premiums that would further inhibit refinancing.

The master servicer or a servicer will have the authority to modify mortgage loans that are in default, or for which default is reasonably foreseeable, if it is in the best interests of the holders of the certificates and subject to the applicable overall servicing standards.  Loan modifications are more likely to be used to the extent that borrowers are less able to refinance or sell their homes due to market conditions, and to the extent that the potential recovery from a foreclosure is reduced due to lower property values.  A significant number of loan modifications could result in a significant reduction in cash flows to the trust on an ongoing basis.   See “—Mortgage loan modifications may affect pass-through rate caps and distributions on the certificates” below.

Recently, a number of originators of mortgage loans have experienced serious financial difficulties and, in many cases, have entered bankruptcy proceedings. These difficulties have resulted in part from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations regarding loan quality. In addition to the reduction of the number of originators, a rising interest rate environment and declining real estate values may decrease the number of borrowers seeking or able to refinance their mortgage loans, resulting in a decrease in overall originations.

Various federal, state and local regulatory authorities have taken or proposed actions that could hinder the ability of an Underlying Servicer to foreclose promptly on defaulted mortgage loans. Any such actions may adversely affect the performance of the Underlying Mortgage Loans and the Underlying Certificates, which may adversely affect the yield on and value of the Offered Certificates.

Investors are encouraged to consider that the general market conditions discussed above may adversely affect the performance and market value of the Offered Certificates.

3.  The following additional risk factor is inserted under “Risk Factors”:

The credit scores of the borrowers and the values of the mortgaged properties may have declined.

There is no assurance that the credit scores of borrowers have not declined, as compared with the credit scores of the borrowers obtained at the time of the origination of the related mortgage loan.  See “The Mortgage Pool—Credit Scores” in this prospectus supplement.

Residential property values have declined significantly in many portions of the United States subsequent to the time of the origination of the mortgage loans.  Approximately 15.62% of the Group 1 Mortgage Loans, approximately 57.21% of the Group 2 Mortgage Loans and approximately 56.40% of the Group 3 Mortgage Loans, in each case by aggregate principal balance as of May 1, 2008, have mortgaged properties located in Arizona, California, Michigan, Nevada or Florida, which are some of the states that have seen some of the steepest declines in residential property values.  The current loan to value ratios of many of the mortgage loans may be considerably higher than their original loan to value ratios.

The related tables attached in Annex II-A are based on credit scores and values of mortgaged properties obtained in connection with the origination of the Mortgage Loans and have not been updated.

4.  The content under "Risk Factors—Simultaneous Second Lien Risk is supplemented with the following additional content:

With respect to approximately 14.20% of the Group 1 Mortgage Loans, approximately 40.88% of the Group 2 Mortgage Loans, approximately 46.77% of the Group 2-1 Mortgage Loans, approximately 43.34% of the Group 2-2 Mortgage Loans, approximately 29.72% of the Group 2-3 Mortgage Loans, approximately 36.80% of the Group 2-4 Mortgage Loans, approximately 15.61% of the Group 2-5 Mortgage Loans, approximately 46.28% of the Group 3 Mortgage Loans, approximately 51.46% of the Group 3-1 Mortgage Loans, approximately 16.95% of the Group 3-2 Mortgage Loans and approximately 21.75% of the Group 3-3 Mortgage Loans (in each case, by aggregate principal balance of the applicable mortgage loans as of May 1, 2008), at the time of origination of the first lien mortgage loan, as reported by the related originator, the related originator or another lender also originated a second lien mortgage loan which is not included in the trust.

As of May 1, 2008, the weighted average loan-to-value ratio at origination of such mortgage loans is approximately 68.28% (with respect to such Group 1 Mortgage Loans), approximately 77.73% (with respect to such Group 2 Mortgage Loans), approximately 73.74%  (with respect to such Group 2-1 Mortgage Loans), approximately 77.91% (with respect to such Group 2-2 Mortgage Loans), approximately 77.48% (with respect to such Group 2-3 Mortgage Loans), approximately 76.92% (with respect to such Group 2-4 Mortgage Loans), approximately 74.91% (with respect to such Group 2-5 Mortgage Loans), approximately 77.68% (with respect to such Group 3 Mortgage Loans), approximately 77.57% (with respect to such Group 3-1 Mortgage Loans), approximately 80.00% (with respect to such Group 3-2 Mortgage Loans) and approximately 78.86% (with respect to such Group 3-3 Mortgage Loans).

As of May 1, 2008, the weighted average combined loan-to-value ratio at origination of such mortgage loans (including the second lien) is approximately 80.94% (with respect to such Group 1 Mortgage Loans), approximately 91.84% (with respect to such Group 2 Mortgage Loans), approximately 81.09% (with respect to such Group 2-1 Mortgage Loans), approximately 92.06% (with respect to such Group 2-2 Mortgage Loans), approximately 95.70% (with respect to such Group 2-3 Mortgage Loans), approximately 89.10% (with respect to such Group 2-4 Mortgage Loans), approximately 88.69% (with respect to such Group 2-5 Mortgage Loans), approximately 94.26% (with respect to such Group 3 Mortgage Loans), approximately 94.66% (with respect to such Group 3-1 Mortgage Loans), approximately 91.92% (with respect to such Group 3-2 Mortgage Loans) and approximately 88.66% (with respect to such Group 3-3 Mortgage Loans).

5.  The following additional risk factor is inserted under “Risk Factors”:

Mortgage loan modifications may affect pass-through rates and distributions on the certificates.

Modifications of mortgage loans implemented by the master servicer or the related servicer in order to maximize ultimate proceeds of such mortgage loans may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, reducing the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the related collateral pool, and the reduction in collections resulting from a modification may result in lower pass-through rates on the Group 1 Offered Certificates, the Group 2 Offered Certificates (other than the Group 2 Interest Only Certificates) or a lower limit on the pass-through rates on the Group 3 Offered Certificates Certificates, as applicable; reduced distributions of interest or principal on the related certificates; an extension of the weighted average life of the related certificates; or an allocation of a realized loss to the related Subordinate Certificates or possibly to the related Senior Certificates.

The ability to modify mortgage loans by the related servicer or the master servicer may be limited by several factors.  The related servicer may have difficulty contacting the borrowers who are at risk or may not be able to work out an acceptable modification.  Second, if the related servicer has to consider a large number of modifications, operational constraints may affect the ability of such servicer to adequately address all of the needs of the borrowers.

Investors should note that modifications that are designed to maximize collections on the assets of a collateral pool in the aggregate may adversely affect a particular class of related certificates.  The related servicer will not consider the interests of individual classes of certificates.  Investors should also note that in connection with considering a modification or other type of loss mitigation, the related servicer may incur or bear related out-of-pocket expenses, such as credit counseling service fees, which would be reimbursed to such servicer from the trust as servicing advances.

6.  The following additional risk factor is inserted under “Risk Factors”:

American Home Mortgage Corp. (“American Home”) and Argent Mortgage Company, LLC (“Argent”) are among the originators who originated 20% or more of the mortgage loans in a collateral pool (by aggregate principal balance of the mortgage loans in such collateral pool as of May 1, 2008).  American Home and certain of its affiliates remain debtors under proceedings under Chapter 11 of the United States Bankruptcy Code.  Both American Home and Argent have ceased operating their mortgage loan originations businesses.  Both American Home and Argent are defendants in a myriad of litigation, and aspects of some of this litigation may pertain to the origination practices of these originators during the period in which the relevant mortgage loans in the trust were originated.

7.  The following additional risk factor is inserted under “Risk Factors”:

The bankruptcy of a servicer could result in increased delinquencies or losses on the mortgage loans.

If any servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor servicer.   These circumstances may cause delays or result in increased delinquencies or losses on the mortgage loans.

8.  The first sentence of the second paragraph under “Risk Factors—The yield on the Offered Certificates will be affected by changes in the weighted average of the mortgage rates of the related mortgage loans” is deleted in its entirety and replaced with the following:

With respect to the Group 1 Offered Certificates,  Group 2 Offered Certificates (other than the Group 2 Interest Only Certificates) and the Group 3 Offered Certificates, the pass-through rate for each class or the limit on the pass-through rate for each class in the case of the Group 3 Floating Rate Certificates and each distribution date is derived from the weighted average of the mortgage rates of the related mortgage loans.

9.  Under “The Mortgage Pool—Group 1 Mortgage Loan Statistics”, “—Group 2 Mortgage Loan Statistics”, “—Group 2-1 Mortgage Loan Statistics”, “—Group 2-2 Mortgage Loan Statistics”, “—Group 2-3 Mortgage Loan Statistics”, “—Group 2-4 Mortgage Loan Statistics”, “—Group 2-5 Mortgage Loan Statistics”, “—Group 3 Mortgage Loan Statistics”, “—Group 3-1 Mortgage Loan Statistics”, “—Group 3-2 Mortgage Loan Statistics”, “—Group 3-3 Mortgage Loan Statistics” and “Historical Delinquencies”, the references to the characteristics of the applicable mortgage loans as of the cut-off date shown in the tables in Annex II attached to and made a part of the Prospectus Supplement are supplemented by references to the characteristics of the applicable mortgage loans as of May 1, 2008 shown in the tables in Annex II-A attached to and made a part of this Supplement to the Prospectus Supplement.

10.  Under “The Mortgage Pool—Historical Delinquencies”,  the following is added:

With respect to approximately 81.09% of the Group 1 Mortgage Loans, approximately 14.77% of the Group 2 Mortgage Loans, approximately 20.82% of the Group 2-1 Mortgage Loans, approximately 12.06% of the Group 2-2 Mortgage Loans, approximately 16.09% of the Group 2-3 Mortgage Loans, approximately 19.69% of the Group 2-4 Mortgage Loans, approximately 50.14% of the Group 2-5 Mortgage Loans, approximately 23.39% of the Group 3 Mortgage Loans, approximately 18.61% of the Group 3-1 Mortgage Loans, approximately 7.62% of the Group 3-2 Mortgage Loans and approximately 59.51% of the Group 3-3 Mortgage Loans, in each case by aggregate principal balance as of the cut-off date or as of May 1, 2008, the historical delinquency information is based on the delinquency of each mortgage loan over the period for which information is known or reasonably available to the depositor, but which commenced later than the later of (A) the time of origination of the mortgage loan and (B) a date three years prior to the cut-off date or May 1, 2008, as applicable.

11.  The content under “Description of the Certificates—The Swap Agreement and the Swap Provicer—The Swap Provider” is deleted in its entirety and replaced with the following:

Deutsche Bank Aktiengesellschaft ("Deutsche Bank" or the "Bank") originated from the reunification of Norddeutsche Bank Aktiengesellschaft, Hamburg, Rheinisch-Westfälische Bank Aktiengesellschaft, Duesseldorf and Süddeutsche Bank Aktiengesellschaft, Munich; pursuant to the Law on the Regional Scope of Credit Institutions, these had been disincorporated in 1952 from Deutsche Bank which was founded in 1870. The merger and the name were entered in the Commercial Register of the District Court Frankfurt am Main on 2 May 1957. Deutsche Bank is a banking institution and a stock corporation incorporated under the laws of Germany under registration number HRB 30 000. The Bank has its registered office in Frankfurt am Main, Germany. It maintains its head office at Theodor-Heuss-Allee 70, 60486 Frankfurt am Main and branch offices in Germany and abroad including in London, New York, Sydney, Tokyo and an Asia-Pacific Head Office in Singapore which serve as hubs for its operations in the respective regions.

The Bank is the parent company of a group consisting of banks, capital market companies, fund management companies, a real estate finance company, instalment financing companies, research and consultancy companies and other domestic and foreign companies (the "Deutsche Bank Group").

Deutsche Bank AG, New York Branch (the “Branch”) was established in 1978 and is licensed by the New York Superintendent of Banks.  Its office is currently located at 60 Wall Street, New York, NY 10005-2858.  The Branch is examined by the New York State Banking Department and is subject to the banking laws and regulations applicable to a foreign bank that operates a New York branch.  The Branch is also examined by the Federal Reserve Bank of New York.

As of 31 March 2008, Deutsche Bank’s issued share capital amounted to Euro 1,358,150,172.16 consisting of 530,527,411 ordinary shares without par value. The shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German Stock Exchanges. They are also listed on the New York Stock Exchange.

The consolidated financial statements for fiscal years starting 1 January 2007 are prepared in compliance with International Financial Reporting Standards (IFRS). As of 31 March 2008, Deutsche Bank Group had total assets of EUR 2,305,337 million, total liabilities of EUR 2,269,303 million and total equity of EUR 36,034 million on the basis of IFRS.

Deutsche Bank’s long-term senior debt has been assigned a rating of AA (outlook negative) by Standard & Poor's, Aa1 (outlook stable) by Moody's Investors Services and AA- (outlook stable) by Fitch Ratings.

12.  The following is added after the fourth paragraph under “Description of the Certificates—Reports to Certificateholders”:

The issuing entity is no longer required to file reports with respect to the Offered Certificates under the Securities Exchange Act of 1934, as amended.

13.  The following is added after the first paragraph under “Static Pool Information”:

The depositor has made available updated static pool information which includes (i) information about the characteristics of the previously originated or purchased mortgage loans and (ii) delinquency, loss and prepayment information about such mortgage loans in quarterly increments through March 2008.  The static pool information about previously securitized pools of mortgage loans that were established before January 1, 2006 is not deemed to be a part of this prospectus supplement.

 14.  The content under “The Servicers—Wells Fargo Bank, N.A.” is deleted in its entirety and replaced with the following:

The information set forth below under this subheading “—Wells Fargo Bank, N.A.” has been provided by Wells Fargo Bank, N.A.

Servicing Experience

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company.  Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.  Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans.  Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974.  These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

Wells Fargo Bank’s servicing portfolio of residential mortgage loans (which includes Prime 30-Year Fixed-Rate Relocation Loans, Prime 30-Year Fixed-Rate Non-Relocation Loans, Prime 15-Year Fixed-Rate Loans and Prime Adjustable-Rate Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.47 trillion as of the end of 2007.  The table below sets forth for each of the dates indicated the number and aggregate unpaid principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae or Freddie Mac and certain mortgage loans serviced for the  Federal Home Loan Banks, mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs, or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Non-Conforming, Non-Subprime Loans:

	As of December 31, 2005(1)		As of December 31, 2006(2)		As of December 31, 2007(2)
	No. of Loans	Aggregate Unpaid Principal Balance of Loans	No. of Loans	Aggregate Unpaid Principal Balance of Loans	No. of Loans	Aggregate Unpaid Principal Balance of Loans

First Lien Non-Conforming, Non-Subprime Loans	634,103	$ 229,014,862,911	646,723	$ 258,646,782,192	709,651	$ 298,085,009,923

(1)	Includes mortgage loans originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A minus” mortgage loans.

(2)	Excludes mortgage loans originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A minus” mortgage loans.

Servicing Procedures

Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system.  Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans.  Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property.  Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit (“VRU”) to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments.  Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer.  Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models or programs that are designed to assist in identifying workout options in the early stages of delinquency.  For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate.  The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel.  Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication.  Attorney timeline performance is managed using quarterly report cards.  The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system.  Bankruptcy filing and release information is received electronically from a third-party notification vendor.

Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis.

If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

Wells Fargo Bank, in its capacity as servicer, has delivered its 2007 and 2006 assessments of compliance under Item 1122 of Regulation AB.  In its 2007 assessment of compliance, Wells Fargo Bank reported that it had complied, in all material respects, with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB as of and for the year ended December 31, 2007 with respect to the primary servicing of residential mortgage loans by its Wells Fargo Home Mortgage Division.  In its 2006 assessment of compliance, Wells Fargo Bank reported that it had complied, in all material respects, with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB as of and for the year ended December 31, 2006 with respect to the primary servicing of residential mortgage loans by its Wells Fargo Home Mortgage Division, except for the following: :

(i)
1122(d)(3)(i) – Delinquency Reporting –  For certain loans originated by third parties and sub-serviced by Wells Fargo Bank or for which servicing rights were acquired on a bulk-acquisition basis, Wells Fargo Bank determined it provided incomplete data to some third parties who use such data to calculate delinquency ratios and determine the status of loans with respect to bankruptcy, foreclosure or real estate owned.  The incomplete reporting only affected securitizations that included delinquent loans.  Instead of the actual due date being provided for use in calculating delinquencies, the date of the first payment due to the security was provided.  Wells Fargo Bank subsequently included additional data in the monthly remittance reports, providing the actual borrower due date and unpaid principal balance, together with instructions to use these new fields if such monthly remittance reports are used to calculate delinquency ratios.

(ii)
1122(d)(4)(vii) – Notification of Intent to Foreclose –  Wells Fargo Bank determined that, as required by certain servicing agreements, it did not provide mortgage loan purchasers with prior notifications of intent to foreclose.  While mortgage loan purchasers received monthly delinquency status reports that listed loans in foreclosure, such reports were received after such loans had been referred to an attorney.  A new process was implemented to send such notifications if contractually required, unless a mortgage loan purchaser opts out in writing.

15.  The content under “The Servicers—Countrywide Home Loans Servicing LP” is supplemented as follows:

An additional paragraph is added immediately following the first paragraph under “The Servicers—Countrywide Home Loans Servicing LP—Countrywide Home Loans” as follows:

On January 11, 2008, Bank of America Corporation and Countrywide Financial Corporation entered into a definitive agreement providing for the merger of Countrywide Financial Corporation with and into a wholly-owned subsidiary of Bank of America Corporation (the “Merger-Sub”), with the Merger-Sub surviving the merger.  As a result of the merger, among other things, all of the direct and indirect subsidiaries of Countrywide Financial Corporation (which include, Countrywide Home Loans and Countrywide Servicing) will become indirect subsidiaries of Bank of America Corporation.  The merger is currently expected to be completed in the third quarter of 2008, subject to customary conditions, including receipt of approval by Countrywide Financial Corporation’s shareholders and receipt of customary regulatory approvals.  No assurance can be given that the necessary approvals will be obtained, that other conditions to closing will be satisfied, that the transaction will be completed when expected, or that the transaction will be completed at all.

The second paragraph under “The Servicers—Countrywide Home Loans Servicing LP—Countrywide Home Loans” is deleted in its entirety and replaced with the following:

On October 26, 2007, Standard & Poor’s Ratings Services changed its counterparty credit rating on Countrywide Home Loans from “A/A-1” to “BBB+/A-2”, and this rating remained on CreditWatch with negative implications.  On August 16, 2007, Moody’s Investors Service changed its senior debt rating assigned to Countrywide Home Loans from “A3” to “Baa3” and its short-term debt rating assigned to Countrywide Home Loans from “Prime-2” to “Prime-3”, and on November 19, 2007, Moody’s Investors Service confirmed its ratings and placed its ratings on negative outlook.  On August 16, 2007, Fitch Ratings changed its long-term issuer default rating assigned to Countrywide Home Loans from “A” to “BBB+” and its short-term issuer default rating assigned to Countrywide Home Loans from “F1” to “F2”, and on November 6, 2007, Fitch Ratings affirmed its ratings, removed its ratings from “Rating Watch Evolving” status and assigned a “Rating Outlook Negative” to its ratings.  On January 11, 2008, in connection with the entry by Countrywide Financial Corporation and Bank of America Corporation into the definitive agreement described above, Standard & Poor’s Ratings Services placed its ratings of Countrywide Home Loans on CreditWatch with positive implications, Moody’s Investors Service placed its ratings of Countrywide Home Loans on review for possible upgrade, and Fitch Ratings assigned a “Rating Watch Positive” to its ratings of Countrywide Home Loans.  On March 12, 2008, Fitch Ratings changed its long-term issuer default rating assigned to Countrywide Home Loans from “BBB+” to “BBB-” and its short-term issuer default rating assigned to Countrywide Home Loans from “F2” to “F3”, and Fitch Ratings also assigned a “Rating Watch Positive” to those ratings.  The issuer default ratings and credit ratings assigned to Countrywide Home Loans by Standard & Poor’s Ratings Services, Moody’s Investors Service and Fitch Ratings may be downgraded in the event that the transactions contemplated by the definitive agreement between Countrywide Financial Corporation and Bank of America Corporation described above are not consummated.

An additional sentence is added to the end of the third paragraph under “The Servicers—Countrywide Home Loans Servicing LP—Countrywide Home Loans” as follows:

As of December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006, December 31, 2007 and March 31, 2008, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $644.855 billion, $838.322 billion, $1,111.090 billion, $1,298.394 billion, $1,476.039 billion and $1,484.157 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

16.  The content under “The Servicers—Citi Residential Lending Inc.” is deleted in its entirety and replaced with the following:

The information set forth below under this subheading “—Citi Residential Lending Inc.” has been provided by Citi Residential Lending Inc.

Citi Residential Lending Inc. a Delaware corporation, is a mortgage company engaged in the business of originating, purchasing, servicing and selling retail and wholesale sub-prime mortgage loans secured by one- to four family residences. Citi Residential Lending is a wholly owned subsidiary of  Citi Bank, N.A. Citi Residential Lending was formed in July of 2007 and on September 1, 2007 obtained its servicing portfolio and the assets required to servicing the portfolio through an asset purchase of the assets of AMC Mortgage Services Inc, which acted as the Sub-Servicer for the Master Servicer, Ameriquest Mortgage Company.

Citi Residential Lending has approval as a seller/servicer for Freddie Mac and provisional approval as a servicer of Fannie Mae.

During the first quarter of 2008 Citigroup announced a consolidation of its U.S. mortgage operations. As part of this consolidation, Citi Residential Lending’s mortgage servicing operations will be consolidated into existing Citi Mortgage Inc.(“CMI”) operations, currently anticipated to be completed by the end of the first quarter of 2009.  As part of the change, Citi Residential Lending believes that it will remain as the master servicer under its various existing mortgage servicing agreements, and will enter into a sub servicing agreement with CMI.  Citi Residential Lending’s mortgage lending origination activities will terminate by the third quarter of 2008.

Loan Servicing.

Citi Residential Lending services all of the mortgage loans it originates which are portfolio retained and continues to service loans that have been sold to investors. Citi Residential Lending also services loans acquired by its affiliate Citi Global Markets and Banking.  Servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent mortgagors, and supervising foreclosure in the event of unremedied defaults. Citi Residential Lending’s servicing activities are audited periodically by applicable regulatory authorities. Certain financial records of Citi Residential Lending relating to its loan servicing activities are reviewed annually as part of the audit of Citi Residential Lending’s financial statements conducted by its independent accountants.

Collection Procedures; Delinquency and Loss Experience.

When a mortgagor fails to make a required payment on a residential mortgage loan, Citi Residential Lending attempts to cause the deficiency to be cured by corresponding or making telephone contact with the mortgagor. Pursuant to Citi Residential Lending’s customary procedures for residential mortgage loans serviced by it for its own account, Citi Residential Lending generally mails a notice of intent to foreclose to the mortgagor within ten days after the loan has become 31 days past due (two payments due but not received) and upon expiration of the notice of intent to foreclose, generally one month thereafter, if the loan remains delinquent, typically institutes appropriate legal action to foreclose on the property securing the loan. If foreclosed, the property is sold at a public or private sale. Citi Residential Lending typically enters a bid based upon an analysis of the property value, estimated marketing and carrying costs and presence of junior liens, which may be equal to or less than the full amount owed. In the event the property is acquired at the foreclosure sale by Citi Residential Lending it is placed on the market for sale through local real estate brokers experienced in the sale of similar properties.

Citi Residential Lending Residential Loan Servicing Portfolio—Retail Originations

The following table sets forth the delinquency and loss experience of the prior servicer AMC Mortgage Services for December 2005 and December 2006 and of the current servicer Citi Residential Lending for December 2007 and March 2008 for residential (one- to four-family) retail first lien mortgage loans originated primarily by Ameriquest Mortgage Company through August 31, 2007, and by Citi Residential Lending from September 1, 2007 through March 31, 2008 as applicable.

	At December 31,			At March 31,
	2005	2006	2007	2008
	(Dollars in Thousands)
Total Outstanding Principal Balance	$42,605,629	$28,484,310	$19,956,508	$20,224,316
Number of Loans	287,905	196,456	139,141	137,808
DELINQUENCY
Period of Delinquency:
31-60 Days
Principal Balance	$866,024	$774,060	$643,723	$656,311
Number of Loans	6,749	5,785	4,645	4,281
Delinquency as a Percentage of Total Outstanding Principal Balance	2.03%	2.72%	3.23%	3.25%
Delinquency as a Percentage of Number of Loans	2.34%	2.94%	3.34%	3.11%
61-90 Days
Principal Balance	$466,017	$395,580	$348,830	$382,780
Number of Loans	3,688	2,916	2,471	2,511
Delinquency as a Percentage of Total Outstanding Principal Balance	1.09%	1.39%	1.75%	1.89%
Delinquency as a Percentage of Number of Loans	1.28%	1.48%	1.78%	1.82%
91 Days or More
Principal Balance	$1,810,826	$2,084,463	$2,351,930	$2,823,922
Number of Loans	15,214	15,721	16,286	17,993
Delinquency as a Percentage of Total Outstanding Principal Balance	4.25%	7.32%	11.79%	13.96%
Delinquency as a Percentage of Number of Loans	5.28%	8.00%	11.70%	13.06%
Total Delinquencies:
Principal Balance	$3,142,868	$3,254,103	$3,344,483	$3,863,014
Number of Loans	25,651	24,422	23,402	24,785
Delinquency as a Percentage of Total Outstanding Principal Balance	7.38%	11.42%	16.76%	19.10%
Delinquency as a Percentage of Number of Loans	8.91%	12.43%	16.82%	17.99%
FORECLOSURES PENDING(1)
Principal Balance	$1,159,814	$1,576,785	$1,805,214	$2,198,591
Number of Loans	9,610	11,740	12,367	13,953
Foreclosures Pending as a Percentage of Total Outstanding Principal Balance	2.72%	5.54%	9.05%	10.87%
Foreclosures Pending as a Percentage of Number of Loans	3.34%	5.98%	8.89%	10.12%
NET LOAN LOSSES for the Period (2)	$193,490	$329,189	$446,458	$139,325
NET LOAN LOSSES as a Percentage of Total Outstanding Principal Balance	0.46%	0.91%	1.90%	2.62%

(1)
Includes mortgage loans which are in foreclosure but as to which title to the mortgaged property has not been acquired, at the end of the period indicated.  Foreclosures pending are included in the delinquencies set forth above.

(2)
The net loan loss for any such loan is equal to the difference between (a) the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to such loan and (b) all amounts received in connection with the liquidation of such loan.

Citi Residential Lending Residential Loan Servicing Portfolio—Wholesale Originations

The following table sets forth the delinquency and loss experience of the prior servicer AMC Mortgage Services for December 2005 and December 2006 and of the current servicer Citi Residential Lending for December 2007 and March 2008 for residential (one- to four-family) wholesale first lien mortgage loans serviced by Citi Residential Lending that were originated or purchased by Ameriquest Mortgage Company, either directly, or through its affiliates, Argent Mortgage Company, L.L.C. and Olympus Mortgage Company through August 31, 2007, and by Citi Residential Lending from September 1, 2007 through March 31, 2008, as applicable.

	At December 31,			At March 31,
	2005	2006	2007	2008
	(Dollars in Thousands)
Total Outstanding Principal Balance	$32,535,569	$35,915,533	$22,502,125	$20,906,072
Number of Loans	184,855	185,766	120,759	112,529
DELINQUENCY
Period of Delinquency:
31-60 Days
Principal Balance	$628,665	$1,012,004	$1,032,747	$905,784
Number of Loans	4,072	5,433	5,418	4,615
Delinquency as a Percentage of Total Outstanding Principal Balance	1.93%	2.82%	4.59%	4.33%
Delinquency as a Percentage of Number of Loans	2.20%	2.92%	4.49%	4.10%
61-90 Days
Principal Balance	$341,549	$591,377	$675,230	$643,222
Number of Loans	2,297	3,048	3,360	3,079
Delinquency as a Percentage of Total Outstanding Principal Balance	1.05%	1.65%	3.00%	3.08%
Delinquency as a Percentage of Number of Loans	1.24%	1.64%	2.78%	2.74%
91 Days or More
Principal Balance	$1,122,948	$2,447,243	$3,806,453	$4,205,659
Number of Loans	8,235	13,546	18,564	20,033
Delinquency as a Percentage of Total Outstanding Principal Balance	3.45%	6.81%	16.92%	20.12%
Delinquency as a Percentage of Number of Loans	4.45%	7.29%	15.37%	17.80%
Total Delinquencies:
Principal Balance	$2,093,162	$4,050,624	$5,514,429	$5,754,665
Number of Loans	14,604	22,027	27,342	27,727
Delinquency as a Percentage of Total Outstanding Principal Balance	6.43%	11.28%	24.51%	27.53%
Delinquency as a Percentage of Number of Loans	7.90%	11.86%	22.64%	24.64%
FORECLOSURES PENDING(1)
Principal Balance	$749,763	$1,967,497	$2,963,559	$3,444,626
Number of Loans	5,390	10,755	14,297	16,294
Foreclosures Pending as a Percentage of Total Outstanding Principal Balance	2.30%	5.48%	13.17%	16.48%
Foreclosures Pending as a Percentage of Number of Loans	2.92%	5.79%	11.84%	14.48%
NET LOAN LOSSES for the Period (2)	$130,511	$261,917	$565,718	$252,941
NET LOAN LOSSES as a Percentage of Total Outstanding Principal Balance	0.37%	0.75%	2.01%	4.18%

(1)	Includes mortgage loans which are in foreclosure but as to which title to the mortgaged property has not been acquired. Foreclosures pending are included in the delinquencies set forth above.

(2)
The net loan loss for any such loan is equal to the difference between (a) the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to such loan and (b) all amounts received in connection with the liquidation of such loan.

As of March 31, 2008, 6,968 one- to four-family residential properties relating to loans in Citi Residential Lending's retail servicing portfolio and 10,885 one- to four-family residential property relating to loans in Citi Residential Lending's wholesale servicing portfolio had been acquired through foreclosure or deed in lieu of foreclosure and were not liquidated.

The delinquency and loss experience percentages set forth above in the immediately preceding tables are calculated on the basis of the total mortgage loans serviced as of the end of the periods indicated. The actual delinquency percentages with respect to the Mortgage Loans may be expected to be substantially higher than the delinquency percentages indicated above because the composition of the Mortgage Loans will not change. There can be no assurance that the delinquency and loss experience of the Mortgage Loans will correspond to the loss experience of Citi Residential Lending’s servicing portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency and loss experience for the prior servicer, Ameriquest Mortgage Company through its affiliate sub-servicer, AMC Mortgage Services, total servicing portfolio only for the periods presented, whereas the aggregate delinquency and loss experience on the Mortgage Loans will depend on the results obtained over the life of the Trust. Citi Residential Lending’s servicing portfolio includes mortgage loans with payment and other characteristics that are not representative of the payment and other characteristics of the Mortgage Loans. A substantial number of the Mortgage Loans may also have been originated based on underwriting guidelines that are less stringent than those generally applicable to the servicing portfolio reflected in the foregoing table due to changes in the underwriting standards used by the Ameriquest Mortgage Company or its affiliates from time to time. If the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies, foreclosures and losses could be higher. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans.

Citi Residential Lending Loan Servicing Portfolio— Advances

Citi Residential Lending in connection with securitization transactions has complied with and fulfilled all of its advancing obligations since obtaining the servicing portfolio on September 1, 2007

17.  The content under “The Sponsor” is deleted in its entirety and replaced with the following:

The information set forth in the following paragraphs has been provided by Citigroup Global Markets Realty Corp.

Citigroup Global Markets Realty Corp., a New York corporation, is the sponsor of the transaction.  The sponsor was organized in 1979 and is an affiliate of Citigroup Global Markets Inc.  The sponsor maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group.  Its telecopy number is (212) 723-8604.  The sponsor was established as a mortgage banking company to facilitate the purchase of whole loan portfolios and servicing rights containing various levels of quality from “investment quality” to varying degrees of “non-investment quality” up to and including real estate owned assets.

Since its inception, the sponsor has purchased over $50 billion in residential whole loans and servicing rights, which include the purchase of newly originated Alt-A, jumbo (prime) and subprime mortgage loans.  Mortgage loans are purchased on a bulk and flow basis.  Mortgage loans are generally purchased with the ultimate strategy of securitization into a securitization based upon product type and credit parameters.

Mortgage loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase.  Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws.  Mortgage loans purchased will have been originated pursuant to the originator’s underwriting guidelines that are acceptable to the sponsor.

Subsequent to purchase by the sponsor, mortgage loans are pooled together by product type and credit parameters and structured into a securitization, with the assistance of Citigroup Global Markets Inc., for distribution into the primary market.

The sponsor has been securitizing residential mortgage loans since 1987. The following table describes size, composition and growth of the sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2004	December 31, 2005	December 31, 2006	December 31, 2007
Loan Type	Total Portfolio of Loans	Total Portfolio of Loans	Total Portfolio of Loans	Total Portfolio of Loans
Prime / Alt-A	$4,310,000,000	$9,804,000,000	$10,909,678,524	$8,670,595,703
Reperforming	$406,000,000	$309,000,000	$277,332,000	$543,914,000
SubPrime	$2,426,000,000	$8,246,000,000	$10,308,594,000	$10,440,124,519
HELOC	$0	$0	$1,032,157,000	$0
Totals	$7,142,000,000	$18,359,000,000	$22,527,761,524	$19,654,634,222

With respect to some of the securitizations organized by the sponsor, a trigger event has occurred with respect to the loss and delinquency experience of the mortgage loans included in the related trust, resulting in a sequential payment of principal to the related offered certificates, from the certificate with the highest credit rating to the one with the lowest rating.

18.  The following is added after the fifth paragraph under “The Depositor”:

On March 19, 2008, a complaint was filed with the Supreme Court of the State of New York, County of Nassau, against the depositor by the City of Ann Arbor Employees' Retirement System, individually and on behalf of all other similarly situated.  The complaint alleges violations of Section 11 of the Securities Act of 1933 based on various omissions and misstatements in the Registration Statement, the Prospectus and the Prospectus Supplement with respect to the mortgage loans underlying the transaction.

19.  The following is added after the second sentence under “Pooling and Servicing Agreement—General”:

The pooling and servicing agreement has been amended by Amendment No. 1 and Amendment No. 2 thereto, each of which was reported by the issuing entity on Form 8-K and each of which has been filed as an exhibit to the issuing entity’s Form 10-K for the fiscal year ended December 31, 2007.

20.  The content under “Pooling and Servicing Agreement—The Master Servicer and Trust Administrator” is deleted in its entirety and replaced with the following:

CitiMortgage, Inc. (“CitiMortgage”) will act as master servicer and trust administrator pursuant to the pooling and servicing agreement.  The information set forth in the following paragraphs has been provided by CitiMortgage.

Citigroup, Inc. is the ultimate parent of CitiMortgage, a New York corporation.  CitiMortgage provides mortgage services throughout the United States. As of December 31, 2007, CitiMortgage held approximately $735 billion in mortgage servicing, with 5.0 million customers and 12,500 employees; CitiMortgage began originating mortgage loans in 1979.  CitiMortgage derives income primarily from interest on mortgages that it owns, secondary market mortgage sales, and mortgage loan servicing fees, and mortgage origination fees and charges.  The depositor, the sponsor, the paying agent, the certificate registrar, the authenticating agent and Citigroup Global Markets Inc. are indirect subsidiaries of Citigroup, Inc.  The trust administrator's principal office for notices is located at 1000 Technology Drive, O'Fallon, MO  63368, Attention: Mortgage Finance MS 337, and its telephone number is 636-261-1313.   The master servicer’s principal office is 4000 Regent Blvd., Irving, TX  75063, Attention: Master Servicing Compliance, and its telephone number is 469-220-0916.

Master Servicer.  CitiMortgage will act as master servicer pursuant to the pooling and servicing agreement.  The master servicer will be responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicer under the terms of the pooling and servicing agreement. In particular, the master servicer will independently calculate monthly loan balances based on servicer data, compare its results to servicer loan-level reports and reconcile any discrepancies with the servicer.  The master servicer will also review the servicing of defaulted mortgage loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of the pooling and servicing agreement, the master servicer will be required to enforce certain remedies on behalf of the trust against the defaulting servicer.  CitiMortgage has been engaged in the business of master servicing since March 1, 2003 when it acquired the operations of First Nationwide Mortgage Corp. through merger.  As of December 31, 2007, CitiMortgage was acting as master servicer for approximately 44 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $26.9 million.  The master servicer will be indemnified by the trust for certain expenses as provided in the pooling and servicing agreement and as described in the prospectus.

Trust Administrator. Pursuant to the terms of the pooling and servicing agreement, the trust administrator will be responsible for trust administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As trust administrator, CitiMortgage will be responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs, if a REMIC election is made, and the preparation of monthly reports on Form 10-D in regards to Distribution and Pool Performance Information and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity.  CitiMortgage has been engaged in the business of trust administration since October 1987.  As of As of December 31, 2007, CitiMortgage was acting as trust administrator with respect to more than $133,413,804,000 (aggregate initial principal balance) of issued residential mortgage-backed and asset-backed securities with aggregate principal balance remaining outstanding of approximately $64,492,400,000.  The trust will provide certain indemnifications to the trust administrator which may reduce amounts otherwise distributable to certificateholders. See “Indemnification of the Trustee, the Trust Administrator, Citibank and the Custodian” below.

21.  The content under “Pooling and Servicing Agreement—The Trustee” is deleted in its entirety and replaced with the following:

The information set forth in the next four paragraphs below has been provided by U.S. Bank National Association.

U.S. Bank National Association (“U.S. Bank”) will act as trustee and grantor trust trustee.   U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $242 billion as of March 31, 2008.  As of March 31, 2008, U.S. Bancorp served approximately 14.9 million customers, operated 2,522 branch offices in 24 states and had over 50,000 employees.  A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 46 U.S. cities.  The pooling and servicing agreement will be administered from U.S. Bank’s corporate trust office located at One Federal Street, Boston, MA  02110.

U.S. Bank has provided corporate trust services since 1924.  As of March 31, 2008, U.S. Bank was acting as trustee with respect to over 82,000 issuances of securities with an aggregate outstanding principal balance of over $2.4 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

As of March 31, 2008, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee with respect to 1,075 issuances of MBS/Prime securities with an outstanding aggregate principal balance of approximately $454,756,500,000.

As compensation to the trustee in respect of its obligations under the pooling and servicing agreement, the trustee’s fees will be paid by the trust administrator pursuant to a separate agreement between the trustee and the trust administrator, and such compensation will not be an expense of the trust.

The trust will provide certain indemnifications to the trustee which may reduce amounts otherwise distributable to certificateholders.  See “Indemnification of the Trustee, the Trust Administrator, Citibank and the Custodian” below.

22.  The content under “Pooling and Servicing Agreement—The Paying Agent, Certificate Registrar and Authenticating Agent” is deleted in its entirety and replaced with the following:

The information set forth in the next two paragraphs below has been provided by Citibank, N.A.

The paying agent, certificate registrar and authenticating agent is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as paying agent through the Agency and Trust line of business, which is part of the Global Transaction Services division.  Citibank, N.A. has primary corporate trust offices located in both New York and London.  Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services.   As of the end of the first quarter of 2008, Citibank’s Agency and Trust group manages in excess of $4.5 trillion in fixed income and equity investments on behalf of approximately 2,800 corporations worldwide.  Since 1987, Citibank Agency and Trust has provided trust services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages.   As of the end of the first quarter of 2008, Citibank, N.A. acts as trustee and/or paying agent for approximately 421 various residential mortgage-backed transactions. Citibank’s offices for notices under the pooling and servicing agreement are located 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Citibank Agency & Trust, and its telephone number is (212) 816-5680.

As compensation to Citibank in respect of its obligations under the pooling and servicing agreement, Citibank’s fees will be paid by the trust administrator pursuant to a separate agreement between Citibank and the trust administrator, and such compensation will not be an expense of the trust.

The trust will provide certain indemnifications to Citibank which may reduce amounts otherwise distributable to certificateholders.  See “—Indemnification of the Trustee, the Trust Administrator, Citibank and the Custodian” below.

23.  The Certificate Principal Balances of the Certificates after giving effect to the May 25, 2008 Distribution Date are as follows:

Class	Initial Certificate Principal Balance ($)	Certificate Principal Balance ($)
1A1A	190,071,000	178,529,551
1A1B	11,169,000	10,490,798
1B1	2,378,000	2,355,457
1B2	1,241,000	1,229,235
1B3	517,000	512,099
1R	100	0
2A1A	5,162,000	5,149,552
22AA	377,958,000	354,330,145
2A2A	100,000,000	93,748,550
2A2B	5,820,000	5,456,166
212B	24,180,000	22,683,786
2A2IO	N/A(1)	N/A(1)
2A3A	27,183,000	26,449,195
2A3B	1,345,000	1,308,692
2A3IO	N/A(1)	N/A(1)
2A4A	34,409,000	34,305,118
2A4B	1,703,000	1,697,859
2A5A	31,754,000	28,031,188
2A5B	1,571,000	1,386,817
2B1	11,838,000	11,815,332
2B2	5,439,000	5,428,585
2B3	2,560,000	2,555,098
2R	100	0
31AA	25,000,000	23,153,630
3A1A	118,475,000	109,725,053
3A1B	32,310,000	29,923,752
3A1C	17,883,000	16,562,255
31AB	26,837,000	24,854,959
3A1IO	N/A(1)	N/A(1)
3A2A	8,744,000	8,737,315
3A2B	1,212,000	1,211,073
3A3A	28,315,000	27,672,912
3A3B	3,925,000	3,835,994
3B1	18,712,000	18,694,674
3B2	3,242,000	3,238,998
3B3	1,768,000	1,766,363
3R	100	0

(1)            This class of certificates is an interest only certificate and will not have a certificate principal balance. This class of certificates will accrue interest on the notional amount thereof.  The notional amount of this class of certificates will be calculated for each distribution date as described under “Description of the Certificates—Glossary” in the Prospectus Supplement.

24.  The following information is regarding cumulative Realized Losses as of the end of the Prepayment Period relating to the May 25, 2008 distribution date:

As of the May 25, 2008 Distribution Date, the cumulative Realized Losses on the Group 1 Mortgage Loans as of the end of the related Prepayment Period was $0.

As of the May 25, 2008 Distribution Date, the cumulative Realized Losses on the Group 2 Mortgage Loans as of the end of the related Prepayment Period was $0.

As of the May 25, 2008 Distribution Date, the cumulative Realized Losses on the Group 2-1 Mortgage Loans as of the end of the related Prepayment Period was $0.

As of the May 25, 2008 Distribution Date, the cumulative Realized Losses on the Group 2-2 Mortgage Loans as of the end of the related Prepayment Period was $0.

As of the May 25, 2008 Distribution Date, the cumulative Realized Losses on the Group 2-3 Mortgage Loans as of the end of the related Prepayment Period was $0.

As of the May 25, 2008 Distribution Date, the cumulative Realized Losses on the Group 2-4 Mortgage Loans as of the end of the related Prepayment Period was $0.

As of the May 25, 2008 Distribution Date, the cumulative Realized Losses on the Group 2-5 Mortgage Loans as of the end of the related Prepayment Period was $0.

As of the May 25, 2008 Distribution Date, the cumulative Realized Losses on the Group 3 Mortgage Loans as of the end of the related Prepayment Period was approximately $103,597.

As of the May 25, 2008 Distribution Date, the cumulative Realized Losses on the Group 3-1 Mortgage Loans as of the end of the related Prepayment Period was approximately $103,597.

As of the May 25, 2008 Distribution Date, the cumulative Realized Losses on the Group 3-2 Mortgage Loans as of the end of the related Prepayment Period was $0.

As of the May 25, 2008 Distribution Date, the cumulative Realized Losses on the Group 3-3 Mortgage Loans as of the end of the related Prepayment Period was $0.

25.  The Prospectus, the Prospectus Supplement and the previous supplements to the Prospectus Supplement are available through EDGAR at the following websites.

Prospectus dated October 31, 2007 and Prospectus Supplement dated October 31, 2007 (To Prospectus dated October 31, 2007): http://sec.gov/Archives/edgar/data/1416389/000088237707002445/d727824-424b5.htm

Supplement dated November 26, 2007 to Prospectus Supplement dated October 31, 2007 (To Prospectus dated October 31, 2007):  http://sec.gov/Archives/edgar/data/1416389/000088237707002528/p07-1141_424b5.htm

Supplement dated February 5, 2008 to Prospectus Supplement dated October 31, 2007 (To Prospectus dated October 31, 2007):  http://sec.gov/Archives/edgar/data/1416389/000088237708000051/d730502.htm

ANNEX II-A

GROUP 1 MORTGAGE LOANS

Principal Balances of the Group 1 Mortgage Loans at Origination

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
72,178.00-75,000.00	1	$61,326.96	0.03%	7.625%	N/A	44.83%
75,000.01-100,000.00	2	147,044.35	0.08	7.817	727	68.33
125,000.01-150,000.00	2	264,165.80	0.14	6.611	720	48.60
150,000.01-175,000.00	3	444,056.43	0.23	7.029	732	73.92
175,000.01-200,000.00	1	173,633.34	0.09	6.500	730	80.00
225,000.01-250,000.00	4	943,513.97	0.48	6.067	736	67.30
250,000.01-275,000.00	2	516,191.03	0.27	6.684	673	72.99
275,000.01-300,000.00	2	531,947.18	0.27	5.682	731	74.65
300,000.01-333,700.00	1	310,450.95	0.16	5.625	788	80.00
350,000.01-400,000.00	6	1,932,279.36	0.99	5.732	723	62.09
400,000.01-500,000.00	145	62,013,693.91	31.88	5.755	744	68.41
500,000.01-600,000.00	82	42,278,761.75	21.73	5.822	738	70.02
600,000.01-700,000.00	45	27,373,111.93	14.07	5.897	739	70.63
700,000.01-800,000.00	33	23,068,621.45	11.86	5.924	746	66.13
800,000.01-900,000.00	6	4,809,771.69	2.47	5.884	742	70.58
900,000.01-1,000,000.00	16	14,942,795.34	7.68	6.149	760	67.72
1,000,000.01-1,500,000.00	9	10,892,692.97	5.60	6.233	719	60.87
1,500,000.01-2,000,000.00	1	1,923,112.80	0.99	6.000	748	64.52
2,500,000.01-3,000,000.00	1	1,924,609.48	0.99	6.500	776	60.00
Total	362	$194,551,780.69	100.00%	5.890%	742	68.23%

The average principal balance of the Group 1 Mortgage Loans at origination was approximately $575,187.  No Group 1 Mortgage Loan had a principal balance at origination of greater than approximately $3,000,000 or less than approximately $72,178.

Principal Balances of the Group 1 Mortgage Loans as of May 1, 2008

Current Mortgage Loan Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
48,294.82-50,000.00	1	$48,294.82	0.02%	10.000%	N/A	94.44%
50,000.01-75,000.00	1	61,326.96	0.03	7.625	N/A	44.83
75,000.01-100,000.00	1	98,749.53	0.05	6.750	727	55.56
125,000.01-150,000.00	3	399,912.22	0.21	6.149	731	52.99
150,000.01-175,000.00	3	481,943.35	0.25	7.339	725	79.60
200,000.01-225,000.00	1	211,564.26	0.11	4.750	579	39.32
225,000.01-250,000.00	5	1,186,802.06	0.61	6.053	730	68.09
250,000.01-275,000.00	5	1,315,249.09	0.68	6.063	722	70.68
300,000.01-333,700.00	1	310,450.95	0.16	5.625	788	80.00
333,700.01-350,000.00	5	1,710,083.78	0.88	5.548	737	60.16
350,000.01-400,000.00	28	10,721,904.84	5.51	5.564	751	69.99
400,000.01-500,000.00	140	62,639,463.38	32.20	5.787	743	68.33
500,000.01-600,000.00	79	43,034,802.86	22.12	5.845	737	71.80
600,000.01-700,000.00	39	25,274,781.79	12.99	5.848	742	66.07
700,000.01-800,000.00	20	14,889,316.08	7.65	6.095	751	66.92
800,000.01-900,000.00	7	5,951,967.84	3.06	5.829	738	77.70
900,000.01-1,000,000.00	12	11,474,751.63	5.90	6.268	760	64.46
1,000,000.01-1,500,000.00	9	10,892,692.97	5.60	6.233	719	60.87
1,500,000.01-1,924,609.48	2	3,847,722.28	1.98	6.250	762	62.26
Total	362	$194,551,780.69	100.00%	5.890%	742	68.23%

The average principal balance of the Group 1 Mortgage Loans as of May 1, 2008 was approximately $537,436.  No Group 1 Mortgage Loan had a principal balance as of May 1, 2008 of greater than approximately $1,924,609 or less than approximately $48,295.

Mortgage Rates of the Group 1 Mortgage Loans as of May 1, 2008

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
4.750-4.999	2	$590,399.38	0.30%	4.830%	659	60.72%
5.000-5.499	90	44,546,968.63	22.90	5.352	748	66.68
5.500-5.999	125	63,338,458.10	32.56	5.704	742	68.40
6.000-6.499	105	62,414,953.84	32.08	6.181	744	70.69
6.500-6.999	33	21,855,393.42	11.23	6.603	730	63.64
7.000-7.499	3	1,387,675.53	0.71	7.079	669	72.09
7.500-7.999	3	369,636.97	0.19	7.781	722	73.64
10.000-10.000	1	48,294.82	0.02	10.000	N/A	94.44
Total	362	$194,551,780.69	100.00%	5.890%	742	68.23%

The Group 1 Mortgage Loans had mortgage rates as of May 1, 2008 ranging from approximately 4.750% per annum to approximately 10.000% per annum, and the weighted average mortgage rate as of May 1, 2008 was approximately 5.890% per annum.

Original Term to Maturity of the Group 1 Mortgage Loans

Original Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
132-240	8	$4,032,998.23	2.07%	5.662%	680	73.95%
241-300	2	493,950.88	0.25	5.873	N/A	57.90
301-360	352	190,024,831.58	97.67	5.894	743	68.13
Total	362	$194,551,780.69	100.00%	5.890%	742	68.23%

The weighted average original term for the Group 1 Mortgage Loans is approximately 353 months.

Remaining Term of the Group 1 Mortgage Loans as of May 1, 2008

Remaining Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
74-240	11	$4,575,243.93	2.35%	5.730%	680	72.43%
241-300	90	43,898,301.78	22.56	5.720	747	69.89
301-346	261	146,078,234.98	75.08	5.945	742	67.60
Total	362	$194,551,780.69	100.00%	5.890%	742	68.23%

The remaining terms of the Group 1 Mortgage Loans as of May 1, 2008 range from approximately 74 months to 346 months.  The weighted average remaining term for the Group 1 Mortgage Loans was approximately 314 months as of May 1, 2008.

Loan-to-Value Ratios of the Group 1 Mortgage Loans at Origination(1)(2)

Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
8.91-10.00	1	$1,381,000.00	0.71%	6.750%	722	8.91%
25.01-30.00	4	2,219,137.69	1.14	5.804	777	28.40
30.01-35.00	6	2,744,242.55	1.41	5.549	747	32.42
35.01-40.00	2	902,526.71	0.46	5.324	692	37.74
40.01-45.00	11	5,555,989.23	2.86	5.882	736	42.83
45.01-50.00	18	10,129,301.44	5.21	5.722	734	47.97
50.01-55.00	17	9,211,588.84	4.73	5.806	761	52.56
55.01-60.00	28	15,004,957.71	7.71	6.032	751	57.75
60.01-65.00	33	19,555,080.34	10.05	5.898	749	63.26
65.01-70.00	40	19,405,240.65	9.97	5.812	743	67.56
70.01-75.00	53	29,515,028.93	15.17	5.931	739	73.41
75.01-80.00	133	71,999,134.87	37.01	5.906	736	78.89
80.01-85.00	5	2,490,037.36	1.28	5.734	755	81.78
85.01-90.00	6	2,577,544.66	1.32	6.130	761	89.09
90.01-95.00	4	1,421,730.82	0.73	5.742	749	91.71
95.01-96.12	1	439,238.89	0.23	5.375	788	96.12
Total	362	$194,551,780.69	100.00%	5.890%	742	68.23%
___________________
(1)	The values used in calculating the above were obtained in connection with the origination of the Group 1 Mortgage Loans and do not reflect current values.
(2)
The weighted average loan-to-value ratio at origination of the Group 1 Mortgage Loans was approximately 68.23%.  No Group 1 Mortgage Loan had a loan-to-value ratio at origination greater than approximately 96.12% or less than approximately 8.91%.

Combined Loan-to-Value Ratios of the Group 1 Mortgage Loans at Origination(1)(2)

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
8.91-10.00	1	$1,381,000.00	0.71%	6.750%	722	8.91%
20.01-30.00	4	2,219,137.69	1.14	5.804	777	28.40
30.01-40.00	8	3,646,769.26	1.87	5.493	734	33.74
40.01-50.00	24	13,257,626.40	6.81	5.845	732	46.05
50.01-60.00	41	22,152,805.01	11.39	5.907	756	55.33
60.01-70.00	71	37,568,140.35	19.31	5.849	745	64.41
70.01-75.00	49	26,932,509.38	13.84	5.876	743	73.19
75.01-80.00	122	66,088,566.61	33.97	5.896	740	77.70
80.01-85.00	6	3,190,896.31	1.64	6.108	723	80.22
85.01-90.00	22	11,348,407.31	5.83	6.009	736	80.10
90.01-95.00	9	4,253,530.79	2.19	6.013	724	83.90
95.01-100.00	2	1,023,348.14	0.53	5.375	775	84.15
100.01-108.09	3	1,489,043.44	0.77	5.913	735	70.17
Total	362	$194,551,780.69	100.00%	5.890%	742	68.23%
___________________
(1)	The values used in calculating the above were obtained in connection with the origination of the Group 1 Mortgage Loans and do not reflect current values.
(2)	The weighted average combined loan-to-value ratio at origination of the Group 1 Mortgage Loans was approximately 70.02%.

Occupancy Status of the Group 1 Mortgage Loans(1)

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Investor	1	$48,294.82	0.02%	10.000%	N/A	94.44%
Primary	347	185,654,073.70	95.43	5.878	742	68.13
Second Home	14	8,849,412.17	4.55	6.118	744	70.03
Total	362	$194,551,780.69	100.00%	5.890%	742	68.23%
___________________
 (1)                   The occupancy status of a mortgaged property is as represented by the mortgagor in its loan application.

Mortgaged Property Types of the Group 1 Mortgage Loans

Mortgage Property	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Single Family	296	$158,998,430.50	81.73%	5.838%	741	67.18%
PUD	28	13,597,848.44	6.99	5.900	741	71.97
Detached PUD	15	10,301,089.69	5.29	6.392	752	70.99
Condominium	16	8,119,767.07	4.17	6.325	734	74.97
Two to Four Family	6	3,159,953.19	1.62	5.766	752	77.51
Rowhouse	1	374,691.80	0.19	5.375	794	76.90
Total	362	$194,551,780.69	100.00%	5.890%	742	68.23%

Loan Purpose of the Group 1 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Construction	1	$520,749.58	0.27%	6.250%	780	76.81%
Purchase	150	80,102,390.23	41.17	5.885	749	73.76
Cash Out Refinance	112	61,190,430.61	31.45	5.947	729	65.48
Rate/Term Refinance	99	52,738,210.27	27.11	5.826	745	62.92
Total	362	$194,551,780.69	100.00%	5.890%	742	68.23%

Documentation Types of the Group 1 Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
No Income-No Assets	5	$1,748,650.52	0.90%	6.114%	736	61.88%
Stated Income-No Assets	7	4,356,475.86	2.24	5.811	754	61.62
Stated Income-Stated Assets	23	11,411,395.13	5.87	6.539	716	67.16
Stated Income-Verified Assets	10	8,163,036.82	4.20	6.364	743	52.25
Verified Income-No Assets	87	45,481,401.68	23.38	5.544	741	64.24
Verified Income-Verified Assets	230	123,390,820.68	63.42	5.925	744	71.17
Total	362	$194,551,780.69	100.00%	5.890%	742	68.23%

Geographic Distribution of the Mortgaged Properties on the Group 1 Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
New Jersey	259	$131,484,896.44	67.58%	5.673%	746	67.58%
Florida	36	23,257,996.87	11.95	6.344	736	65.29
Texas	25	14,739,762.05	7.58	6.348	748	73.86
California	8	5,622,982.68	2.89	6.323	732	69.74
Maryland	9	4,603,734.32	2.37	6.412	688	68.17
Illinois	4	2,817,323.97	1.45	6.574	751	64.95
Georgia	2	2,097,170.73	1.08	6.398	737	74.57
Pennsylvania	4	1,904,592.16	0.98	5.719	746	72.23
Virginia	4	1,548,686.04	0.80	6.257	715	74.34
Arizona	2	1,510,514.22	0.78	6.456	719	74.58
North Carolina	2	1,205,453.83	0.62	6.121	755	73.44
Hawaii	2	1,169,125.10	0.60	6.854	679	71.04
District of Columbia	2	1,034,480.65	0.53	6.177	739	69.90
Tennessee	1	615,000.00	0.32	6.375	658	80.00
Arkansas	1	508,907.93	0.26	6.125	769	80.01
Massachusetts	1	431,153.70	0.22	6.225	734	82.81
Total	362	$194,551,780.69	100.00%	5.890%	742	68.23%

Original Interest Only Terms of the Group 1 Mortgage Loans

Original IO Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
None	340	$177,366,338.56	91.17%	5.838%	743	68.50%
120	22	17,185,442.13	8.83	6.427	728	65.37
Total	362	$194,551,780.69	100.00%	5.890%	742	68.23%

Original Credit Scores of the Group 1 Mortgage Loans(1)(2)

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
N/A	3	$542,245.70	0.28%	6.241%	N/A	61.15%
579-580	1	211,564.26	0.11	4.750	579	39.32
581-600	3	1,401,528.87	0.72	5.556	596	73.59
601-620	5	2,402,001.59	1.23	5.614	610	65.23
621-640	9	4,194,916.35	2.16	5.997	634	71.64
641-660	10	6,082,135.55	3.13	6.038	655	73.80
661-680	14	6,872,500.74	3.53	6.240	674	66.78
681-700	25	14,899,133.70	7.66	6.048	691	68.10
701-720	42	22,944,298.09	11.79	5.974	710	70.06
721-740	34	18,087,728.07	9.30	5.801	729	67.55
741-760	55	29,190,629.67	15.00	5.841	751	67.54
761-780	86	46,913,043.84	24.11	5.849	772	68.29
781-800	61	33,112,360.34	17.02	5.804	789	66.79
801-815	14	7,697,693.92	3.96	6.008	807	69.25
Total	362	$194,551,780.69	100.00%	5.890%	742	68.23%
___________________
(1)	The credit scores above were obtained in connection with the origination of the Group 1 Mortgage Loans and do not reflect current credit scores.
(2)
The weighted average credit score of the Group 1 Mortgage Loans for which credit scores were available was approximately 742.  The “Weighted Average FICO” column heading refers to the weighted average credit score of only the Group 1 Mortgage Loans for which credit scores were available.

PMI Status of the Group 1 Mortgage Loans

PMI Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Curltv<=80	353	$190,723,686.45	98.03%	5.887%	742	67.80%
Gemico	2	957,214.24	0.49	6.032	789	89.93
Lender Paid MI	2	583,016.51	0.30	6.655	737	84.43
PMI	2	984,060.18	0.51	5.679	736	91.89
RMIC	2	823,496.09	0.42	5.836	779	90.44
United Guaranty	1	480,307.22	0.25	6.250	741	86.65
Total	362	$194,551,780.69	100.00%	5.890%	742	68.23%

Original Prepayment Penalty Term of the Group 1 Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
No PPP	362	$194,551,780.69	100.00%	5.890%	742	68.23%
Total	362	$194,551,780.69	100.00%	5.890%	742	68.23%

Prepayment Penalty Description of the Group 1 Mortgage Loans

Prepayment Penalty Description	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
No PPP	362	$194,551,780.69	100.00%	5.890%	742	68.23%
Total	362	$194,551,780.69	100.00%	5.890%	742	68.23%

Originators of the Group 1 Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
National City	52	$27,766,064.02	14.27%	6.397%	722	71.51%
PennFed	263	132,846,360.69	68.28	5.672	746	67.69
SunTrust	47	33,939,355.98	17.44	6.328	743	67.63
Total	362	$194,551,780.69	100.00%	5.890%	742	68.23%

Servicers of the Group 1 Mortgage Loans

Servicer	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
National City	52	$27,766,064.02	14.27%	6.397%	722	71.51%
Wells Fargo	263	132,846,360.69	68.28	5.672	746	67.69
SunTrust	47	33,939,355.98	17.44	6.328	743	67.63
Total	362	$194,551,780.69	100.00%	5.890%	742	68.23%

Historical Delinquency of the Group 1 Mortgage Loans as of May 1, 2008

Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
1 X 30	25	$14,130,810.29	7.26%	5.911%	723	70.89%
1 X 60	2	1,016,924.45	0.52	5.424	717	72.01
2 X 30	2	909,469.88	0.47	5.547	613	73.84
2 X 60	1	263,316.78	0.14	6.500	668	66.25
5 X 90	1	135,678.82	0.07	6.125	670	70.00
Foreclosure	1	425,621.49	0.22	6.250	674	80.00
No Delinquency	330	177,669,958.98	91.32	5.890	744	67.94
Total	362	$194,551,780.69	100.00%	5.890%	742	68.23%

Some of the delinquencies shown in the table above are due to servicing transfer issues rather than borrower payment behavior.

GROUP 2 MORTGAGE LOANS

Principal Balances of the Group 2 Mortgage Loans at Origination

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
72,000.00-75,000.00	2	$104,844.84	0.02%	7.680%	752	79.66%
75,000.01-100,000.00	3	272,043.62	0.05	6.879	718	86.29
100,000.01-125,000.00	18	1,954,748.11	0.32	7.445	708	78.93
125,000.01-150,000.00	15	2,085,011.29	0.35	6.841	716	76.79
150,000.01-175,000.00	25	4,022,468.44	0.67	6.820	709	82.10
175,000.01-200,000.00	19	3,482,092.90	0.58	6.866	742	80.23
200,000.01-225,000.00	31	6,639,771.38	1.10	6.579	725	79.69
225,000.01-250,000.00	20	4,774,995.09	0.79	6.560	734	85.62
250,000.01-275,000.00	27	7,110,078.34	1.18	6.610	726	84.75
275,000.01-300,000.00	22	6,356,611.27	1.05	6.599	724	82.62
300,000.01-333,700.00	32	10,232,042.14	1.70	6.614	724	84.05
333,700.01-350,000.00	11	3,775,697.61	0.63	6.436	716	78.81
350,000.01-400,000.00	35	13,069,976.42	2.17	6.480	727	83.66
400,000.01-500,000.00	285	129,585,623.81	21.48	6.248	737	78.17
500,000.01-600,000.00	256	138,605,854.02	22.98	6.181	736	77.74
600,000.01-700,000.00	129	81,174,656.94	13.46	6.211	739	75.72
700,000.01-800,000.00	61	44,936,358.78	7.45	6.275	736	73.08
800,000.01-900,000.00	37	31,143,209.58	5.16	6.102	738	73.01
900,000.01-1,000,000.00	45	43,820,600.32	7.26	6.093	748	71.52
1,000,000.01-1,500,000.00	41	50,436,172.07	8.36	6.138	749	67.28
1,500,000.01-2,000,000.00	5	8,627,300.00	1.43	6.299	711	71.17
2,000,000.01-2,500,000.00	2	4,456,982.08	0.74	6.456	762	75.00
2,500,000.01-3,000,000.00	1	2,817,181.50	0.47	6.000	763	59.98
3,500,000.01-3,803,000.00	1	3,803,000.00	0.63	6.875	702	76.06
Total	1,123	$603,287,320.55	100.00%	6.247%	737	75.94%

The average principal balance of the Group 2 Mortgage Loans at origination was approximately $544,050.  No Group 2 Mortgage Loan had a principal balance at origination of greater than approximately $3,803,000 or less than approximately $72,000.

Principal Balances of the Group 2 Mortgage Loans as of May 1, 2008

Current Mortgage Loan Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
33,501.17-50,000.00	3	$126,732.03	0.02%	6.370%	791	78.51%
50,000.01-75,000.00	1	71,343.67	0.01	8.000	752	80.00
75,000.01-100,000.00	4	364,456.94	0.06	6.751	740	81.09
100,000.01-125,000.00	17	1,862,334.79	0.31	7.498	703	79.59
125,000.01-150,000.00	15	2,085,011.29	0.35	6.841	716	76.79
150,000.01-175,000.00	26	4,173,168.44	0.69	6.804	711	82.03
175,000.01-200,000.00	22	4,102,567.40	0.68	6.765	745	78.40
200,000.01-225,000.00	29	6,247,796.88	1.04	6.604	723	80.85
225,000.01-250,000.00	21	5,024,420.21	0.83	6.557	735	85.16
250,000.01-275,000.00	27	7,118,655.74	1.18	6.592	727	84.62
275,000.01-300,000.00	25	7,244,858.15	1.20	6.597	724	80.06
300,000.01-333,700.00	33	10,571,551.84	1.75	6.562	725	83.63
333,700.01-350,000.00	11	3,775,697.61	0.63	6.436	716	78.81
350,000.01-400,000.00	40	14,952,276.99	2.48	6.361	732	82.68
400,000.01-500,000.00	288	131,646,492.58	21.82	6.240	736	78.29
500,000.01-600,000.00	249	136,656,807.15	22.65	6.198	737	77.50
600,000.01-700,000.00	124	80,110,953.64	13.28	6.203	738	75.88
700,000.01-800,000.00	57	42,627,749.65	7.07	6.288	736	73.13
800,000.01-900,000.00	36	30,563,209.58	5.07	6.103	736	73.19
900,000.01-1,000,000.00	45	43,820,600.32	7.26	6.093	748	71.52
1,000,000.01-1,500,000.00	41	50,436,172.07	8.36	6.138	749	67.28
1,500,000.01-2,000,000.00	5	8,627,300.00	1.43	6.299	711	71.17
2,000,000.01-2,500,000.00	2	4,456,982.08	0.74	6.456	762	75.00
2,500,000.01-3,000,000.00	1	2,817,181.50	0.47	6.000	763	59.98
3,500,000.01-3,803,000.00	1	3,803,000.00	0.63	6.875	702	76.06
Total	1,123	$603,287,320.55	100.00%	6.247%	737	75.94%
The average principal balance of the Group 2 Mortgage Loans as of May 1, 2008 was approximately $537,210.  No Group 2 Mortgage Loan had a principal balance as of May 1, 2008 of greater than  approximately $3,803,000 or less than approximately $33,501.

Mortgage Rates of the Group 2 Mortgage Loans as of May 1, 2008

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
3.875-3.999	1	$519,992.00	0.09%	3.875%	702	80.00%
4.000-4.499	2	1,126,029.02	0.19	4.329	721	46.04
4.500-4.999	21	11,837,892.19	1.96	4.753	735	67.71
5.000-5.499	44	24,681,539.92	4.09	5.196	737	73.55
5.500-5.999	226	134,938,499.28	22.37	5.761	742	72.68
6.000-6.499	361	208,403,691.01	34.54	6.198	742	74.65
6.500-6.999	338	172,306,646.30	28.56	6.665	733	78.52
7.000-7.499	87	37,092,861.31	6.15	7.113	722	84.54
7.500-7.999	29	10,347,366.33	1.72	7.646	713	87.81
8.000-8.499	10	1,573,611.31	0.26	8.148	713	83.72
8.500-8.625	4	459,191.88	0.08	8.533	670	77.37
Total	1,123	$603,287,320.55	100.00%	6.247%	737	75.94%

The Group 2 Mortgage Loans had mortgage rates as of May 1, 2008 ranging from approximately 3.875%  per annum to approximately 8.625% per annum, and the weighted average mortgage rate as of May 1, 2008 was approximately 6.247% per annum.

Original Term to Maturity of the Group 2 Mortgage Loans

Original Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
350-360	1,123	$603,287,320.55	100.00%	6.247%	737	75.94%
Total	1,123	$603,287,320.55	100.00%	6.247%	737	75.94%

The weighted average original term for the Group 2 Mortgage Loans is approximately 360 months.

Remaining Term of the Group 2 Mortgage Loans as of May 1, 2008

Remaining Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
87-240	2	$429,307.96	0.07%	5.848%	756	85.64%
241-300	3	1,312,453.57	0.22	7.146	718	54.02
301-351	1,118	601,545,559.02	99.71	6.245	737	75.98
Total	1,123	$603,287,320.55	100.00%	6.247%	737	75.94%

The remaining terms of the Group 2 Mortgage Loans as of May 1, 2008 range from approximately 87 months to 351 months.  The weighted average remaining term of the Group 2 Mortgage Loans was approximately 348 months as of May 1, 2008.

Loan-to-Value Ratios of the Group 2 Mortgage Loans at Origination(1)(2)

Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
16.35-20.00	1	$531,369.89	0.09%	5.875%	769	16.35%
20.01-25.00	1	1,200,000.00	0.20	6.125	799	24.49
25.01-30.00	1	750,000.00	0.12	6.125	629	28.57
30.01-35.00	2	1,581,588.87	0.26	5.791	793	33.05
35.01-40.00	10	6,447,147.95	1.07	5.797	766	38.97
40.01-45.00	13	8,239,755.97	1.37	5.824	760	42.64
45.01-50.00	14	7,815,045.77	1.30	5.752	732	48.16
50.01-55.00	15	8,480,123.42	1.41	5.862	752	53.36
55.01-60.00	31	18,896,211.17	3.13	6.061	752	58.51
60.01-65.00	44	30,819,109.59	5.11	6.235	729	63.37
65.01-70.00	64	38,924,329.82	6.45	6.152	739	68.70
70.01-75.00	116	76,046,968.69	12.61	6.275	744	73.50
75.01-80.00	658	348,940,450.78	57.84	6.219	735	79.49
80.01-85.00	4	1,497,746.14	0.25	6.547	731	84.30
85.01-90.00	42	15,208,153.93	2.52	6.512	721	89.03
90.01-95.00	30	10,218,503.49	1.69	6.765	712	94.64
95.01-100.00	77	27,690,815.07	4.59	6.968	738	99.86
Total	1,123	$603,287,320.55	100.00%	6.247%	737	75.94%
___________________
(1)	The values used in calculating the above were obtained in connection with the origination of the Group 2 Mortgage Loans and do not reflect current values.
(2)
The weighted average loan-to-value ratio at origination of the Group 2 Mortgage Loans was approximately 75.94%.  No Group 2 Mortgage Loan had a loan-to-value ratio at origination greater than approximately 100.00% or less than approximately 16.35%.

Combined Loan-to-Value Ratios of the Group 2 Mortgage Loans at Origination(1)(2)

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
16.35-20.00	1	$531,369.89	0.09%	5.875%	769	16.35%
20.01-30.00	2	1,950,000.00	0.32	6.125	734	26.06
30.01-40.00	12	8,028,736.82	1.33	5.796	771	37.80
40.01-50.00	22	13,986,137.68	2.32	5.759	748	45.09
50.01-60.00	41	24,284,591.64	4.03	5.993	754	56.43
60.01-70.00	82	56,842,963.31	9.42	6.142	740	65.76
70.01-75.00	88	55,167,264.80	9.14	6.255	746	72.61
75.01-80.00	268	158,584,244.55	26.29	6.185	738	78.68
80.01-85.00	29	15,099,648.56	2.50	6.214	727	76.80
85.01-90.00	211	111,514,745.85	18.48	6.272	732	79.80
90.01-95.00	143	67,607,344.04	11.21	6.345	732	81.12
95.01-100.00	224	89,690,273.41	14.87	6.510	730	85.72
Total	1,123	$603,287,320.55	100.00%	6.247%	737	75.94%
___________________
(1)	The values used in calculating the above were obtained in connection with the origination of the Group 2 Mortgage Loans and do not reflect current values.
(2)	The weighted average combined loan-to-value ratio at origination of the Group 2 Mortgage Loans was approximately 81.71%.

Occupancy Status of the Group 2 Mortgage Loans(1)

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Investor	21	$6,209,632.25	1.03%	7.028%	720	75.12%
Primary	1,020	554,844,904.99	91.97	6.228	736	75.99
Second Home	82	42,232,783.31	7.00	6.376	748	75.49
Total	1,123	$603,287,320.55	100.00%	6.247%	737	75.94%
___________________
 (1)                   The occupancy status of a mortgaged property is as represented by the mortgagor in its loan application.

Mortgaged Property Types of the Group 2 Mortgage Loans

Mortgage Property	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Single Family	589	$332,863,737.22	55.17%	6.280%	737	75.24%
PUD	366	195,667,541.88	32.43	6.201	735	76.59
Condominium	147	65,412,170.00	10.84	6.206	741	78.76
Coop	9	5,159,795.23	0.86	5.983	774	57.50
Two to Four Family	12	4,184,076.22	0.69	6.695	719	80.83
Total	1,123	$603,287,320.55	100.00%	6.247%	737	75.94%

Loan Purpose of the Group 2 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Construction	5	$2,891,071.17	0.48%	6.447%	785	74.78%
Construction to Permanent	2	1,241,873.49	0.21	6.609	757	75.16
Purchase	647	327,678,370.82	54.32	6.238	740	78.91
Cash Out Refinance	178	104,622,005.27	17.34	6.244	728	69.70
Rate/Term Refinance	291	166,853,999.80	27.66	6.261	736	74.05
Total	1,123	$603,287,320.55	100.00%	6.247%	737	75.94%

Documentation Types of the Group 2 Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
No Income-No Assets	6	$909,085.56	0.15%	7.942%	743	82.26%
No Income-Verified Assets	31	9,334,725.35	1.55	6.315	730	75.68
Stated Income-No Assets	2	1,199,380.40	0.20	5.566	746	57.42
Stated Income-Stated Assets	264	154,342,697.92	25.58	6.215	749	74.32
Stated Income-Verified Assets	347	173,927,450.16	28.83	6.425	733	77.89
Verified Income-No Assets	8	4,631,162.48	0.77	5.252	739	65.88
Verified Income-Verified Assets	465	258,942,818.68	42.92	6.159	732	75.85
Total	1,123	$603,287,320.55	100.00%	6.247%	737	75.94%

Geographic Distribution of the Mortgaged Properties on the Group 2 Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
California	425	$240,678,460.62	39.89%	6.207%	740	76.08%
Florida	140	68,689,580.82	11.39	6.485	730	79.00
New Jersey	74	43,866,028.10	7.27	5.759	740	67.87
Georgia	67	31,507,509.38	5.22	6.505	735	78.13
New York	32	22,323,238.37	3.70	6.367	750	70.49
Illinois	44	22,101,899.88	3.66	6.368	737	77.12
Washington	42	20,254,609.73	3.36	6.325	735	76.97
Arizona	38	17,777,323.24	2.95	6.332	729	73.41
North Carolina	31	16,530,143.12	2.74	6.272	745	81.03
Virginia	32	15,813,497.33	2.62	6.095	727	77.26
Maryland	31	15,727,406.67	2.61	6.015	726	78.11
Nevada	29	14,434,877.54	2.39	6.246	732	79.25
Colorado	17	8,634,268.23	1.43	6.468	746	76.40
Connecticut	15	8,339,041.15	1.38	6.285	729	72.99
Utah	13	8,131,377.81	1.35	6.495	737	78.97
Oregon	15	7,073,172.89	1.17	6.325	738	76.92
Massachusetts	10	5,941,457.47	0.98	6.273	719	77.31
Texas	8	5,068,858.97	0.84	6.182	741	74.78
Michigan	10	3,573,822.70	0.59	6.554	742	79.71
Pennsylvania	8	3,026,718.38	0.50	5.680	732	79.47
Tennessee	4	2,734,688.74	0.45	5.551	760	75.02
Hawaii	4	2,710,626.41	0.45	6.106	723	74.76
District of Columbia	5	2,341,699.67	0.39	6.356	711	79.71
Minnesota	6	2,126,272.70	0.35	6.186	738	80.72
Alabama	2	1,800,800.00	0.30	6.056	737	76.80
Kentucky	1	1,800,000.00	0.30	6.375	717	75.00
Idaho	3	1,786,223.19	0.30	6.259	768	42.71
Maine	1	1,250,000.00	0.21	6.125	740	63.13
Missouri	2	1,219,724.48	0.20	6.539	702	73.54
Oklahoma	2	1,161,174.34	0.19	6.875	766	77.45
South Carolina	3	1,100,255.12	0.18	6.127	714	76.24
Wyoming	2	1,068,000.00	0.18	6.122	750	80.00
Delaware	1	662,903.17	0.11	6.375	755	70.00
Montana	1	615,000.00	0.10	6.375	711	49.20
Ohio	2	592,413.32	0.10	7.008	737	94.66
Wisconsin	1	466,000.00	0.08	7.000	721	69.92
Louisiana	1	248,250.00	0.04	6.750	779	100.00
Indiana	1	109,997.01	0.02	7.140	783	100.00
Total	1,123	$603,287,320.55	100.00%	6.247%	737	75.94%

Original Interest Only Terms of the Group 2 Mortgage Loans

Original IO Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
None	143	$79,911,981.99	13.25%	5.918%	746	69.28%
60	104	60,964,943.13	10.11	6.152	735	75.40
120	876	462,410,395.43	76.65	6.316	736	77.17
Total	1,123	$603,287,320.55	100.00%	6.247%	737	75.94%

Original Credit Scores of the Group 2 Mortgage Loans(1)(2)

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
N/A	1	$33,501.17	0.01%	7.000%	N/A	78.95%
622-640	4	1,787,038.21	0.30	5.580	629	49.01
641-660	27	10,765,322.53	1.78	6.533	653	77.62
661-680	71	30,882,322.46	5.12	6.353	671	77.35
681-700	152	76,507,827.47	12.68	6.336	690	77.93
701-720	187	102,257,683.56	16.95	6.307	710	78.10
721-740	179	95,866,532.94	15.89	6.217	730	75.70
741-760	145	82,232,283.97	13.63	6.216	751	76.50
761-780	179	103,044,659.20	17.08	6.248	770	74.91
781-800	138	77,597,164.78	12.86	6.109	790	73.63
801-816	40	22,312,984.26	3.70	6.151	807	70.43
Total	1,123	$603,287,320.55	100.00%	6.247%	737	75.94%
___________________
(1)	The credit scores above were obtained in connection with the origination of the Group 2 Mortgage Loans and do not reflect current credit scores.
(2)
The weighted average credit score of the Group 2 Mortgage Loans for which credit scores were available was approximately 737.  The “Weighted Average FICO” column heading refers to the weighted average credit score of only the Group 2 Mortgage Loans for which credit scores were available.

Next Adjustment Dates for the Group 2 Mortgage Loans as of May 1, 2008

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
June 2008	1	$418,554.86	0.07%	7.625%	768	54.93%
August 2008	1	410,387.65	0.07	4.250	690	40.00
September 2008	3	1,188,272.74	0.20	5.742	707	55.13
December 2008	1	443,187.70	0.07	6.000	720	80.00
February 2009	2	845,109.97	0.14	5.538	758	58.23
May 2009	1	395,806.79	0.07	5.750	756	86.21
July 2009	1	412,806.60	0.07	6.000	758	80.00
August 2009	2	1,024,069.44	0.17	5.326	757	74.75
September 2009	1	450,898.29	0.07	4.750	638	80.00
October 2009	2	975,406.03	0.16	5.242	681	80.00
December 2009	1	423,541.49	0.07	4.500	745	45.57
February 2010	1	539,947.19	0.09	6.000	779	80.00
March 2010	3	1,491,087.31	0.25	5.661	783	74.68
April 2010	1	412,535.92	0.07	4.875	764	76.32
May 2010	6	3,789,419.92	0.63	6.026	740	73.71
June 2010	4	2,405,920.34	0.40	4.806	766	65.23
July 2010	2	1,143,619.65	0.19	5.085	775	43.58
August 2010	1	861,005.09	0.14	4.875	730	52.94
October 2010	2	1,595,592.49	0.26	4.875	700	58.95
December 2010	1	320,077.36	0.05	5.375	755	70.42
January 2011	1	519,930.84	0.09	5.250	690	80.00
March 2011	2	634,714.52	0.11	5.366	680	65.38
April 2011	1	699,499.89	0.12	5.500	764	77.95
May 2011	1	923,090.63	0.15	5.375	795	33.93
July 2011	3	1,317,695.38	0.22	5.676	687	67.24
August 2011	1	683,894.10	0.11	5.750	781	42.97
September 2011	1	469,405.43	0.08	5.875	778	78.69
October 2011	1	493,794.49	0.08	5.875	682	90.00
November 2011	4	4,048,809.12	0.67	6.495	742	78.54
December 2011	1	438,548.66	0.07	5.875	666	70.00
February 2012	5	5,134,667.18	0.85	6.098	714	77.89
March 2012	6	4,746,203.91	0.79	6.253	749	79.58
April 2012	53	29,087,011.52	4.82	6.120	728	76.98
May 2012	144	76,210,303.53	12.63	6.359	733	77.96
June 2012	377	183,726,720.32	30.45	6.314	734	77.03
July 2012	249	151,957,232.70	25.19	6.173	741	74.29
August 2012	79	47,280,863.61	7.84	6.207	747	74.74
January 2013	1	482,956.05	0.08	5.250	663	80.00
April 2013	3	1,418,757.70	0.24	5.500	716	69.12
June 2013	1	859,951.00	0.14	5.875	703	54.77
September 2013	1	697,467.41	0.12	6.125	754	80.00
February 2014	1	170,300.00	0.03	6.500	748	80.00
March 2014	1	417,300.00	0.07	7.125	711	95.00
April 2014	11	4,095,926.02	0.68	6.546	750	73.83
May 2014	21	9,932,521.59	1.65	6.700	722	78.46
June 2014	35	14,485,957.38	2.40	6.608	742	80.90
May 2016	1	973,771.30	0.16	5.875	788	40.82
June 2016	2	825,757.20	0.14	6.000	795	70.72
July 2016	2	866,053.50	0.14	6.186	798	69.76
August 2016	1	495,568.28	0.08	6.625	802	80.00
September 2016	1	508,060.08	0.08	6.250	790	80.00
October 2016	2	1,432,948.20	0.24	6.325	783	73.12
April 2017	13	7,422,153.58	1.23	6.456	729	82.02
May 2017	22	12,979,770.83	2.15	6.253	744	78.86
June 2017	38	17,302,467.77	2.87	6.533	729	77.60
Total	1,123	$603,287,320.55	100.00%	6.247%	737	75.94%

The latest next rate adjustment date following May 1, 2008 on any Group 2 Mortgage Loan occurs in June 2017 and the weighted average next rate adjustment date for the Group 2 Mortgage Loans following May 1, 2008 is October 2012.

Gross Margins of the Group 2 Mortgage Loans as of May 1, 2008

Gross Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
2.000-2.000	1	$33,501.17	0.01%	7.000%	N/A	78.95%
2.001-2.500	981	541,654,847.07	89.78	6.251	737	75.66
2.501-3.000	126	57,458,022.20	9.52	6.123	740	76.93
3.001-3.375	15	4,140,950.11	0.69	7.384	731	99.01
Total	1,123	$603,287,320.55	100.00%	6.247%	737	75.94%

As of May 1, 2008, all of the Group 2 Mortgage Loans had gross margins ranging from approximately 2.000% per annum to approximately 3.375% per annum and the weighted average gross margin as of May 1, 2008 was approximately 2.311% per annum.

Maximum Mortgage Rates of the Group 2 Mortgage Loans as of May 1, 2008

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
8.875-8.999	1	$519,992.00	0.09%	3.875%	702	80.00%
9.000-9.499	1	410,387.65	0.07	4.250	690	40.00
9.500-9.999	21	11,837,892.19	1.96	4.753	735	67.71
10.000-10.499	45	25,354,949.80	4.20	5.191	736	72.58
10.500-10.999	197	117,923,693.45	19.55	5.770	740	72.23
11.000-11.499	311	177,397,066.65	29.41	6.193	742	74.76
11.500-11.999	309	159,135,385.14	26.38	6.580	735	77.38
12.000-12.499	118	60,476,519.78	10.02	6.682	730	78.92
12.500-12.999	58	30,657,922.22	5.08	6.791	739	84.40
13.000-13.499	35	13,568,435.60	2.25	6.769	713	84.87
13.500-13.999	13	4,319,771.71	0.72	7.621	690	87.80
14.000-14.499	9	1,192,611.31	0.20	8.155	714	78.52
14.500-14.999	4	459,191.88	0.08	8.533	670	77.37
15.000-15.250	1	33,501.17	0.01	7.000	N/A	78.95
Total	1,123	$603,287,320.55	100.00%	6.247%	737	75.94%

As of May 1, 2008, the Group 2 Mortgage Loans had lifetime maximum mortgage rates ranging from approximately 8.875% per annum to approximately 15.250% per annum, and the weighted average maximum mortgage rate as of May 1, 2008 was approximately 11.402% per annum.

Minimum Mortgage Rates of the Group 2 Mortgage Loans as of May 1, 2008

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
2.000-2.000	1	$33,501.17	0.01%	7.000%	N/A	78.95%
2.001-2.500	981	541,654,847.07	89.78	6.251	737	75.66
2.501-3.000	126	57,458,022.20	9.52	6.123	740	76.93
3.001-3.375	15	4,140,950.11	0.69	7.384	731	99.01
Total	1,123	$603,287,320.55	100.00%	6.247%	737	75.94%
As of May 1, 2008, the Group 2 Mortgage Loans had lifetime minimum mortgage rates ranging from approximately 2.000% per annum to approximately 3.375% per annum, and the weighted average minimum mortgage rate as of May 1, 2008 was approximately 2.311% per annum.

Initial Periodic Rate Caps of the Group 2 Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
2.000	64	$35,761,877.43	5.93%	5.587%	743	66.58%
5.000	1,007	551,707,046.90	91.45	6.274	737	76.49
5.125	5	1,527,353.14	0.25	6.875	688	87.35
5.250	2	227,838.25	0.04	6.750	693	78.10
5.375	2	1,012,431.23	0.17	6.625	694	81.83
5.500	2	549,450.00	0.09	6.500	682	87.58
5.625	2	996,475.28	0.17	6.375	745	73.21
5.875	1	387,550.00	0.06	6.125	787	89.09
6.000	35	10,532,598.32	1.75	6.937	714	76.21
6.125	1	173,700.00	0.03	6.875	673	90.00
6.375	2	411,000.00	0.07	5.625	673	69.63
Total	1,123	$603,287,320.55	100.00%	6.247%	737	75.94%

The weighted average initial periodic rate cap for the Group 2 Mortgage Loans is approximately 4.844% per annum.

Subsequent Periodic Rate Caps of the Group 2 Mortgage Loans as of May 1, 2008

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
1.000	2	$932,000.55	0.15%	6.183%	733	78.10%
2.000	1,072	590,787,751.67	97.93	6.230	738	75.82
5.000	7	1,802,311.05	0.30	7.323	686	93.76
5.125	5	1,527,353.14	0.25	6.875	688	87.35
5.250	2	227,838.25	0.04	6.750	693	78.10
5.375	2	1,012,431.23	0.17	6.625	694	81.83
5.500	2	549,450.00	0.09	6.500	682	87.58
5.625	2	996,475.28	0.17	6.375	745	73.21
5.875	1	387,550.00	0.06	6.125	787	89.09
6.000	25	4,479,459.38	0.74	7.701	703	76.91
6.125	1	173,700.00	0.03	6.875	673	90.00
6.375	2	411,000.00	0.07	5.625	673	69.63
Total	1,123	$603,287,320.55	100.00%	6.247%	737	75.94%

The weighted average periodic rate cap for the Group 2 Mortgage Loans is approximately 2.068% per annum as of May 1, 2008.

Index of the Group 2 Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
12-Month LIBOR	1,003	$552,032,709.30	91.50%	6.269%	738	76.43%
6-Month LIBOR	61	18,552,707.82	3.08	6.822	710	79.68
12-Month Treasury	59	32,701,903.43	5.42	5.551	740	65.63
Total	1,123	$603,287,320.55	100.00%	6.247%	737	75.94%

Rate Adjustment Frequency of the Group 2 Mortgage Loans

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Semi-Annually	61	$18,552,707.82	3.08%	6.822%	710	79.68%
Annually	1,062	584,734,612.73	96.92	6.229	738	75.82
Total	1,123	$603,287,320.55	100.00%	6.247%	737	75.94%

PMI Status of the Group 2 Mortgage Loans

PMI Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Curltv<=80	971	$549,067,908.71	91.01%	6.192%	738	74.01%
Gemico	11	3,855,157.78	0.64	6.776	687	92.81
Lender Paid MI	108	38,915,104.24	6.45	6.932	736	97.04
Mgic	11	4,468,804.55	0.74	6.383	714	90.76
No PMI	1	502,847.74	0.08	6.000	787	90.00
PMI	1	432,940.78	0.07	6.125	695	90.00
Radian	5	1,167,771.28	0.19	6.597	719	93.75
RMIC	2	968,794.49	0.16	6.365	731	89.81
Triad	11	3,156,440.10	0.52	6.516	704	91.33
United Guaranty	2	751,550.88	0.12	5.481	711	92.58
Total	1,123	$603,287,320.55	100.00%	6.247%	737	75.94%

Original Prepayment Penalty Term of the Group 2 Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
No PPP	959	$500,519,354.64	82.97%	6.265%	736	76.18%
12	119	74,195,596.17	12.30	6.166	743	74.44
36	29	18,302,730.97	3.03	6.157	740	76.02
60	16	10,269,638.77	1.70	6.090	738	75.20
Total	1,123	$603,287,320.55	100.00%	6.247%	737	75.94%

Prepayment Penalty Description of the Group 2 Mortgage Loans

Prepayment Penalty Description	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
No PPP	959	$500,519,354.64	82.97%	6.265%	736	76.18%
6 Months interest on 80%	163	101,707,965.91	16.86	6.156	742	74.84
2% on 100%	1	1,060,000.00	0.18	6.250	743	70.67
Total	1,123	$603,287,320.55	100.00%	6.247%	737	75.94%

Originators of the Group 2 Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
American Home Mortgage	423	$195,508,690.22	32.41%	6.454%	733	78.59%
Countrywide	451	277,985,151.39	46.08	6.138	741	74.48
GreenPoint	1	440,000.00	0.07	6.500	789	78.57
HomeBanc	167	83,730,942.76	13.88	6.457	734	79.66
PennFed	56	30,973,452.08	5.13	5.516	743	65.38
Taylor Bean	23	13,359,181.41	2.21	5.835	729	69.38
Wells Fargo	2	1,289,902.69	0.21	6.279	689	69.94
Total	1,123	$603,287,320.55	100.00%	6.247%	737	75.94%

Months to Next Adjustment Date of the Group 2 Mortgage Loans as of May 1, 2008

Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
1-6	5	$2,017,215.25	0.33%	5.829%	716	52.01%
7-12	4	1,684,104.46	0.28	5.709	748	70.53
13-18	6	2,863,180.36	0.47	5.304	713	78.12
19-24	12	6,656,531.83	1.10	5.773	755	72.81
25-30	9	6,006,137.57	1.00	4.888	745	57.68
31-36	6	3,097,313.24	0.51	5.380	743	61.82
37-42	10	7,013,598.52	1.16	6.184	734	73.77
43-48	209	115,616,734.80	19.16	6.281	732	77.75
49-54	705	382,964,816.63	63.48	6.245	738	75.66
55-60	4	1,901,713.75	0.32	5.437	703	71.88
61-66	2	1,557,418.41	0.26	5.987	726	66.07
67-72	34	14,616,047.61	2.42	6.666	730	77.65
73-78	35	14,485,957.38	2.40	6.608	742	80.90
91-96	1	973,771.30	0.16	5.875	788	40.82
97-102	8	4,128,387.26	0.68	6.258	792	73.61
103-108	35	20,401,924.41	3.38	6.327	739	80.01
109-109	38	17,302,467.77	2.87	6.533	729	77.60
Total	1,123	$603,287,320.55	100.00%	6.247%	737	75.94%

Servicers of the Group 2 Mortgage Loans

Servicer	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Countrywide	451	$277,985,151.39	46.08%	6.138%	741	74.48%
GreenPoint	1	440,000.00	0.07	6.500	789	78.57
Wells Fargo	671	324,862,169.16	53.85	6.339	734	77.19
Total	1,123	$603,287,320.55	100.00%	6.247%	737	75.94%

Historical Delinquency of the Group 2 Mortgage Loans as of May 1, 2008

Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
1 X 30	53	$29,173,129.58	4.84%	6.414%	727	72.29%
1 X 60	8	3,750,846.26	0.62	6.665	719	86.26
1 X 90	4	1,810,700.00	0.30	6.737	750	79.29
2 X 30	11	8,912,320.39	1.48	6.525	702	76.33
2 X 60	2	424,416.14	0.07	6.910	661	80.00
2 X 90	3	2,198,000.00	0.36	6.537	741	75.91
3 X 30	4	2,099,451.54	0.35	6.686	725	82.08
3 X 60	1	678,400.00	0.11	6.500	770	80.00
3 X 90	1	222,000.00	0.04	6.750	717	100.00
4 X 30	1	584,450.00	0.10	6.875	660	88.55
5 X 30	3	1,858,130.97	0.31	6.382	687	76.05
9 X 90	1	443,187.70	0.07	6.000	720	80.00
Foreclosure	12	5,376,524.10	0.89	6.666	715	78.27
No Delinquency	1,018	545,405,763.87	90.41	6.219	739	75.97
REO	1	350,000.00	0.06	7.125	723	70.00
Total	1,123	$603,287,320.55	100.00%	6.247%	737	75.94%

Some of the delinquencies shown in the table above are due to servicing transfer issues rather than borrower payment behavior.

GROUP 2-1 MORTGAGE LOANS

Principal Balances of the Group 2-1 Mortgage Loans at Origination

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
198,550.00-200,000.00	1	$198,399.84	3.51%	8.250%	734	79.99%
225,000.01-250,000.00	1	233,554.58	4.13	6.000	793	89.99
250,000.01-275,000.00	1	249,425.12	4.41	6.500	751	76.36
400,000.01-500,000.00	4	1,779,187.70	31.43	6.180	753	79.65
500,000.01-600,000.00	1	539,947.19	9.54	6.000	779	80.00
700,000.01-800,000.00	1	776,000.00	13.71	5.500	726	80.00
800,000.01-900,000.00	1	857,866.00	15.16	6.000	764	68.08
1,000,000.01-1,031,300.00	1	1,025,999.34	18.13	6.375	710	64.46
Total	11	$5,660,379.77	100.00%	6.157%	746	75.52%

The average principal balance of the Group 2-1 Mortgage Loans at origination was approximately $517,031.  No Group 2-1 Mortgage Loan had a principal balance at origination of greater than approximately $1,031,300 or less than approximately $198,550.

Principal Balances of the Group 2-1 Mortgage Loans as of May 1, 2008

Current Mortgage Loan Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
198,399.84-200,000.00	1	$198,399.84	3.51%	8.250%	734	79.99%
225,000.01-250,000.00	2	482,979.70	8.53	6.258	771	82.95
400,000.01-500,000.00	4	1,779,187.70	31.43	6.180	753	79.65
500,000.01-600,000.00	1	539,947.19	9.54	6.000	779	80.00
700,000.01-800,000.00	1	776,000.00	13.71	5.500	726	80.00
800,000.01-900,000.00	1	857,866.00	15.16	6.000	764	68.08
1,000,000.01-1,025,999.34	1	1,025,999.34	18.13	6.375	710	64.46
Total	11	$5,660,379.77	100.00%	6.157%	746	75.52%

The average principal balance of the Group 2-1 Mortgage Loans as of May 1, 2008 was approximately $514,580.  No Group 2-1 Mortgage Loan had a principal balance as of May 1, 2008 of greater than approximately $1,025,999 or less than approximately $198,400.

Mortgage Rates of the Group 2-1 Mortgage Loans as of May 1, 2008

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
5.500-5.999	2	$1,240,000.00	21.91%	5.594%	751	80.00%
6.000-6.499	5	3,100,554.81	54.78	6.124	745	72.31
6.500-6.999	3	1,121,425.12	19.81	6.500	749	78.63
8.000-8.250	1	198,399.84	3.51	8.250	734	79.99
Total	11	$5,660,379.77	100.00%	6.157%	746	75.52%

The Group 2-1 Mortgage Loans had mortgage rates as of May 1, 2008 ranging from approximately 5.500%  per annum to approximately 8.250% per annum, and the weighted average mortgage rate as of May 1, 2008 was approximately 6.157% per annum.

Original Term to Maturity of the Group 2-1 Mortgage Loans

Original Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
360-360	11	$5,660,379.77	100.00%	6.157%	746	75.52%
Total	11	$5,660,379.77	100.00%	6.157%	746	75.52%

The weighted average original term for the Group 2-1 Mortgage Loans is approximately 360 months.

 Remaining Term of the Group 2-1 Mortgage Loans as of May 1, 2008

Remaining Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
331-349	11	$5,660,379.77	100.00%	6.157%	746	75.52%
Total	11	$5,660,379.77	100.00%	6.157%	746	75.52%

The remaining terms of the Group 2-1 Mortgage Loans as of May 1, 2008 range from approximately 331 months to 349 months.  The weighted average remaining term of the Group 2-1 Mortgage Loans was approximately 346 months as of May 1, 2008.

Loan-to-Value Ratios of the Group 2-1 Mortgage Loans at Origination(1)(2)

Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
64.46-65.00	1	$1,025,999.34	18.13%	6.375%	710	64.46%
65.01-70.00	1	857,866.00	15.16	6.000	764	68.08
75.01-80.00	8	3,542,959.85	62.59	6.142	750	79.57
85.01-89.99	1	233,554.58	4.13	6.000	793	89.99
Total	11	$5,660,379.77	100.00%	6.157%	746	75.52%
___________________
(1)	The values used in calculating the above were obtained in connection with the origination of the Group 2-1 Mortgage Loans and do not reflect current values.
(2)
The weighted average loan-to-value ratio at origination of the Group 2-1 Mortgage Loans was approximately 75.52%.  No Group 2-1 Mortgage Loan had a loan-to-value ratio at origination greater than approximately 89.99% or less than approximately 64.46%.

Combined Loan-to-Value Ratios of the Group 2-1 Mortgage Loans at Origination(1)(2)

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
68.08-70.00	1	$857,866.00	15.16%	6.000%	764	68.08%
70.01-75.00	1	1,025,999.34	18.13	6.375	710	64.46
75.01-80.00	4	1,921,425.12	33.95	5.915	741	79.53
80.01-85.00	1	539,947.19	9.54	6.000	779	80.00
85.01-90.00	3	1,116,742.28	19.73	6.197	762	81.53
95.01-99.99	1	198,399.84	3.51	8.250	734	79.99
Total	11	$5,660,379.77	100.00%	6.157%	746	75.52%
___________________
(1)	The values used in calculating the above were obtained in connection with the origination of the Group 2-1 Mortgage Loans and do not reflect current values.
(2)	The weighted average combined loan-to-value ratio at origination of the Group 2-1 Mortgage Loans was approximately 78.95%.

Occupancy Status of the Group 2-1 Mortgage Loans(1)

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Investor	1	$432,000.00	7.63%	6.500%	707	80.00%
Primary	8	4,514,954.65	79.76	6.147	745	74.58
Second Home	2	713,425.12	12.60	6.012	778	78.73
Total	11	$5,660,379.77	100.00%	6.157%	746	75.52%
___________________
 (1)                               The occupancy status of a mortgaged property is as represented by the mortgagor in its loan application.

Mortgaged Property Types of the Group 2-1 Mortgage Loans

Mortgage Property	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Single Family	5	$3,327,812.53	58.79%	6.147%	757	71.95%
PUD	5	1,900,567.24	33.58	6.096	737	80.75
Condominium	1	432,000.00	7.63	6.500	707	80.00
Total	11	$5,660,379.77	100.00%	6.157%	746	75.52%

Loan Purpose of the Group 2-1 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Purchase	5	$1,771,142.12	31.29%	6.309%	747	81.32%
Cash Out Refinance	1	776,000.00	13.71	5.500	726	80.00
Rate/Term Refinance	5	3,113,237.65	55.00	6.234	751	71.10
Total	11	$5,660,379.77	100.00%	6.157%	746	75.52%

Documentation Types of the Group 2-1 Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
No Income-No Assets	1	$198,399.84	3.51%	8.250%	734	79.99%
No Income-Verified Assets	1	233,554.58	4.13	6.000	793	89.99
Stated Income-Verified Assets	8	4,796,425.35	84.74	6.047	748	74.22
Verified Income-Verified Assets	1	432,000.00	7.63	6.500	707	80.00
Total	11	$5,660,379.77	100.00%	6.157%	746	75.52%

Geographic Distribution of the Mortgaged Properties on the Group 2-1 Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Florida	4	$1,921,425.12	33.95%	5.915%	741	79.53%
Michigan	1	1,025,999.34	18.13	6.375	710	64.46
California	2	983,134.89	17.37	6.000	752	80.00
Texas	1	857,866.00	15.16	6.000	764	68.08
New Jersey	1	440,000.00	7.77	6.500	789	78.57
North Carolina	2	431,954.42	7.63	7.033	766	85.40
Total	11	$5,660,379.77	100.00%	6.157%	746	75.52%

Original Interest Only Terms of the Group 2-1 Mortgage Loans

Original IO Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
None	2	$692,612.82	12.24%	6.180%	731	78.69%
120	9	4,967,766.95	87.76	6.154	749	75.07
Total	11	$5,660,379.77	100.00%	6.157%	746	75.52%

Original Credit Scores of the Group 2-1 Mortgage Loans(1)(2)

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
707-720	3	$1,901,187.04	33.59%	6.316%	712	71.61%
721-740	2	974,399.84	17.21	6.060	728	80.00
741-760	1	249,425.12	4.41	6.500	751	76.36
761-780	2	1,397,813.19	24.69	6.000	770	72.68
781-793	3	1,137,554.58	20.10	6.091	791	81.50
Total	11	$5,660,379.77	100.00%	6.157%	746	75.52%
___________________
(1)	The credit scores above were obtained in connection with the origination of the Group 2-1 Mortgage Loans and do not reflect current credit scores.
(2)
The weighted average credit score of the Group 2-1 Mortgage Loans for which credit scores were available was approximately 746.  The “Weighted Average FICO” column heading refers to the weighted average credit score of only the Group 2-1 Mortgage Loans for which credit scores were available.

Next Adjustment Dates for the Group 2-1 Mortgage Loans as of May 1, 2008

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
December 2008	1	$443,187.70	7.83%	6.000%	720	80.00%
February 2010	1	539,947.19	9.54	6.000	779	80.00
March 2010	2	638,399.84	11.28	7.044	772	79.01
May 2010	6	3,789,419.92	66.95	6.026	740	73.71
June 2010	1	249,425.12	4.41	6.500	751	76.36
Total	11	$5,660,379.77	100.00%	6.157%	746	75.52%

The latest next rate adjustment date following May 1, 2008 on any Group 2-1 Mortgage Loan occurs in June 2010 and the weighted average next rate adjustment date for the Group 2-1 Mortgage Loans following May 1, 2008 is March 2010.

Gross Margins of the Group 2-1 Mortgage Loans as of May 1, 2008

Gross Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
2.250-2.500	10	$5,220,379.77	92.23%	6.128%	743	75.26%
2.501-2.750	1	440,000.00	7.77	6.500	789	78.57
Total	11	$5,660,379.77	100.00%	6.157%	746	75.52%

As of May 1, 2008, all of the Group 2-1 Mortgage Loans had gross margins ranging from approximately 2.250% per annum to approximately 2.750% per annum and the weighted average gross margin as of May 1, 2008 was approximately 2.289% per annum.

Maximum Mortgage Rates of the Group 2-1 Mortgage Loans as of May 1, 2008

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
11.500-11.999	2	$1,240,000.00	21.91%	5.594%	751	80.00%
12.000-12.499	4	2,867,000.23	50.65	6.134	741	70.87
12.500-12.999	3	1,121,425.12	19.81	6.500	749	78.63
13.000-13.499	1	233,554.58	4.13	6.000	793	89.99
14.000-14.250	1	198,399.84	3.51	8.250	734	79.99
Total	11	$5,660,379.77	100.00%	6.157%	746	75.52%
As of May 1, 2008, the Group 2-1 Mortgage Loans had lifetime maximum mortgage rates ranging from approximately 11.500% per annum to approximately 14.250% per annum, and the weighted average maximum mortgage rate as of May 1, 2008 was approximately 12.198% per annum.

Minimum Mortgage Rates of the Group 2-1 Mortgage Loans as of May 1, 2008

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
2.250-2.500	10	$5,220,379.77	92.23%	6.128%	743	75.26%
2.501-2.750	1	440,000.00	7.77	6.500	789	78.57
Total	11	$5,660,379.77	100.00%	6.157%	746	75.52%

As of May 1, 2008, the Group 2-1 Mortgage Loans had lifetime minimum mortgage rates ranging from approximately 2.250% per annum to approximately 2.750% per annum, and the weighted average minimum mortgage rate as of May 1, 2008 was approximately 2.289% per annum.

Initial Periodic Rate Caps of the Group 2-1 Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
2.000	8	$4,788,425.35	84.60%	6.046%	741	74.35%
5.000	1	440,000.00	7.77	6.500	789	78.57
6.000	2	431,954.42	7.63	7.033	766	85.40
Total	11	$5,660,379.77	100.00%	6.157%	746	75.52%

The weighted average initial periodic rate cap for the Group 2-1 Mortgage Loans is approximately 2.538% per annum.

Subsequent Periodic Rate Caps of the Group 2-1 Mortgage Loans as of May 1, 2008

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
1.000	1	$440,000.00	7.77%	6.500%	789	78.57%
2.000	8	4,788,425.35	84.60	6.046	741	74.35
6.000	2	431,954.42	7.63	7.033	766	85.40
Total	11	$5,660,379.77	100.00%	6.157%	746	75.52%

The weighted average periodic rate cap for the Group 2-1 Mortgage Loans is approximately 2.228% per annum as of May 1, 2008.

Index of the Group 2-1 Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
12-Month LIBOR	8	$4,788,425.35	84.60%	6.046%	741	74.35%
6-Month LIBOR	3	871,954.42	15.40	6.764	778	81.95
Total	11	$5,660,379.77	100.00%	6.157%	746	75.52%

Rate Adjustment Frequency of the Group 2-1 Mortgage Loans

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Semi-Annually	3	$871,954.42	15.40%	6.764%	778	81.95%
Annually	8	4,788,425.35	84.60	6.046	741	74.35
Total	11	$5,660,379.77	100.00%	6.157%	746	75.52%

PMI Status of the Group 2-1 Mortgage Loans

PMI Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Curltv<=80	10	$5,426,825.19	95.87%	6.164%	744	74.89%
Lender Paid MI	1	233,554.58	4.13	6.000	793	89.99
Total	11	$5,660,379.77	100.00%	6.157%	746	75.52%

Original Prepayment Penalty Term of the Group 2-1 Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
No PPP	11	$5,660,379.77	100.00%	6.157%	746	75.52%
Total	11	$5,660,379.77	100.00%	6.157%	746	75.52%

Prepayment Penalty Description of the Group 2-1 Mortgage Loans

Prepayment Penalty Description	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
No PPP	11	$5,660,379.77	100.00%	6.157%	746	75.52%
Total	11	$5,660,379.77	100.00%	6.157%	746	75.52%

Originators of the Group 2-1 Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
American Home Mortgage	5	$3,449,237.65	60.94%	6.035%	741	72.15%
Countrywide	1	443,187.70	7.83	6.000	720	80.00
GreenPoint	1	440,000.00	7.77	6.500	789	78.57
HomeBanc	4	1,327,954.42	23.46	6.411	756	81.76
Total	11	$5,660,379.77	100.00%	6.157%	746	75.52%

Months to Next Adjustment Date of the Group 2-1 Mortgage Loans as of May 1, 2008

Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
7-12	1	$443,187.70	7.83%	6.000%	720	80.00%
19-24	9	4,967,766.95	87.76	6.154	749	75.07
25-25	1	249,425.12	4.41	6.500	751	76.36
Total	11	$5,660,379.77	100.00%	6.157%	746	75.52%

Servicers of the Group 2-1 Mortgage Loans

Servicer	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Countrywide	1	$443,187.70	7.83%	6.000%	720	80.00%
GreenPoint	1	440,000.00	7.77	6.500	789	78.57
Wells Fargo	9	4,777,192.07	84.40	6.140	745	74.82
Total	11	$5,660,379.77	100.00%	6.157%	746	75.52%

Historical Delinquency of the Group 2-1 Mortgage Loans as of May 1, 2008

Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
1 X 60	1	$249,425.12	4.41%	6.500%	751	76.36%
9 X 90	1	443,187.70	7.83	6.000	720	80.00
Foreclosure	1	440,000.00	7.77	6.500	789	78.57
No Delinquency	8	4,527,766.95	79.99	6.120	745	74.74
Total	11	$5,660,379.77	100.00%	6.157%	746	75.52%

Some of the delinquencies shown in the table above are due to servicing transfer issues rather than borrower payment behavior.

GROUP 2-2 MORTGAGE LOANS

Principal Balances of the Group 2-2 Mortgage Loans at Origination

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
72,000.00-75,000.00	1	$71,343.67	0.01%	8.000%	752	80.00%
75,000.01-100,000.00	3	272,043.62	0.05	6.879	718	86.29
100,000.01-125,000.00	12	1,304,329.25	0.26	7.258	725	78.39
125,000.01-150,000.00	8	1,116,068.49	0.22	6.850	715	72.88
150,000.01-175,000.00	19	3,035,125.60	0.61	6.818	715	81.57
175,000.01-200,000.00	13	2,356,543.08	0.47	6.787	745	80.96
200,000.01-225,000.00	25	5,391,843.47	1.08	6.581	721	79.40
225,000.01-250,000.00	18	4,301,240.71	0.86	6.538	733	84.85
250,000.01-275,000.00	19	4,999,138.10	1.00	6.595	725	87.19
275,000.01-300,000.00	19	5,471,686.27	1.09	6.573	720	85.06
300,000.01-333,700.00	25	7,971,162.14	1.59	6.608	725	83.20
333,700.01-350,000.00	10	3,428,497.61	0.69	6.454	719	78.69
350,000.01-400,000.00	29	10,880,851.16	2.18	6.495	730	84.35
400,000.01-500,000.00	231	105,850,293.94	21.18	6.277	736	78.91
500,000.01-600,000.00	218	118,295,401.63	23.67	6.191	737	77.38
600,000.01-700,000.00	108	67,668,785.96	13.54	6.151	738	75.31
700,000.01-800,000.00	48	35,408,666.00	7.08	6.327	733	73.59
800,000.01-900,000.00	28	23,707,397.22	4.74	6.169	736	74.51
900,000.01-1,000,000.00	37	36,228,857.61	7.25	6.145	742	72.98
1,000,000.01-1,500,000.00	34	42,383,352.42	8.48	6.166	754	67.47
1,500,000.01-2,000,000.00	5	8,627,300.00	1.73	6.299	711	71.17
2,000,000.01-2,500,000.00	2	4,456,982.08	0.89	6.456	762	75.00
2,500,000.01-3,000,000.00	1	2,817,181.50	0.56	6.000	763	59.98
3,500,000.01-3,803,000.00	1	3,803,000.00	0.76	6.875	702	76.06
Total	914	$499,847,091.53	100.00%	6.257%	737	76.19%

The average principal balance of the Group 2-2 Mortgage Loans at origination was approximately $552,783.  No Group 2-2 Mortgage Loan had a principal balance at origination of greater than approximately $3,803,000 or less than approximately $72,000.

Principal Balances of the Group 2-2 Mortgage Loans as of May 1, 2008

Current Mortgage Loan Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
43,230.86-50,000.00	2	$93,230.86	0.02%	6.143%	791	78.35%
50,000.01-75,000.00	1	71,343.67	0.01	8.000	752	80.00
75,000.01-100,000.00	4	364,456.94	0.07	6.751	740	81.09
100,000.01-125,000.00	11	1,211,915.93	0.24	7.326	719	79.35
125,000.01-150,000.00	8	1,116,068.49	0.22	6.850	715	72.88
150,000.01-175,000.00	20	3,185,825.60	0.64	6.797	717	81.50
175,000.01-200,000.00	14	2,585,043.08	0.52	6.736	746	80.88
200,000.01-225,000.00	25	5,391,843.47	1.08	6.581	721	79.40
225,000.01-250,000.00	18	4,301,240.71	0.86	6.538	733	84.85
250,000.01-275,000.00	20	5,257,140.62	1.05	6.566	726	86.49
275,000.01-300,000.00	22	6,359,933.15	1.27	6.575	721	81.80
300,000.01-333,700.00	25	7,990,594.48	1.60	6.589	726	83.19
333,700.01-350,000.00	10	3,428,497.61	0.69	6.454	719	78.69
350,000.01-400,000.00	31	11,604,017.08	2.32	6.430	731	84.08
400,000.01-500,000.00	231	105,976,793.94	21.20	6.278	737	78.91
500,000.01-600,000.00	215	118,012,211.67	23.61	6.191	737	77.31
600,000.01-700,000.00	103	66,375,839.23	13.28	6.157	737	75.35
700,000.01-800,000.00	46	34,497,024.17	6.90	6.325	733	73.91
800,000.01-900,000.00	28	23,707,397.22	4.74	6.169	736	74.51
900,000.01-1,000,000.00	37	36,228,857.61	7.25	6.145	742	72.98
1,000,000.01-1,500,000.00	34	42,383,352.42	8.48	6.166	754	67.47
1,500,000.01-2,000,000.00	5	8,627,300.00	1.73	6.299	711	71.17
2,000,000.01-2,500,000.00	2	4,456,982.08	0.89	6.456	762	75.00
2,500,000.01-3,000,000.00	1	2,817,181.50	0.56	6.000	763	59.98
3,500,000.01-3,803,000.00	1	3,803,000.00	0.76	6.875	702	76.06
Total	914	$499,847,091.53	100.00%	6.257%	737	76.19%

The average principal balance of the Group 2-2 Mortgage Loans as of May 1, 2008 was approximately $546,879.  No Group 2-2 Mortgage Loan had a principal balance as of May 1, 2008 of greater than approximately $3,803,000 or less than approximately $43,231.

Mortgage Rates of the Group 2-2 Mortgage Loans as of May 1, 2008

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
3.875-3.999	1	$519,992.00	0.10%	3.875%	702	80.00%
4.500-4.999	7	3,324,109.91	0.67	4.824	745	79.86
5.000-5.499	34	19,262,052.50	3.85	5.188	735	76.06
5.500-5.999	200	118,711,557.08	23.75	5.764	741	73.04
6.000-6.499	298	175,571,274.76	35.12	6.197	741	74.34
6.500-6.999	278	145,041,738.38	29.02	6.666	732	78.67
7.000-7.499	72	30,913,948.26	6.18	7.114	722	83.84
7.500-7.999	16	5,246,188.70	1.05	7.675	725	91.00
8.000-8.499	5	900,518.67	0.18	8.159	720	88.46
8.500-8.625	3	355,711.27	0.07	8.542	672	73.70
Total	914	$499,847,091.53	100.00%	6.257%	737	76.19%

The Group 2-2 Mortgage Loans had mortgage rates as of May 1, 2008 ranging from approximately 3.875%  per annum to approximately 8.625% per annum, and the weighted average mortgage rate as of May 1, 2008 was approximately 6.257% per annum.

Original Term to Maturity of the Group 2-2 Mortgage Loans

Original Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
360-360	914	$499,847,091.53	100.00%	6.257%	737	76.19%
Total	914	$499,847,091.53	100.00%	6.257%	737	76.19%

The weighted average original term for the Group 2-2 Mortgage Loans is approximately 360 months.

Remaining Term of the Group 2-2 Mortgage Loans as of May 1, 2008

Remaining Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
342-351	914	$499,847,091.53	100.00%	6.257%	737	76.19%
Total	914	$499,847,091.53	100.00%	6.257%	737	76.19%

The remaining terms of the Group 2-2 Mortgage Loans as of May 1, 2008 range from approximately 342 months to 351 months.  The weighted average remaining term of the Group 2-2 Mortgage Loans was approximately 349 months as of May 1, 2008.

Loan-to-Value Ratios of the Group 2-2 Mortgage Loans at Origination(1)(2)

Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
16.35-20.00	1	$531,369.89	0.11%	5.875%	769	16.35%
20.01-25.00	1	1,200,000.00	0.24	6.125	799	24.49
25.01-30.00	1	750,000.00	0.15	6.125	629	28.57
30.01-35.00	1	658,498.24	0.13	6.375	791	31.82
35.01-40.00	7	5,073,681.74	1.02	6.012	772	38.98
40.01-45.00	8	4,745,463.34	0.95	6.120	756	42.54
45.01-50.00	9	5,012,072.72	1.00	6.167	732	48.77
50.01-55.00	10	4,808,572.40	0.96	5.967	763	53.10
55.01-60.00	26	17,060,543.23	3.41	6.079	751	58.43
60.01-65.00	30	21,390,472.07	4.28	6.120	729	63.55
65.01-70.00	53	33,595,099.08	6.72	6.117	741	68.73
70.01-75.00	100	68,900,966.46	13.78	6.302	743	73.55
75.01-80.00	553	296,110,011.65	59.24	6.225	734	79.46
80.01-85.00	3	1,353,246.14	0.27	6.525	738	84.33
85.01-90.00	27	9,403,144.78	1.88	6.605	718	89.01
90.01-95.00	22	7,024,900.40	1.41	6.685	713	94.81
95.01-100.00	62	22,229,049.39	4.45	6.925	744	99.96
Total	914	$499,847,091.53	100.00%	6.257%	737	76.19%
___________________
(1)	The values used in calculating the above were obtained in connection with the origination of the Group 2-2 Mortgage Loans and do not reflect current values.
(2)
The weighted average loan-to-value ratio at origination of the Group 2-2 Mortgage Loans was approximately 76.19%.  No Group 2-2 Mortgage Loan had a loan-to-value ratio at origination greater than approximately 100.00% or less than approximately 16.35%.

Combined Loan-to-Value Ratios of the Group 2-2 Mortgage Loans at Origination(1)(2)

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
16.35-20.00	1	$531,369.89	0.11%	5.875%	769	16.35%
20.01-30.00	2	1,950,000.00	0.39	6.125	734	26.06
30.01-40.00	8	5,732,179.98	1.15	6.053	774	38.15
40.01-50.00	13	7,949,275.76	1.59	6.179	746	45.57
50.01-60.00	32	19,150,359.08	3.83	6.053	758	56.74
60.01-70.00	64	45,512,440.14	9.11	6.050	742	66.03
70.01-75.00	75	48,827,944.78	9.77	6.242	747	72.74
75.01-80.00	211	128,040,698.82	25.62	6.196	737	78.51
80.01-85.00	23	12,938,990.52	2.59	6.207	731	76.97
85.01-90.00	173	93,594,524.17	18.72	6.285	732	79.33
90.01-95.00	121	57,740,336.26	11.55	6.370	731	81.01
95.01-100.00	191	77,878,972.13	15.58	6.461	730	85.34
Total	914	$499,847,091.53	100.00%	6.257%	737	76.19%
___________________
(1)	The values used in calculating the above were obtained in connection with the origination of the Group 2-2 Mortgage Loans and do not reflect current values.
(2)	The weighted average combined loan-to-value ratio at origination of the Group 2-2 Mortgage Loans was approximately 82.32%.

Occupancy Status of the Group 2-2 Mortgage Loans(1)

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Investor	15	$5,010,448.51	1.00%	7.031%	723	74.36%
Primary	851	466,545,136.52	93.34	6.242	736	76.16
Second Home	48	28,291,506.50	5.66	6.377	750	77.00
Total	914	$499,847,091.53	100.00%	6.257%	737	76.19%
___________________
 (1)                               The occupancy status of a mortgaged property is as represented by the mortgagor in its loan application.

Mortgaged Property Types of the Group 2-2 Mortgage Loans

Mortgage Property	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Single Family	473	$270,089,301.44	54.03%	6.317%	737	75.76%
PUD	304	164,885,677.53	32.99	6.187	735	76.36
Condominium	121	56,529,741.11	11.31	6.187	740	79.07
Coop	8	4,859,795.23	0.97	5.927	774	58.08
Two to Four Family	8	3,482,576.22	0.70	6.545	720	79.36
Total	914	$499,847,091.53	100.00%	6.257%	737	76.19%

Loan Purpose of the Group 2-2 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Construction	1	$648,600.00	0.13%	5.625%	806	56.52%
Purchase	514	265,211,895.31	53.06	6.257	740	79.36
Cash Out Refinance	145	85,332,641.37	17.07	6.241	729	70.05
Rate/Term Refinance	254	148,653,954.85	29.74	6.270	735	74.14
Total	914	$499,847,091.53	100.00%	6.257%	737	76.19%

Documentation Types of the Group 2-2 Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
No Income-No Assets	4	$561,492.92	0.11%	7.818%	748	85.00%
No Income-Verified Assets	12	3,169,942.79	0.63	6.675	734	81.70
Stated Income-Stated Assets	261	153,669,417.51	30.74	6.208	750	74.27
Stated Income-Verified Assets	263	130,612,938.50	26.13	6.430	731	77.45
Verified Income-Verified Assets	374	211,833,299.81	42.38	6.176	731	76.69
Total	914	$499,847,091.53	100.00%	6.257%	737	76.19%

Geographic Distribution of the Mortgaged Properties on the Group 2-2 Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
California	407	$231,380,058.29	46.29%	6.199%	740	75.89%
Florida	95	47,946,811.73	9.59	6.493	728	79.14
Georgia	47	21,493,208.10	4.30	6.464	733	76.46
Illinois	42	21,334,604.54	4.27	6.356	737	77.19
New York	25	19,473,834.46	3.90	6.366	749	69.78
Washington	35	16,911,509.85	3.38	6.253	733	76.13
Arizona	33	14,670,562.88	2.94	6.322	738	74.66
Virginia	28	14,187,763.59	2.84	6.057	727	77.08
Maryland	25	13,383,095.35	2.68	5.962	723	78.14
Nevada	25	13,248,477.54	2.65	6.184	730	78.35
New Jersey	17	13,163,823.75	2.63	6.179	730	73.33
Colorado	17	8,634,268.23	1.73	6.468	746	76.40
North Carolina	16	7,756,508.24	1.55	6.202	743	84.62
Connecticut	13	6,865,514.83	1.37	6.185	733	72.76
Oregon	13	6,608,998.74	1.32	6.276	736	76.21
Utah	10	6,508,564.41	1.30	6.427	743	77.31
Massachusetts	8	5,668,957.47	1.13	6.225	721	76.63
Texas	7	4,210,992.97	0.84	6.219	736	76.14
Tennessee	4	2,734,688.74	0.55	5.551	760	75.02
Hawaii	3	2,448,059.54	0.49	6.090	725	74.20
Michigan	8	2,352,487.80	0.47	6.617	751	85.83
District of Columbia	5	2,341,699.67	0.47	6.356	711	79.71
Minnesota	6	2,126,272.70	0.43	6.186	738	80.72
Alabama	2	1,800,800.00	0.36	6.056	737	76.80
Kentucky	1	1,800,000.00	0.36	6.375	717	75.00
Idaho	3	1,786,223.19	0.36	6.259	768	42.71
Pennsylvania	4	1,509,587.48	0.30	6.121	742	81.81
Maine	1	1,250,000.00	0.25	6.125	740	63.13
Missouri	2	1,219,724.48	0.24	6.539	702	73.54
Oklahoma	2	1,161,174.34	0.23	6.875	766	77.45
South Carolina	3	1,100,255.12	0.22	6.127	714	76.24
Delaware	1	662,903.17	0.13	6.375	755	70.00
Montana	1	615,000.00	0.12	6.375	711	49.20
Ohio	2	592,413.32	0.12	7.008	737	94.66
Wyoming	1	540,000.00	0.11	5.875	734	80.00
Louisiana	1	248,250.00	0.05	6.750	779	100.00
Indiana	1	109,997.01	0.02	7.140	783	100.00
Total	914	$499,847,091.53	100.00%	6.257%	737	76.19%

Original Interest Only Terms of the Group 2-2 Mortgage Loans

Original IO Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
None	78	$45,515,118.87	9.11%	6.151%	747	70.98%
60	104	60,964,943.13	12.20	6.152	735	75.40
120	732	393,367,029.53	78.70	6.286	736	76.91
Total	914	$499,847,091.53	100.00%	6.257%	737	76.19%

Original Credit Scores of the Group 2-2 Mortgage Loans(1)(2)

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
629-640	1	$750,000.00	0.15%	6.125%	629	28.57%
641-660	23	9,277,116.75	1.86	6.540	653	78.14
661-680	56	25,391,095.67	5.08	6.333	671	77.97
681-700	116	59,223,188.84	11.85	6.359	690	78.07
701-720	161	90,238,111.77	18.05	6.291	710	77.95
721-740	145	79,045,372.33	15.81	6.219	730	75.59
741-760	120	69,265,148.02	13.86	6.213	751	76.35
761-780	151	87,623,145.26	17.53	6.261	770	75.32
781-800	112	62,439,326.74	12.49	6.142	790	74.55
801-816	29	16,594,586.15	3.32	6.226	806	71.07
Total	914	$499,847,091.53	100.00%	6.257%	737	76.19%
___________________
(1)	The credit scores above were obtained in connection with the origination of the Group 2-2 Mortgage Loans and do not reflect current credit scores.
(2)
The weighted average credit score of the Group 2-2 Mortgage Loans for which credit scores were available was approximately 737.  The “Weighted Average FICO” column heading refers to the weighted average credit score of only the Group 2-2 Mortgage Loans for which credit scores were available.

Next Adjustment Dates for the Group 2-2 Mortgage Loans as of May 1, 2008

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
November 2011	2	$2,933,976.02	0.59%	6.578%	743	77.19%
December 2011	1	438,548.66	0.09	5.875	666	70.00
February 2012	5	5,134,667.18	1.03	6.098	714	77.89
March 2012	6	4,746,203.91	0.95	6.253	749	79.58
April 2012	53	29,087,011.52	5.82	6.120	728	76.98
May 2012	144	76,210,303.53	15.25	6.359	733	77.96
June 2012	376	183,213,144.44	36.65	6.317	734	76.98
July 2012	248	150,802,372.66	30.17	6.176	741	74.45
August 2012	79	47,280,863.61	9.46	6.207	747	74.74
Total	914	$499,847,091.53	100.00%	6.257%	737	76.19%

The latest next rate adjustment date following May 1, 2008 on any Group 2-2 Mortgage Loan occurs in August 2012 and the weighted average next rate adjustment date for the Group 2-2 Mortgage Loans following May 1, 2008 is June 2012.

Gross Margins of the Group 2-2 Mortgage Loans as of May 1, 2008

Gross Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
2.250-2.500	844	$474,767,442.06	94.98%	6.225%	737	75.38%
2.501-3.000	57	21,675,040.27	4.34	6.785	734	90.20
3.001-3.375	13	3,404,609.20	0.68	7.417	739	99.57
Total	914	$499,847,091.53	100.00%	6.257%	737	76.19%

As of May 1, 2008, all of the Group 2-2 Mortgage Loans had gross margins ranging from approximately 2.250% per annum to approximately 3.375% per annum and the weighted average gross margin as of May 1, 2008 was approximately 2.285% per annum.

Maximum Mortgage Rates of the Group 2-2 Mortgage Loans as of May 1, 2008

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
8.875-8.999	1	$519,992.00	0.10%	3.875%	702	80.00%
9.500-9.999	7	3,324,109.91	0.67	4.824	745	79.86
10.000-10.499	34	19,262,052.50	3.85	5.188	735	76.06
10.500-10.999	180	107,407,924.71	21.49	5.765	740	72.98
11.000-11.499	271	158,620,170.79	31.73	6.193	742	74.41
11.500-11.999	260	135,866,539.63	27.18	6.599	735	77.48
12.000-12.499	87	43,779,347.63	8.76	6.773	728	79.33
12.500-12.999	37	19,932,560.50	3.99	6.835	734	85.60
13.000-13.499	24	8,846,543.87	1.77	6.855	703	86.33
13.500-13.999	6	1,412,620.05	0.28	7.661	694	91.68
14.000-14.499	4	519,518.67	0.10	8.183	728	80.00
14.500-14.625	3	355,711.27	0.07	8.542	672	73.70
Total	914	$499,847,091.53	100.00%	6.257%	737	76.19%

As of May 1, 2008, the Group 2-2 Mortgage Loans had lifetime maximum mortgage rates ranging from approximately 8.875% per annum to approximately 14.625% per annum, and the weighted average maximum mortgage rate as of May 1, 2008 was approximately 11.370% per annum.

Minimum Mortgage Rates of the Group 2-2 Mortgage Loans as of May 1, 2008

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
2.250-2.500	844	$474,767,442.06	94.98%	6.225%	737	75.38%
2.501-3.000	57	21,675,040.27	4.34	6.785	734	90.20
3.001-3.375	13	3,404,609.20	0.68	7.417	739	99.57
Total	914	$499,847,091.53	100.00%	6.257%	737	76.19%

As of May 1, 2008, the Group 2-2 Mortgage Loans had lifetime minimum mortgage rates ranging from approximately 2.250% per annum to approximately 3.375% per annum, and the weighted average minimum mortgage rate as of May 1, 2008 was approximately 2.285% per annum.

Initial Periodic Rate Caps of the Group 2-2 Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
5.000	879	$487,955,152.91	97.62%	6.247%	738	76.12%
5.125	4	1,352,236.90	0.27	6.875	688	87.01
5.250	1	114,350.00	0.02	6.750	718	76.23
5.375	2	1,012,431.23	0.20	6.625	694	81.83
5.500	1	416,700.00	0.08	6.500	665	90.00
5.625	1	150,700.00	0.03	6.375	761	79.99
5.875	1	387,550.00	0.08	6.125	787	89.09
6.000	24	8,191,970.49	1.64	6.719	717	76.28
6.375	1	266,000.00	0.05	5.625	660	75.14
Total	914	$499,847,091.53	100.00%	6.257%	737	76.19%

The weighted average initial periodic rate cap for the Group 2-2 Mortgage Loans is approximately 5.020% per annum.

Subsequent Periodic Rate Caps of the Group 2-2 Mortgage Loans as of May 1, 2008

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
1.000	1	$492,000.55	0.10%	5.900%	683	77.68%
2.000	883	492,323,730.05	98.49	6.247	737	76.07
5.000	5	1,192,561.25	0.24	7.232	693	93.13
5.125	4	1,352,236.90	0.27	6.875	688	87.01
5.250	1	114,350.00	0.02	6.750	718	76.23
5.375	2	1,012,431.23	0.20	6.625	694	81.83
5.500	1	416,700.00	0.08	6.500	665	90.00
5.625	1	150,700.00	0.03	6.375	761	79.99
5.875	1	387,550.00	0.08	6.125	787	89.09
6.000	14	2,138,831.55	0.43	7.706	701	77.94
6.375	1	266,000.00	0.05	5.625	660	75.14
Total	914	$499,847,091.53	100.00%	6.257%	737	76.19%

The weighted average periodic rate cap for the Group 2-2 Mortgage Loans is approximately 2.049% per annum as of May 1, 2008.

Index of the Group 2-2 Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
12-Month LIBOR	870	$484,542,139.76	96.94%	6.245%	738	76.10%
6-Month LIBOR	41	13,576,500.42	2.72	6.695	709	80.10
12 -Month Treasury	3	1,728,451.35	0.35	6.176	683	69.96
Total	914	$499,847,091.53	100.00%	6.257%	737	76.19%

Rate Adjustment Frequency of the Group 2-2 Mortgage Loans

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Semi-Annually	41	$13,576,500.42	2.72%	6.695%	709	80.10%
Annually	873	486,270,591.11	97.28	6.245	738	76.08
Total	914	$499,847,091.53	100.00%	6.257%	737	76.19%

PMI Status of the Group 2-2 Mortgage Loans

PMI Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Curltv<=80	800	$459,836,750.82	92.00%	6.211%	737	74.47%
Gemico	7	2,103,201.92	0.42	6.787	686	91.75
Lender Paid MI	84	29,895,989.08	5.98	6.905	739	97.55
MGIC	9	3,964,729.58	0.79	6.325	714	90.62
No PMI	1	502,847.74	0.10	6.000	787	90.00
Radian	3	565,446.28	0.11	6.182	695	95.37
RMIC	1	475,000.00	0.10	6.875	781	89.62
Triad	8	2,265,151.11	0.45	6.526	703	91.05
United Guaranty	1	237,975.00	0.05	6.250	690	95.00
Total	914	$499,847,091.53	100.00%	6.257%	737	76.19%

Original Prepayment Penalty Term of the Group 2-2 Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
No PPP	751	$397,343,125.62	79.49%	6.284%	736	76.55%
12	118	73,931,596.17	14.79	6.164	743	74.42
36	29	18,302,730.97	3.66	6.157	740	76.02
60	16	10,269,638.77	2.05	6.090	738	75.20
Total	914	$499,847,091.53	100.00%	6.257%	737	76.19%

Prepayment Penalty Description of the Group 2-2 Mortgage Loans

Prepayment Penalty Description	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
No PPP	751	$397,343,125.62	79.49%	6.284%	736	76.55%
6 Months interest on 80%	162	101,443,965.91	20.29	6.154	742	74.83
2% on 100%	1	1,060,000.00	0.21	6.250	743	70.67
Total	914	$499,847,091.53	100.00%	6.257%	737	76.19%

Originators of the Group 2-2 Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
American Home Mortgage	340	$158,551,921.79	31.72%	6.435%	732	78.59%
Countrywide	450	277,541,963.69	55.53	6.139	741	74.47
HomeBanc	102	50,691,424.57	10.14	6.443	731	80.01
Taylor Bean	20	11,771,878.79	2.36	5.858	731	68.50
Wells Fargo	2	1,289,902.69	0.26	6.279	689	69.94
Total	914	$499,847,091.53	100.00%	6.257%	737	76.19%

Months to Next Adjustment Date of the Group 2-2 Mortgage Loans as of May 1, 2008

Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
42-42	2	$2,933,976.02	0.59%	6.578%	743	77.19%
43-48	209	115,616,734.80	23.13	6.281	732	77.75
49-51	703	381,296,380.71	76.28	6.248	738	75.70
Total	914	$499,847,091.53	100.00%	6.257%	737	76.19%

Servicers of the Group 2-2 Mortgage Loans

Servicer	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Countrywide	450	$277,541,963.69	55.53%	6.139%	741	74.47%
Wells Fargo	464	222,305,127.84	44.47	6.405	732	78.33
Total	914	$499,847,091.53	100.00%	6.257%	737	76.19%

Historical Delinquency of the Group 2-2 Mortgage Loans as of May 1, 2008

Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
1 X 30	42	$24,029,062.18	4.81%	6.468%	726	72.22%
1 X 60	7	3,501,421.14	0.70	6.677	717	86.97
1 X 90	4	1,810,700.00	0.36	6.737	750	79.29
2 X 30	10	8,755,170.39	1.75	6.506	703	76.26
2 X 60	1	308,416.14	0.06	6.500	664	80.00
2 X 90	3	2,198,000.00	0.44	6.537	741	75.91
3 X 30	4	2,099,451.54	0.42	6.686	725	82.08
3 X 60	1	678,400.00	0.14	6.500	770	80.00
4 X 30	1	584,450.00	0.12	6.875	660	88.55
5 X 30	3	1,858,130.97	0.37	6.382	687	76.05
Foreclosure	10	4,606,924.10	0.92	6.622	708	78.12
No Delinquency	827	449,066,965.07	89.84	6.226	739	76.23
REO	1	350,000.00	0.07	7.125	723	70.00
Total	914	$499,847,091.53	100.00%	6.257%	737	76.19%

Some of the delinquencies shown in the table above are due to servicing transfer issues rather than borrower payment behavior.

GROUP 2-3 MORTGAGE LOANS

Principal Balances of the Group 2-3 Mortgage Loans at Origination

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
101,500.00-125,000.00	6	$650,418.86	2.23%	7.820%	675	80.03%
125,000.01-150,000.00	5	696,442.80	2.39	6.656	729	77.28
150,000.01-175,000.00	4	664,270.00	2.28	6.864	684	82.61
175,000.01-200,000.00	1	175,116.24	0.60	6.875	694	90.00
200,000.01-225,000.00	2	417,335.56	1.43	6.750	758	93.53
225,000.01-250,000.00	1	240,199.80	0.83	7.500	685	95.00
250,000.01-275,000.00	4	1,069,219.49	3.67	6.816	732	82.37
275,000.01-300,000.00	2	584,925.00	2.01	6.696	733	77.56
300,000.01-333,700.00	3	987,600.00	3.39	7.089	731	89.95
333,700.01-350,000.00	1	347,200.00	1.19	6.250	684	80.00
350,000.01-400,000.00	3	1,093,982.58	3.76	6.836	695	89.78
400,000.01-500,000.00	13	5,955,704.82	20.46	6.612	753	78.20
500,000.01-600,000.00	9	4,866,245.02	16.72	6.498	721	79.32
600,000.01-700,000.00	7	4,475,492.67	15.38	6.523	753	77.20
700,000.01-800,000.00	2	1,447,800.00	4.97	7.445	710	72.38
800,000.01-900,000.00	3	2,265,552.15	7.78	6.279	737	72.88
900,000.01-1,000,000.00	2	1,914,500.00	6.58	6.127	776	80.00
1,000,000.01-1,250,000.00	1	1,250,000.00	4.30	6.625	751	80.00
Total	69	$29,102,004.99	100.00%	6.637%	736	79.27%

The average principal balance of the Group 2-3 Mortgage Loans at origination was approximately $426,211.  No Group 2-3 Mortgage Loan had a principal balance at origination of greater than approximately $1,250,000 or less than approximately $101,500.

Principal Balances of the Group 2-3 Mortgage Loans as of May 1, 2008

Current Mortgage Loan Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
101,500.00-125,000.00	6	$650,418.86	2.23%	7.820%	675	80.03%
125,000.01-150,000.00	5	696,442.80	2.39	6.656	729	77.28
150,000.01-175,000.00	4	664,270.00	2.28	6.864	684	82.61
175,000.01-200,000.00	2	370,451.80	1.27	6.809	752	87.98
200,000.01-225,000.00	1	222,000.00	0.76	6.750	717	100.00
225,000.01-250,000.00	1	240,199.80	0.83	7.500	685	95.00
250,000.01-275,000.00	4	1,069,219.49	3.67	6.816	732	82.37
275,000.01-300,000.00	2	584,925.00	2.01	6.696	733	77.56
300,000.01-333,700.00	3	987,600.00	3.39	7.089	731	89.95
333,700.01-350,000.00	1	347,200.00	1.19	6.250	684	80.00
350,000.01-400,000.00	3	1,093,982.58	3.76	6.836	695	89.78
400,000.01-500,000.00	13	5,955,704.82	20.46	6.612	753	78.20
500,000.01-600,000.00	10	5,446,245.02	18.71	6.445	730	77.67
600,000.01-700,000.00	7	4,475,492.67	15.38	6.523	753	77.20
700,000.01-800,000.00	2	1,447,800.00	4.97	7.445	710	72.38
800,000.01-900,000.00	2	1,685,552.15	5.79	6.375	712	75.99
900,000.01-1,000,000.00	2	1,914,500.00	6.58	6.127	776	80.00
1,000,000.01-1,250,000.00	1	1,250,000.00	4.30	6.625	751	80.00
Total	69	$29,102,004.99	100.00%	6.637%	736	79.27%

The average principal balance of the Group 2-3 Mortgage Loans as of May 1, 2008 was approximately $421,768.  No Group 2-3 Mortgage Loan had a principal balance as of May 1, 2008 of greater than approximately $1,250,000 or less than approximately $101,500.

Mortgage Rates of the Group 2-3 Mortgage Loans as of May 1, 2008

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
5.000-5.499	1	$497,000.00	1.71%	5.000%	816	62.52%
5.500-5.999	3	1,337,129.01	4.59	5.785	758	71.13
6.000-6.499	18	9,904,804.20	34.03	6.240	736	76.08
6.500-6.999	26	10,136,186.15	34.83	6.689	744	80.42
7.000-7.499	9	3,802,560.56	13.07	7.094	732	84.26
7.500-7.999	7	2,846,151.66	9.78	7.604	700	86.46
8.000-8.499	4	474,692.80	1.63	8.085	689	76.29
8.500-8.500	1	103,480.61	0.36	8.500	665	90.00
Total	69	$29,102,004.99	100.00%	6.637%	736	79.27%

The Group 2-3 Mortgage Loans had mortgage rates as of May 1, 2008 ranging from approximately 5.000%  per annum to approximately 8.500% per annum, and the weighted average mortgage rate as of May 1, 2008 was approximately 6.637% per annum.

Original Term to Maturity of the Group 2-3 Mortgage Loans

Original Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
360-360	69	$29,102,004.99	100.00%	6.637%	736	79.27%
Total	69	$29,102,004.99	100.00%	6.637%	736	79.27%

The weighted average original term for the Group 2-3 Mortgage Loans is approximately 360 months.

Remaining Term of the Group 2-3 Mortgage Loans as of May 1, 2008

Remaining Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
345-349	69	$29,102,004.99	100.00%	6.637%	736	79.27%
Total	69	$29,102,004.99	100.00%	6.637%	736	79.27%

The remaining terms of the Group 2-3 Mortgage Loans as of May 1, 2008 range from approximately 345 months to 349 months.  The weighted average remaining term of the Group 2-3 Mortgage Loans was approximately 348 months as of May 1, 2008.

Loan-to-Value Ratios of the Group 2-3 Mortgage Loans at Origination(1)(2)

Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
59.51-60.00	1	$145,000.00	0.50%	5.625%	696	59.51%
60.01-65.00	6	3,491,049.98	12.00	6.350	749	63.07
65.01-70.00	6	2,444,344.34	8.40	6.769	736	68.27
70.01-75.00	5	1,990,988.71	6.84	6.559	729	72.62
75.01-80.00	33	15,111,577.52	51.93	6.512	740	79.74
85.01-90.00	7	1,959,657.13	6.73	6.877	727	89.62
90.01-95.00	5	1,999,361.30	6.87	7.271	714	95.00
95.01-100.00	6	1,960,026.01	6.74	7.221	725	100.00
Total	69	$29,102,004.99	100.00%	6.637%	736	79.27%
___________________
(1)	The values used in calculating the above were obtained in connection with the origination of the Group 2-3 Mortgage Loans and do not reflect current values.
(2)
The weighted average loan-to-value ratio at origination of the Group 2-3 Mortgage Loans was approximately 79.27%.  No Group 2-3 Mortgage Loan had a loan-to-value ratio at origination greater than approximately 100.00% or less than approximately 59.51%.

Combined Loan-to-Value Ratios of the Group 2-3 Mortgage Loans at Origination(1)(2)

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
59.51-60.00	1	$145,000.00	0.50%	5.625%	696	59.51%
60.01-70.00	8	4,555,048.98	15.65	6.623	739	64.81
70.01-75.00	3	1,563,563.71	5.37	6.621	718	71.97
75.01-80.00	16	8,270,243.50	28.42	6.465	735	79.66
80.01-85.00	1	101,500.00	0.35	8.000	675	70.00
85.01-90.00	12	3,871,015.46	13.30	6.513	748	82.24
90.01-95.00	12	4,880,471.39	16.77	6.838	734	84.27
95.01-100.00	16	5,715,161.95	19.64	6.818	736	86.61
Total	69	$29,102,004.99	100.00%	6.637%	736	79.27%
___________________
(1)	The values used in calculating the above were obtained in connection with the origination of the Group 2-3 Mortgage Loans and do not reflect current values.
(2)	The weighted average combined loan-to-value ratio at origination of the Group 2-3 Mortgage Loans was approximately 84.68%.

Occupancy Status of the Group 2-3 Mortgage Loans(1)

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Investor	4	$581,450.00	2.00%	7.443%	713	78.25%
Primary	51	24,309,213.29	83.53	6.519	740	78.84
Second Home	14	4,211,341.70	14.47	7.209	717	81.91
Total	69	$29,102,004.99	100.00%	6.637%	736	79.27%
___________________
 (1)                   The occupancy status of a mortgaged property is as represented by the mortgagor in its loan application.

Mortgaged Property Types of the Group 2-3 Mortgage Loans

Mortgage Property	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Single Family	35	$17,328,359.79	59.54%	6.617%	737	78.65%
PUD	20	7,984,228.82	27.44	6.693	738	81.29
Condominium	12	3,423,916.38	11.77	6.553	726	77.89
Two to Four Family	2	365,500.00	1.26	7.187	724	77.22
Total	69	$29,102,004.99	100.00%	6.637%	736	79.27%

Loan Purpose of the Group 2-3 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Construction	3	$1,510,878.38	5.19%	6.592%	770	83.00%
Purchase	46	18,160,442.67	62.40	6.727	735	80.56
Cash Out Refinance	9	5,108,984.20	17.56	6.433	728	74.46
Rate/Term Refinance	11	4,321,699.74	14.85	6.519	737	78.20
Total	69	$29,102,004.99	100.00%	6.637%	736	79.27%

Documentation Types of the Group 2-3 Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
No Income-No Assets	1	$149,192.80	0.51%	8.000%	737	75.00%
No Income-Verified Assets	11	2,176,429.77	7.48	6.834	704	76.66
Stated Income-Stated Assets	3	673,280.41	2.31	7.654	690	86.89
Stated Income-Verified Assets	29	14,476,045.81	49.74	6.609	739	80.52
Verified Income-Verified Assets	25	11,627,056.20	39.95	6.559	741	77.82
Total	69	$29,102,004.99	100.00%	6.637%	736	79.27%

Geographic Distribution of the Mortgaged Properties on the Group 2-3 Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Florida	23	$9,028,703.08	31.02%	6.569%	740	78.26%
Georgia	11	4,442,790.11	15.27	6.807	717	76.22
California	6	3,323,011.46	11.42	6.553	729	79.50
Washington	3	2,081,199.88	7.15	6.650	745	80.00
Utah	3	1,622,813.40	5.58	6.766	716	85.66
Maryland	4	1,547,848.67	5.32	6.370	729	79.55
Virginia	3	1,440,000.00	4.95	6.366	733	79.39
North Carolina	4	1,373,429.61	4.72	6.884	751	69.72
New York	2	1,086,703.73	3.73	6.181	768	83.83
Nevada	3	994,700.00	3.42	7.023	751	91.13
Illinois	2	767,295.34	2.64	6.713	744	75.19
Wisconsin	1	466,000.00	1.60	7.000	721	69.92
New Jersey	1	333,000.00	1.14	6.875	789	90.00
Oregon	1	272,174.15	0.94	7.125	751	100.00
Michigan	1	195,335.56	0.67	6.750	804	86.17
Pennsylvania	1	127,000.00	0.44	6.875	720	100.00
Total	69	$29,102,004.99	100.00%	6.637%	736	79.27%

Original Interest Only Terms of the Group 2-3 Mortgage Loans

Original IO Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
None	2	$467,509.71	1.61%	6.968%	773	94.22%
120	67	28,634,495.28	98.39	6.632	735	79.02
Total	69	$29,102,004.99	100.00%	6.637%	736	79.27%

Original Credit Scores of the Group 2-3 Mortgage Loans(1)(2)

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
622-640	1	$157,150.00	0.54%	7.625%	622	79.98%
641-660	1	116,000.00	0.40	8.000	654	80.00
661-680	8	2,119,314.49	7.28	6.880	670	80.95
681-700	14	5,752,267.72	19.77	6.739	691	78.16
701-720	7	2,240,850.00	7.70	7.067	712	88.81
721-740	11	4,543,800.82	15.61	6.584	729	77.75
741-760	11	5,575,676.02	19.16	6.764	751	81.75
761-780	6	3,379,553.01	11.61	6.573	773	77.57
781-800	6	3,460,178.99	11.89	6.271	787	78.49
801-816	4	1,757,213.94	6.04	5.870	808	69.43
Total	69	$29,102,004.99	100.00%	6.637%	736	79.27%
___________________
(1)	The credit scores above were obtained in connection with the origination of the Group 2-3 Mortgage Loans and do not reflect current credit scores.
(2)
The weighted average credit score of the Group 2-3 Mortgage Loans for which credit scores were available was approximately 736.  The “Weighted Average FICO” column heading refers to the weighted average credit score of only the Group 2-3 Mortgage Loans for which credit scores were available.

Next Adjustment Dates for the Group 2-3 Mortgage Loans as of May 1, 2008

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
February 2014	1	$170,300.00	0.59%	6.500%	748	80.00%
March 2014	1	417,300.00	1.43	7.125	711	95.00
April 2014	11	4,095,926.02	14.07	6.546	750	73.83
May 2014	21	9,932,521.59	34.13	6.700	722	78.46
June 2014	35	14,485,957.38	49.78	6.608	742	80.90
Total	69	$29,102,004.99	100.00%	6.637%	736	79.27%

The latest next rate adjustment date following May 1, 2008 on any Group 2-3 Mortgage Loan occurs in June 2014 and the weighted average next rate adjustment date for the Group 2-3 Mortgage Loans following May 1, 2008 is May 2014.

Gross Margins of the Group 2-3 Mortgage Loans as of May 1, 2008

Gross Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
2.250-2.500	61	$26,205,234.03	90.05%	6.585%	735	77.56%
2.501-3.000	7	2,571,770.96	8.84	7.143	748	94.09
3.001-3.015	1	325,000.00	1.12	6.890	702	100.00
Total	69	$29,102,004.99	100.00%	6.637%	736	79.27%

As of May 1, 2008, all of the Group 2-3 Mortgage Loans had gross margins ranging from approximately 2.250% per annum to approximately 3.015% per annum and the weighted average gross margin as of May 1, 2008 was approximately 2.316% per annum.

Maximum Mortgage Rates of the Group 2-3 Mortgage Loans as of May 1, 2008

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
10.750-10.999	2	$1,192,129.01	4.10%	5.805%	765	72.54%
11.000-11.499	14	6,816,650.54	23.42	6.150	730	77.50
11.500-11.999	18	7,345,036.05	25.24	6.720	750	81.19
12.000-12.499	10	4,725,277.19	16.24	6.739	743	77.10
12.500-12.999	5	2,349,249.98	8.07	6.781	754	83.76
13.000-13.499	9	3,838,337.15	13.19	6.577	727	78.69
13.500-13.999	6	2,257,151.66	7.76	7.631	687	82.93
14.000-14.499	4	474,692.80	1.63	8.085	689	76.29
14.500-14.500	1	103,480.61	0.36	8.500	665	90.00
Total	69	$29,102,004.99	100.00%	6.637%	736	79.27%

As of May 1, 2008, the Group 2-3 Mortgage Loans had lifetime maximum mortgage rates ranging from approximately 10.750% per annum to approximately 14.500% per annum, and the weighted average maximum mortgage rate as of May 1, 2008 was approximately 12.065% per annum.

Minimum Mortgage Rates of the Group 2-3 Mortgage Loans as of May 1, 2008

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
2.250-2.500	61	$26,205,234.03	90.05%	6.585%	735	77.56%
2.501-3.000	7	2,571,770.96	8.84	7.143	748	94.09
3.001-3.015	1	325,000.00	1.12	6.890	702	100.00
Total	69	$29,102,004.99	100.00%	6.637%	736	79.27%

As of May 1, 2008, the Group 2-3 Mortgage Loans had lifetime minimum mortgage rates ranging from approximately 2.250% per annum to approximately 3.015% per annum, and the weighted average minimum mortgage rate as of May 1, 2008 was approximately 2.316% per annum.

Initial Periodic Rate Caps of the Group 2-3 Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
5.000	54	$25,607,501.81	87.99%	6.559%	740	79.87%
5.125	1	175,116.24	0.60	6.875	694	90.00
5.250	1	113,488.25	0.39	6.750	668	79.99
5.500	1	132,750.00	0.46	6.500	737	79.97
5.625	1	845,775.28	2.91	6.375	742	72.00
6.000	9	1,908,673.41	6.56	7.848	690	73.83
6.125	1	173,700.00	0.60	6.875	673	90.00
6.375	1	145,000.00	0.50	5.625	696	59.51
Total	69	$29,102,004.99	100.00%	6.637%	736	79.27%

The weighted average initial periodic rate cap for the Group 2-3 Mortgage Loans is approximately 5.101% per annum.

Subsequent Periodic Rate Caps of the Group 2-3 Mortgage Loans as of May 1, 2008

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
2.000	52	$24,997,752.01	85.90%	6.536%	742	79.50%
5.000	2	609,749.80	2.10	7.500	672	95.00
5.125	1	175,116.24	0.60	6.875	694	90.00
5.250	1	113,488.25	0.39	6.750	668	79.99
5.500	1	132,750.00	0.46	6.500	737	79.97
5.625	1	845,775.28	2.91	6.375	742	72.00
6.000	9	1,908,673.41	6.56	7.848	690	73.83
6.125	1	173,700.00	0.60	6.875	673	90.00
6.375	1	145,000.00	0.50	5.625	696	59.51
Total	69	$29,102,004.99	100.00%	6.637%	736	79.27%

The weighted average periodic rate cap for the Group 2-3 Mortgage Loans is approximately 2.524% per annum as of May 1, 2008.

Index of the Group 2-3 Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
12-Month LIBOR	52	$24,997,752.01	85.90%	6.536%	742	79.50%
6-Month LIBOR	17	4,104,252.98	14.10	7.257	699	77.84
Total	69	$29,102,004.99	100.00%	6.637%	736	79.27%

Rate Adjustment Frequency of the Group 2-3 Mortgage Loans

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Semi-Annually	17	$4,104,252.98	14.10%	7.257%	699	77.84%
Annually	52	24,997,752.01	85.90	6.536	742	79.50
Total	69	$29,102,004.99	100.00%	6.637%	736	79.27%

PMI Status of the Group 2-3 Mortgage Loans

PMI Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Curltv<=80	51	$23,182,960.55	79.66%	6.513%	739	75.28%
Gemico	2	609,749.80	2.10	7.500	672	95.00
Lender Paid MI	13	4,489,719.67	15.43	7.118	724	95.06
MGIC	1	359,574.97	1.24	6.875	724	95.00
Radian	1	333,000.00	1.14	6.875	789	90.00
Triad	1	127,000.00	0.44	6.875	720	100.00
Total	69	$29,102,004.99	100.00%	6.637%	736	79.27%

Original Prepayment Penalty Term of the Group 2-3 Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
No PPP	68	$28,838,004.99	99.09%	6.635%	736	79.26%
12	1	264,000.00	0.91	6.875	743	80.00
Total	69	$29,102,004.99	100.00%	6.637%	736	79.27%

Prepayment Penalty Description of the Group 2-3 Mortgage Loans

Prepayment Penalty Description	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
No PPP	68	$28,838,004.99	99.09%	6.635%	736	79.26%
6 Months interest on 80%	1	264,000.00	0.91	6.875	743	80.00
Total	69	$29,102,004.99	100.00%	6.637%	736	79.27%

Originators of the Group 2-3 Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
American Home Mortgage	38	$16,830,776.16	57.83%	6.632%	737	81.31%
HomeBanc	31	12,271,228.83	42.17	6.645	734	76.47
Total	69	$29,102,004.99	100.00%	6.637%	736	79.27%

Months to Next Adjustment Date of the Group 2-3 Mortgage Loans as of May 1, 2008

Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
69-72	34	$14,616,047.61	50.22%	6.666%	730	77.65%
73-73	35	14,485,957.38	49.78	6.608	742	80.90
Total	69	$29,102,004.99	100.00%	6.637%	736	79.27%

Servicers of the Group 2-3 Mortgage Loans

Servicer	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Wells Fargo	69	$29,102,004.99	100.00%	6.637%	736	79.27%
Total	69	$29,102,004.99	100.00%	6.637%	736	79.27%

Historical Delinquency of the Group 2-3 Mortgage Loans as of May 1, 2008

Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
1 X 30	2	$813,200.00	2.79%	6.680%	705	74.22%
2 X 30	1	157,150.00	0.54	7.625	622	79.98
2 X 60	1	116,000.00	0.40	8.000	654	80.00
3 X 90	1	222,000.00	0.76	6.750	717	100.00
Foreclosure	1	329,600.00	1.13	7.500	702	80.00
No Delinquency	63	27,464,054.99	94.37	6.614	738	79.23
Total	69	$29,102,004.99	100.00%	6.637%	736	79.27%

Some of the delinquencies shown in the table above are due to servicing transfer issues rather than borrower payment behavior.

GROUP 2-4 MORTGAGE LOANS

Principal Balances of the Group 2-4 Mortgage Loans at Origination

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
128,000.00-150,000.00	2	$272,500.00	0.72%	7.278%	686	91.52%
150,000.01-175,000.00	2	323,072.84	0.86	6.751	705	86.04
175,000.01-200,000.00	4	752,033.74	1.99	6.749	747	75.70
200,000.01-225,000.00	3	633,953.41	1.68	6.742	738	86.54
250,000.01-275,000.00	3	792,295.63	2.10	6.465	722	75.24
275,000.01-300,000.00	1	300,000.00	0.80	6.875	780	48.10
300,000.01-333,700.00	4	1,273,280.00	3.38	6.283	710	84.81
350,000.01-400,000.00	2	717,962.65	1.90	6.627	705	80.00
400,000.01-500,000.00	12	5,292,679.72	14.04	6.447	733	79.87
500,000.01-600,000.00	17	9,318,424.77	24.71	6.314	734	79.48
600,000.01-700,000.00	11	7,095,394.34	18.82	6.613	734	82.78
700,000.01-800,000.00	5	3,711,709.26	9.84	6.579	759	75.24
800,000.01-900,000.00	1	875,000.00	2.32	6.500	698	70.00
900,000.01-1,000,000.00	3	2,827,511.98	7.50	6.163	755	79.06
1,000,000.01-1,350,000.00	3	3,518,573.84	9.33	6.038	720	72.85
Total	73	$37,704,392.18	100.00%	6.421%	734	78.91%

The average principal balance of the Group 2-4 Mortgage Loans at origination was approximately $518,825.  No Group 2-4 Mortgage Loan had a principal balance at origination of greater than approximately $1,350,000 or less than approximately $128,000.

Principal Balances of the Group 2-4 Mortgage Loans as of May 1, 2008

Current Mortgage Loan Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
128,000.00-150,000.00	2	$272,500.00	0.72%	7.278%	686	91.52%
150,000.01-175,000.00	2	323,072.84	0.86	6.751	705	86.04
175,000.01-200,000.00	4	752,033.74	1.99	6.749	747	75.70
200,000.01-225,000.00	3	633,953.41	1.68	6.742	738	86.54
250,000.01-275,000.00	3	792,295.63	2.10	6.465	722	75.24
275,000.01-300,000.00	1	300,000.00	0.80	6.875	780	48.10
300,000.01-333,700.00	4	1,273,280.00	3.38	6.283	710	84.81
350,000.01-400,000.00	2	717,962.65	1.90	6.627	705	80.00
400,000.01-500,000.00	13	5,787,679.72	15.35	6.409	726	79.88
500,000.01-600,000.00	17	9,421,951.09	24.99	6.382	738	79.49
600,000.01-700,000.00	10	6,496,868.02	17.23	6.566	735	83.04
700,000.01-800,000.00	5	3,711,709.26	9.84	6.579	759	75.24
800,000.01-900,000.00	1	875,000.00	2.32	6.500	698	70.00
900,000.01-1,000,000.00	3	2,827,511.98	7.50	6.163	755	79.06
1,000,000.01-1,350,000.00	3	3,518,573.84	9.33	6.038	720	72.85
Total	73	$37,704,392.18	100.00%	6.421%	734	78.91%

The average principal balance of the Group 2-4 Mortgage Loans as of May 1, 2008 was approximately $516,499.  No Group 2-4 Mortgage Loan had a principal balance as of May 1, 2008 of greater than approximately $1,350,000 or less than approximately $128,000.

Mortgage Rates of the Group 2-4 Mortgage Loans as of May 1, 2008

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
5.250-5.499	1	$568,000.00	1.51%	5.250%	733	79.78%
5.500-5.999	8	5,730,314.76	15.20	5.761	749	77.23
6.000-6.499	25	12,154,156.82	32.24	6.227	739	78.68
6.500-6.999	30	15,511,728.37	41.14	6.651	731	75.78
7.000-7.499	5	2,342,851.32	6.21	7.134	716	94.23
7.500-7.875	4	1,397,340.91	3.71	7.553	696	96.41
Total	73	$37,704,392.18	100.00%	6.421%	734	78.91%

The Group 2-4 Mortgage Loans had mortgage rates as of May 1, 2008 ranging from approximately 5.250%  per annum to approximately 7.875% per annum, and the weighted average mortgage rate as of May 1, 2008 was approximately 6.421% per annum.

Original Term to Maturity of the Group 2-4 Mortgage Loans

Original Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
360-360	73	$37,704,392.18	100.00%	6.421%	734	78.91%
Total	73	$37,704,392.18	100.00%	6.421%	734	78.91%

The weighted average original term for the Group 2-4 Mortgage Loans is approximately 360 months.

Remaining Term of the Group 2-4 Mortgage Loans as of May 1, 2008

Remaining Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
347-349	73	$37,704,392.18	100.00%	6.421%	734	78.91%
Total	73	$37,704,392.18	100.00%	6.421%	734	78.91%

The remaining terms of the Group 2-4 Mortgage Loans as of May 1, 2008 range from approximately 347 months to 349 months.  The weighted average remaining term of the Group 2-4 Mortgage Loans was approximately 348 months as of May 1, 2008.

Loan-to-Value Ratios of the Group 2-4 Mortgage Loans at Origination(1)(2)

Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
48.10-55.00	2	$560,403.76	1.49%	6.468%	778	48.98%
55.01-60.00	1	411,850.00	1.09	6.000	782	59.69
60.01-65.00	5	3,903,260.45	10.35	6.538	712	62.58
65.01-70.00	3	1,552,000.00	4.12	6.234	702	68.85
70.01-75.00	6	2,567,837.79	6.81	6.581	752	73.45
75.01-80.00	41	22,585,085.28	59.90	6.255	742	79.76
80.01-85.00	1	144,500.00	0.38	6.750	672	84.01
85.01-90.00	3	1,797,049.32	4.77	6.579	736	88.21
90.01-95.00	2	680,665.91	1.81	7.352	685	94.18
95.01-100.00	9	3,501,739.67	9.29	7.096	708	99.17
Total	73	$37,704,392.18	100.00%	6.421%	734	78.91%
___________________
(1)	The values used in calculating the above were obtained in connection with the origination of the Group 2-4 Mortgage Loans and do not reflect current values.
(2)
The weighted average loan-to-value ratio at origination of the Group 2-4 Mortgage Loans was approximately 78.91%.  No Group 2-4 Mortgage Loan had a loan-to-value ratio at origination greater than approximately 100.00% or less than approximately 48.10%.

Combined Loan-to-Value Ratios of the Group 2-4 Mortgage Loans at Origination(1)(2)

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
48.10-50.00	1	$300,000.00	0.80%	6.875%	780	48.10%
50.01-60.00	1	411,850.00	1.09	6.000	782	59.69
60.01-70.00	7	4,909,280.44	13.02	6.404	712	64.38
70.01-75.00	6	2,567,837.79	6.81	6.581	752	73.45
75.01-80.00	18	10,867,529.24	28.82	6.237	750	79.60
80.01-85.00	3	999,280.01	2.65	6.741	681	71.97
85.01-90.00	16	9,769,292.88	25.91	6.295	733	81.39
90.01-95.00	5	1,981,582.33	5.26	6.630	727	84.87
95.01-100.00	16	5,897,739.49	15.64	6.798	725	90.06
Total	73	$37,704,392.18	100.00%	6.421%	734	78.91%
___________________
(1)	The values used in calculating the above were obtained in connection with the origination of the Group 2-4 Mortgage Loans and do not reflect current values.
(2)	The weighted average combined loan-to-value ratio at origination of the Group 2-4 Mortgage Loans was approximately 83.39%.

Occupancy Status of the Group 2-4 Mortgage Loans(1)

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Investor	1	$185,733.74	0.49%	6.875%	705	74.40%
Primary	62	32,289,308.95	85.64	6.424	732	79.39
Second Home	10	5,229,349.49	13.87	6.389	748	76.05
Total	73	$37,704,392.18	100.00%	6.421%	734	78.91%
___________________
 (1)                  The occupancy status of a mortgaged property is as represented by the mortgagor in its loan application.

Mortgaged Property Types of the Group 2-4 Mortgage Loans

Mortgage Property	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Single Family	35	$17,916,393.61	47.52%	6.478%	731	80.73%
PUD	27	16,435,169.88	43.59	6.349	736	77.47
Condominium	8	2,716,828.69	7.21	6.275	737	76.33
Two to Four Family	2	336,000.00	0.89	7.720	712	100.00
Coop	1	300,000.00	0.80	6.875	780	48.10
Total	73	$37,704,392.18	100.00%	6.421%	734	78.91%

Loan Purpose of the Group 2-4 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Construction	1	$731,592.79	1.94%	6.875%	797	73.97%
Construction to Permanent	2	1,241,873.49	3.29	6.609	757	75.16
Purchase	40	20,967,265.31	55.61	6.385	742	81.87
Cash Out Refinance	14	7,876,122.10	20.89	6.535	704	73.26
Rate/Term Refinance	16	6,887,538.49	18.27	6.319	734	77.54
Total	73	$37,704,392.18	100.00%	6.421%	734	78.91%

Documentation Types of the Group 2-4 Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Stated Income-Verified Assets	41	$21,270,124.80	56.41%	6.435%	736	79.95%
Verified Income-Verified Assets	32	16,434,267.38	43.59	6.404	732	77.55
Total	73	$37,704,392.18	100.00%	6.421%	734	78.91%

Geographic Distribution of the Mortgaged Properties on the Group 2-4 Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Florida	18	$9,792,640.89	25.97%	6.484%	730	78.87%
North Carolina	9	6,968,250.85	18.48	6.181	745	78.98
Georgia	9	5,571,511.17	14.78	6.425	756	86.13
California	10	4,992,255.98	13.24	6.386	725	81.77
Arizona	5	3,106,760.36	8.24	6.378	690	67.55
New York	5	1,762,700.18	4.68	6.497	746	70.14
Connecticut	2	1,473,526.32	3.91	6.754	709	74.06
Washington	4	1,261,900.00	3.35	6.746	746	83.29
Maryland	2	796,462.65	2.11	6.222	774	74.95
Wyoming	1	528,000.00	1.40	6.375	767	80.00
New Jersey	2	345,883.17	0.92	6.809	697	76.40
Massachusetts	2	272,500.00	0.72	7.278	686	91.52
Hawaii	1	262,566.87	0.70	6.250	711	80.00
Oregon	1	192,000.00	0.51	6.875	794	68.57
Nevada	1	191,700.00	0.51	6.500	760	80.00
Virginia	1	185,733.74	0.49	6.875	705	74.40
Total	73	$37,704,392.18	100.00%	6.421%	734	78.91%

Original Interest Only Terms of the Group 2-4 Mortgage Loans

Original IO Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
None	5	$2,263,288.51	6.00%	6.421%	738	80.36%
120	68	35,441,103.67	94.00	6.421	734	78.81
Total	73	$37,704,392.18	100.00%	6.421%	734	78.91%

Original Credit Scores of the Group 2-4 Mortgage Loans(1)(2)

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
653-660	1	$495,000.00	1.31%	6.000%	653	80.00%
661-680	5	2,451,583.17	6.50	6.342	668	66.87
681-700	12	6,145,624.18	16.30	6.739	689	84.47
701-720	14	6,525,377.69	17.31	6.435	714	80.52
721-740	15	8,008,761.08	21.24	6.505	732	81.76
741-760	6	3,024,339.89	8.02	6.223	754	81.06
761-780	11	5,908,958.91	15.67	6.327	775	73.53
781-800	5	3,052,442.79	8.10	6.124	789	75.09
801-813	4	2,092,304.47	5.55	6.305	810	78.08
Total	73	$37,704,392.18	100.00%	6.421%	734	78.91%
___________________
(1)	The credit scores above were obtained in connection with the origination of the Group 2-4 Mortgage Loans and do not reflect current credit scores.
(2)
The weighted average credit score of the Group 2-4 Mortgage Loans for which credit scores were available was approximately 734.  The “Weighted Average FICO” column heading refers to the weighted average credit score of only the Group 2-4 Mortgage Loans for which credit scores were available.

Next Adjustment Dates for the Group 2-4 Mortgage Loans as of May 1, 2008

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
April 2017	13	$7,422,153.58	19.69%	6.456%	729	82.02%
May 2017	22	12,979,770.83	34.43	6.253	744	78.86
June 2017	38	17,302,467.77	45.89	6.533	729	77.60
Total	73	$37,704,392.18	100.00%	6.421%	734	78.91%

The latest next rate adjustment date following May 1, 2008 on any Group 2-4 Mortgage Loan occurs in June 2017 and the weighted average next rate adjustment date for the Group 2-4 Mortgage Loans following May 1, 2008 is May 2017.

Gross Margins of the Group 2-4 Mortgage Loans as of May 1, 2008

Gross Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
2.250-2.500	66	$35,461,791.21	94.05%	6.377%	736	78.12%
2.501-3.000	6	1,831,260.06	4.86	7.049	716	90.87
3.001-3.375	1	411,340.91	1.09	7.500	687	93.64
Total	73	$37,704,392.18	100.00%	6.421%	734	78.91%

As of May 1, 2008, all of the Group 2-4 Mortgage Loans had gross margins ranging from approximately 2.250% per annum to approximately 3.375% per annum and the weighted average gross margin as of May 1, 2008 was approximately 2.288% per annum.

Maximum Mortgage Rates of the Group 2-4 Mortgage Loans as of May 1, 2008

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
10.250-10.499	1	$568,000.00	1.51%	5.250%	733	79.78%
10.500-10.999	3	1,954,511.98	5.18	5.748	741	76.75
11.000-11.499	14	5,626,420.37	14.92	6.214	748	79.67
11.500-11.999	25	12,780,185.44	33.90	6.406	728	73.86
12.000-12.499	15	8,220,587.77	21.80	6.433	726	80.77
12.500-12.999	13	7,254,686.62	19.24	6.721	745	82.19
13.000-13.499	1	650,000.00	1.72	7.000	738	99.69
13.500-13.500	1	650,000.00	1.72	7.500	694	96.30
Total	73	$37,704,392.18	100.00%	6.421%	734	78.91%

As of May 1, 2008, the Group 2-4 Mortgage Loans had lifetime maximum mortgage rates ranging from approximately 10.250% per annum to approximately 13.500% per annum, and the weighted average maximum mortgage rate as of May 1, 2008 was approximately 11.902% per annum.

Minimum Mortgage Rates of the Group 2-4 Mortgage Loans as of May 1, 2008

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
2.250-2.500	66	$35,461,791.21	94.05%	6.377%	736	78.12%
2.501-3.000	6	1,831,260.06	4.86	7.049	716	90.87
3.001-3.375	1	411,340.91	1.09	7.500	687	93.64
Total	73	$37,704,392.18	100.00%	6.421%	734	78.91%

As of May 1, 2008, the Group 2-4 Mortgage Loans had lifetime minimum mortgage rates ranging from approximately 2.250% per annum to approximately 3.375% per annum, and the weighted average minimum mortgage rate as of May 1, 2008 was approximately 2.288% per annum.

Initial Periodic Rate Caps of the Group 2-4 Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
5.000	73	$37,704,392.18	100.00%	6.421%	734	78.91%
Total	73	$37,704,392.18	100.00%	6.421%	734	78.91%

The weighted average initial periodic rate cap for the Group 2-4 Mortgage Loans is approximately 5.000% per annum.

Subsequent Periodic Rate Caps of the Group 2-4 Mortgage Loans as of May 1, 2008

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
2.000	73	$37,704,392.18	100.00%	6.421%	734	78.91%
Total	73	$37,704,392.18	100.00%	6.421%	734	78.91%

The weighted average periodic rate cap for the Group 2-4 Mortgage Loans is approximately 2.000% per annum as of May 1, 2008.

Index of the Group 2-4 Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
12-Month LIBOR	73	$37,704,392.18	100.00%	6.421%	734	78.91%
Total	73	$37,704,392.18	100.00%	6.421%	734	78.91%

Rate Adjustment Frequency of the Group 2-4 Mortgage Loans

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Annually	73	$37,704,392.18	100.00%	6.421%	734	78.91%
Total	73	$37,704,392.18	100.00%	6.421%	734	78.91%

PMI Status of the Group 2-4 Mortgage Loans

PMI Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Curltv<=80	58	$31,580,437.28	83.76%	6.316%	738	75.78%
Gemico	1	650,000.00	1.72	7.500	694	96.30
Lender Paid MI	10	4,295,840.91	11.39	6.976	720	95.99
MGIC	1	144,500.00	0.38	6.750	672	84.01
Radian	1	269,325.00	0.71	7.125	681	95.00
Triad	2	764,288.99	2.03	6.427	704	90.71
Total	73	$37,704,392.18	100.00%	6.421%	734	78.91%

Original Prepayment Penalty Term of the Group 2-4 Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
No PPP	73	$37,704,392.18	100.00%	6.421%	734	78.91%
Total	73	$37,704,392.18	100.00%	6.421%	734	78.91%

Prepayment Penalty Description of the Group 2-4 Mortgage Loans

Prepayment Penalty Description	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
No PPP	73	$37,704,392.18	100.00%	6.421%	734	78.91%
Total	73	$37,704,392.18	100.00%	6.421%	734	78.91%

Originators of the Group 2-4 Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
American Home Mortgage	40	$16,676,754.62	44.23%	6.546%	729	77.22%
HomeBanc	30	19,440,334.94	51.56	6.377	740	80.60
Taylor Bean	3	1,587,302.62	4.21	5.663	715	75.92
Total	73	$37,704,392.18	100.00%	6.421%	734	78.91%

Months to Next Adjustment Date of the Group 2-4 Mortgage Loans as of May 1, 2008

Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
107-108	35	$20,401,924.41	54.11%	6.327%	739	80.01%
109-109	38	17,302,467.77	45.89	6.533	729	77.60
Total	73	$37,704,392.18	100.00%	6.421%	734	78.91%

Servicers of the Group 2-4 Mortgage Loans

Servicer	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Wells Fargo	73	$37,704,392.18	100.00%	6.421%	734	78.91%
Total	73	$37,704,392.18	100.00%	6.421%	734	78.91%

Historical Delinquency of the Group 2-4 Mortgage Loans as of May 1, 2008

Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
1 X 30	5	$2,197,694.37	5.83%	6.581%	733	78.55%
No Delinquency	68	35,506,697.81	94.17	6.412	734	78.93
Total	73	$37,704,392.18	100.00%	6.421%	734	78.91%

Some of the delinquencies shown in the table above are due to servicing transfer issues rather than borrower payment behavior.

GROUP 2-5 MORTGAGE LOANS

Principal Balances of the Group 2-5 Mortgage Loans at Origination

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
75,000.00-100,000.00	1	$33,501.17	0.11%	7.000%	N/A	78.95%
200,000.01-225,000.00	1	196,638.94	0.63	5.625	727	36.43
350,000.01-400,000.00	1	377,180.03	1.22	4.750	775	52.85
400,000.01-500,000.00	25	10,707,757.63	34.57	5.668	728	69.70
500,000.01-600,000.00	11	5,585,835.41	18.03	5.487	725	80.93
600,000.01-700,000.00	3	1,934,983.97	6.25	6.117	777	60.80
700,000.01-800,000.00	5	3,592,183.52	11.60	5.145	757	64.57
800,000.01-900,000.00	4	3,437,394.21	11.10	5.440	751	64.78
900,000.01-1,000,000.00	3	2,849,730.73	9.20	5.337	800	39.80
1,000,000.01-1,200,000.00	2	2,258,246.47	7.29	5.386	724	49.31
Total	56	$30,973,452.08	100.00%	5.516%	743	65.38%

The average principal balance of the Group 2-5 Mortgage Loans at origination was approximately $584,892.  No Group 2-5 Mortgage Loan had a principal balance at origination of greater than approximately $1,200,000 or less than approximately $75,000.

Principal Balances of the Group 2-5 Mortgage Loans as of May 1, 2008

Current Mortgage Loan Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
33,501.17-50,000.00	1	$33,501.17	0.11%	7.000%	N/A	78.95%
175,000.01-200,000.00	1	196,638.94	0.63	5.625	727	36.43
300,000.01-333,700.00	1	320,077.36	1.03	5.375	755	70.42
350,000.01-400,000.00	4	1,536,314.68	4.96	5.375	779	68.33
400,000.01-500,000.00	27	12,147,126.40	39.22	5.659	723	72.00
500,000.01-600,000.00	6	3,236,452.18	10.45	5.553	732	77.84
600,000.01-700,000.00	4	2,762,753.72	8.92	5.936	766	69.60
700,000.01-800,000.00	3	2,195,216.22	7.09	4.721	756	55.41
800,000.01-900,000.00	4	3,437,394.21	11.10	5.440	751	64.78
900,000.01-1,000,000.00	3	2,849,730.73	9.20	5.337	800	39.80
1,000,000.01-1,154,860.04	2	2,258,246.47	7.29	5.386	724	49.31
Total	56	$30,973,452.08	100.00%	5.516%	743	65.38%

The average principal balance of the Group 2-5 Mortgage Loans as of May 1, 2008 was approximately $553,097.  No Group 2-5 Mortgage Loan had a principal balance as of May 1, 2008 of greater than approximately $1,154,860 or less than approximately $33,501.

Mortgage Rates of the Group 2-5 Mortgage Loans as of May 1, 2008

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
4.250-4.499	2	$1,126,029.02	3.64%	4.329%	721	46.04%
4.500-4.999	14	8,513,782.28	27.49	4.726	732	62.97
5.000-5.499	8	4,354,487.42	14.06	5.249	738	62.94
5.500-5.999	13	7,919,498.43	25.57	5.737	740	63.00
6.000-6.499	15	7,672,900.42	24.77	6.164	766	74.49
6.500-6.999	1	495,568.28	1.60	6.625	802	80.00
7.000-7.499	1	33,501.17	0.11	7.000	N/A	78.95
7.500-7.875	2	857,685.06	2.77	7.753	710	58.81
Total	56	$30,973,452.08	100.00%	5.516%	743	65.38%

The Group 2-5 Mortgage Loans had mortgage rates as of May 1, 2008 ranging from approximately 4.250%  per annum to approximately 7.875% per annum, and the weighted average mortgage rate as of May 1, 2008 was approximately 5.516% per annum.

Original Term to Maturity of the Group 2-5 Mortgage Loans

Original Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
350-360	56	$30,973,452.08	100.00%	5.516%	743	65.38%
Total	56	$30,973,452.08	100.00%	5.516%	743	65.38%

The weighted average original term for the Group 2-5 Mortgage Loans is approximately 360 months.

Remaining Term of the Group 2-5 Mortgage Loans as of May 1, 2008

Remaining Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
87-240	2	$429,307.96	1.39%	5.848%	756	85.64%
241-300	3	1,312,453.57	4.24	7.146	718	54.02
301-342	51	29,231,690.55	94.38	5.438	744	65.60
Total	56	$30,973,452.08	100.00%	5.516%	743	65.38%

The remaining terms of the Group 2-5 Mortgage Loans as of May 1, 2008 range from approximately 87 months to 342 months.  The weighted average remaining term of the Group 2-5 Mortgage Loans was approximately 328 months as of May 1, 2008.

Loan-to-Value Ratios of the Group 2-5 Mortgage Loans at Origination(1)(2)

Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
33.93-35.00	1	$923,090.63	2.98%	5.375%	795	33.93%
35.01-40.00	3	1,373,466.21	4.43	5.005	743	38.94
40.01-45.00	5	3,494,292.63	11.28	5.422	767	42.77
45.01-50.00	3	2,242,569.29	7.24	4.645	719	46.59
50.01-55.00	5	3,671,551.02	11.85	5.724	739	53.71
55.01-60.00	3	1,278,817.94	4.13	5.892	761	59.03
60.01-65.00	2	1,008,327.75	3.26	6.958	729	62.61
65.01-70.00	1	475,020.40	1.53	5.500	689	69.15
70.01-75.00	5	2,587,175.73	8.35	5.052	773	72.95
75.01-80.00	23	11,590,816.48	37.42	5.656	740	79.39
85.01-90.00	4	1,814,748.12	5.86	5.636	708	89.17
90.01-91.46	1	513,575.88	1.66	5.125	721	91.46
Total	56	$30,973,452.08	100.00%	5.516%	743	65.38%
___________________
(1)	The values used in calculating the above were obtained in connection with the origination of the Group 2-5 Mortgage Loans and do not reflect current values.
(2)
The weighted average loan-to-value ratio at origination of the Group 2-5 Mortgage Loans was approximately 65.38%.  No Group 2-5 Mortgage Loan had a loan-to-value ratio at origination greater than approximately 91.46% or less than approximately 33.93%.

Combined Loan-to-Value Ratios of the Group 2-5 Mortgage Loans at Origination(1)(2)

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
33.93-40.00	4	$2,296,556.84	7.41%	5.154%	764	36.93%
40.01-50.00	8	5,736,861.92	18.52	5.118	748	44.27
50.01-60.00	7	4,577,382.56	14.78	5.749	740	54.73
60.01-70.00	2	1,008,327.75	3.26	6.958	729	62.61
70.01-75.00	3	1,181,919.18	3.82	5.500	782	73.31
75.01-80.00	19	9,484,347.87	30.62	5.788	742	78.87
80.01-85.00	1	519,930.84	1.68	5.250	690	80.00
85.01-90.00	7	3,163,171.06	10.21	5.553	711	85.04
90.01-93.14	5	3,004,954.06	9.70	4.874	758	75.72
Total	56	$30,973,452.08	100.00%	5.516%	743	65.38%
___________________
(1)	The values used in calculating the above were obtained in connection with the origination of the Group 2-5 Mortgage Loans and do not reflect current values.
(2)	The weighted average combined loan-to-value ratio at origination of the Group 2-5 Mortgage Loans was approximately 67.53%.

Occupancy Status of the Group 2-5 Mortgage Loans(1)

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Primary	48	$27,186,291.58	87.77%	5.520%	741	66.73%
Second Home	8	3,787,160.50	12.23	5.493	759	55.73
Total	56	$30,973,452.08	100.00%	5.516%	743	65.38%
___________________
 (1)           The occupancy status of a mortgaged property is as represented by the mortgagor in its loan application.

Mortgaged Property Types of the Group 2-5 Mortgage Loans

Mortgage Property	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Single Family	41	$24,201,869.85	78.14%	5.500%	747	63.32%
PUD	10	4,461,898.41	14.41	5.354	704	71.55
Condominium	5	2,309,683.82	7.46	6.001	783	75.14
Total	56	$30,973,452.08	100.00%	5.516%	743	65.38%

Loan Purpose of the Group 2-5 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Purchase	42	$21,567,625.41	69.63%	5.441%	739	68.98%
Cash Out Refinance	9	5,528,257.60	17.85	5.806	751	53.46
Rate/Term Refinance	5	3,877,569.07	12.52	5.523	756	62.37
Total	56	$30,973,452.08	100.00%	5.516%	743	65.38%

Documentation Types of the Group 2-5 Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
No Income-Verified Assets	7	$3,754,798.21	12.12%	5.731%	738	69.13%
Stated Income-No Assets	2	1,199,380.40	3.87	5.566	746	57.42
Stated Income-Verified Assets	6	2,771,915.70	8.95	5.824	779	75.89
Verified Income-No Assets	8	4,631,162.48	14.95	5.252	739	65.88
Verified Income-Verified Assets	33	18,616,195.29	60.10	5.490	740	63.45
Total	56	$30,973,452.08	100.00%	5.516%	743	65.38%

Geographic Distribution of the Mortgaged Properties on the Group 2-5 Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
New Jersey	53	$29,583,321.18	95.51%	5.536%	744	64.93%
Pennsylvania	3	1,390,130.90	4.49	5.093	721	75.05
Total	56	$30,973,452.08	100.00%	5.516%	743	65.38%

Original Interest Only Terms of the Group 2-5 Mortgage Loans

Original IO Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
None	56	$30,973,452.08	100.00%	5.516%	743	65.38%
Total	56	$30,973,452.08	100.00%	5.516%	743	65.38%

Original Credit Scores of the Group 2-5 Mortgage Loans(1)(2)

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
N/A	1	$33,501.17	0.11%	7.000%	N/A	78.95%
622-640	2	879,888.21	2.84	4.750	630	60.90
641-660	2	877,205.78	2.83	6.564	656	70.43
661-680	2	920,329.13	2.97	5.725	667	80.00
681-700	10	5,386,746.73	17.39	5.199	691	68.66
701-720	2	1,352,157.06	4.37	5.511	704	67.59
721-740	6	3,294,198.87	10.64	4.984	730	59.74
741-760	7	4,117,694.92	13.29	5.499	752	68.65
761-780	9	4,735,188.83	15.29	5.744	768	67.82
781-800	12	7,507,661.68	24.24	5.762	789	61.93
801-816	3	1,868,879.70	6.03	5.585	809	57.12
Total	56	$30,973,452.08	100.00%	5.516%	743	65.38%
___________________
(1)	The credit scores above were obtained in connection with the origination of the Group 2-5 Mortgage Loans and do not reflect current credit scores.
(2)
The weighted average credit score of the Group 2-5 Mortgage Loans for which credit scores were available was approximately 743.  The “Weighted Average FICO” column heading refers to the weighted average credit score of only the Group 2-5 Mortgage Loans for which credit scores were available.

Next Adjustment Dates for the Group 2-5 Mortgage Loans as of May 1, 2008

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
June 2008	1	$418,554.86	1.35%	7.625%	768	54.93%
August 2008	1	410,387.65	1.32	4.250	690	40.00
September 2008	3	1,188,272.74	3.84	5.742	707	55.13
February 2009	2	845,109.97	2.73	5.538	758	58.23
May 2009	1	395,806.79	1.28	5.750	756	86.21
July 2009	1	412,806.60	1.33	6.000	758	80.00
August 2009	2	1,024,069.44	3.31	5.326	757	74.75
September 2009	1	450,898.29	1.46	4.750	638	80.00
October 2009	2	975,406.03	3.15	5.242	681	80.00
December 2009	1	423,541.49	1.37	4.500	745	45.57
March 2010	1	852,687.47	2.75	4.625	791	71.43
April 2010	1	412,535.92	1.33	4.875	764	76.32
June 2010	3	2,156,495.22	6.96	4.610	768	63.94
July 2010	2	1,143,619.65	3.69	5.085	775	43.58
August 2010	1	861,005.09	2.78	4.875	730	52.94
October 2010	2	1,595,592.49	5.15	4.875	700	58.95
December 2010	1	320,077.36	1.03	5.375	755	70.42
January 2011	1	519,930.84	1.68	5.250	690	80.00
March 2011	2	634,714.52	2.05	5.366	680	65.38
April 2011	1	699,499.89	2.26	5.500	764	77.95
May 2011	1	923,090.63	2.98	5.375	795	33.93
July 2011	3	1,317,695.38	4.25	5.676	687	67.24
August 2011	1	683,894.10	2.21	5.750	781	42.97
September 2011	1	469,405.43	1.52	5.875	778	78.69
October 2011	1	493,794.49	1.59	5.875	682	90.00
November 2011	2	1,114,833.10	3.60	6.278	738	82.12
June 2012	1	513,575.88	1.66	5.125	721	91.46
July 2012	1	1,154,860.04	3.73	5.875	750	53.33
January 2013	1	482,956.05	1.56	5.250	663	80.00
April 2013	3	1,418,757.70	4.58	5.500	716	69.12
June 2013	1	859,951.00	2.78	5.875	703	54.77
September 2013	1	697,467.41	2.25	6.125	754	80.00
May 2016	1	973,771.30	3.14	5.875	788	40.82
June 2016	2	825,757.20	2.67	6.000	795	70.72
July 2016	2	866,053.50	2.80	6.186	798	69.76
August 2016	1	495,568.28	1.60	6.625	802	80.00
September 2016	1	508,060.08	1.64	6.250	790	80.00
October 2016	2	1,432,948.20	4.63	6.325	783	73.12
Total	56	$30,973,452.08	100.00%	5.516%	743	65.38%
The latest next rate adjustment date following May 1, 2008 on any Group 2-5 Mortgage Loan occurs in October 2016 and the weighted average next rate adjustment date for the Group 2-5 Mortgage Loans following May 1, 2008 is November 2011.

Gross Margins of the Group 2-5 Mortgage Loans as of May 1, 2008

Gross Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
2.000-2.500	1	$33,501.17	0.11%	7.000%	N/A	78.95%
2.501-2.875	55	30,939,950.91	99.89	5.515	743	65.37
Total	56	$30,973,452.08	100.00%	5.516%	743	65.38%

As of May 1, 2008, all of the Group 2-5 Mortgage Loans had gross margins ranging from approximately 2.000% per annum to approximately 2.875% per annum and the weighted average gross margin as of May 1, 2008 was approximately 2.753% per annum.

Maximum Mortgage Rates of the Group 2-5 Mortgage Loans as of May 1, 2008

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
9.250-9.499	1	$410,387.65	1.32%	4.250%	690	40.00%
9.500-9.999	14	8,513,782.28	27.49	4.726	732	62.97
10.000-10.499	10	5,524,897.30	17.84	5.197	738	59.72
10.500-10.999	12	7,369,127.75	23.79	5.848	745	59.97
11.000-11.499	12	6,333,824.95	20.45	6.199	767	76.21
11.500-11.999	4	1,903,624.02	6.15	6.445	722	77.25
12.000-12.499	2	884,306.96	2.86	6.000	778	77.33
15.000-15.250	1	33,501.17	0.11	7.000	N/A	78.95
Total	56	$30,973,452.08	100.00%	5.516%	743	65.38%

As of May 1, 2008, the Group 2-5 Mortgage Loans had lifetime maximum mortgage rates ranging from approximately 9.250% per annum to approximately 15.250% per annum, and the weighted average maximum mortgage rate as of May 1, 2008 was approximately 10.552% per annum.

Minimum Mortgage Rates of the Group 2-5 Mortgage Loans as of May 1, 2008

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
2.000-2.500	1	$33,501.17	0.11%	7.000%	N/A	78.95%
2.501-2.875	55	30,939,950.91	99.89	5.515	743	65.37
Total	56	$30,973,452.08	100.00%	5.516%	743	65.38%

As of May 1, 2008, the Group 2-5 Mortgage Loans had lifetime minimum mortgage rates ranging from approximately 2.000% per annum to approximately 2.875% per annum, and the weighted average minimum mortgage rate as of May 1, 2008 was approximately 2.753% per annum.

Initial Periodic Rate Caps of the Group 2-5 Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
2.000	56	$30,973,452.08	100.00%	5.516%	743	65.38%
Total	56	$30,973,452.08	100.00%	5.516%	743	65.38%

The weighted average initial periodic rate cap for the Group 2-5 Mortgage Loans is approximately 2.000% per annum.

Subsequent Periodic Rate Caps of the Group 2-5 Mortgage Loans as of May 1, 2008

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
2.000	56	$30,973,452.08	100.00%	5.516%	743	65.38%
Total	56	$30,973,452.08	100.00%	5.516%	743	65.38%

The weighted average periodic rate cap for the Group 2-5 Mortgage Loans is approximately 2.000% per annum as of May 1, 2008.

Index of the Group 2-5 Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
12-Month Treasury	56	$30,973,452.08	100.00%	5.516%	743	65.38%
Total	56	$30,973,452.08	100.00%	5.516%	743	65.38%

Rate Adjustment Frequency of the Group 2-5 Mortgage Loans

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Annually	56	$30,973,452.08	100.00%	5.516%	743	65.38%
Total	56	$30,973,452.08	100.00%	5.516%	743	65.38%

PMI Status of the Group 2-5 Mortgage Loans

PMI Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Curltv<=80	52	$29,040,934.87	93.76%	5.519%	746	63.72%
Gemico	1	492,206.06	1.59	4.875	707	90.00
PMI	1	432,940.78	1.40	6.125	695	90.00
RMIC	1	493,794.49	1.59	5.875	682	90.00
United Guaranty	1	513,575.88	1.66	5.125	721	91.46
Total	56	$30,973,452.08	100.00%	5.516%	743	65.38%

Original Prepayment Penalty Term of the Group 2-5 Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
No PPP	56	$30,973,452.08	100.00%	5.516%	743	65.38%
Total	56	$30,973,452.08	100.00%	5.516%	743	65.38%

Prepayment Penalty Description of the Group 2-5 Mortgage Loans

Prepayment Penalty Description	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
No PPP	56	$30,973,452.08	100.00%	5.516%	743	65.38%
Total	56	$30,973,452.08	100.00%	5.516%	743	65.38%

Originators of the Group 2-5 Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
PennFed	56	$30,973,452.08	100.00%	5.516%	743	65.38%
Total	56	$30,973,452.08	100.00%	5.516%	743	65.38%

Months to Next Adjustment Date of the Group 2-5 Mortgage Loans as of May 1, 2008

Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
1- 6	5	$2,017,215.25	6.51%	5.829%	716	52.01%
7-12	3	1,240,916.76	4.01	5.606	758	67.15
13-18	6	2,863,180.36	9.24	5.304	713	78.12
19-24	3	1,688,764.88	5.45	4.655	773	66.14
25-30	8	5,756,712.45	18.59	4.818	745	56.87
31-36	6	3,097,313.24	10.00	5.380	743	61.82
37-42	8	4,079,622.50	13.17	5.900	727	71.31
49-54	2	1,668,435.92	5.39	5.644	741	65.07
55-60	4	1,901,713.75	6.14	5.437	703	71.88
61-66	2	1,557,418.41	5.03	5.987	726	66.07
91-96	1	973,771.30	3.14	5.875	788	40.82
97-101	8	4,128,387.26	13.33	6.258	792	73.61
Total	56	$30,973,452.08	100.00%	5.516%	743	65.38%

Servicers of the Group 2-5 Mortgage Loans

Servicer	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Wells Fargo	56	$30,973,452.08	100.00%	5.516%	743	65.38%
Total	56	$30,973,452.08	100.00%	5.516%	743	65.38%

Historical Delinquency of the Group 2-5 Mortgage Loans as of May 1, 2008

Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
1 X 30	4	$2,133,173.03	6.89%	5.543%	733	65.81%
No Delinquency	52	28,840,279.05	93.11	5.514	744	65.35
Total	56	$30,973,452.08	100.00%	5.516%	743	65.38%

Some of the delinquencies shown in the table above are due to servicing transfer issues rather than borrower payment behavior.

GROUP 3 MORTGAGE LOANS

Principal Balances of the Group 3 Mortgage Loans at Origination

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
47,500.00-50,000.00	1	$47,500.00	0.02%	8.000%	670	95.00%
50,000.01-75,000.00	6	385,409.45	0.14	7.532	710	83.56
75,000.01-100,000.00	23	2,012,200.90	0.73	7.081	725	76.89
100,000.01-125,000.00	38	4,308,172.42	1.55	6.829	726	81.50
125,000.01-150,000.00	35	4,752,995.52	1.71	6.842	723	81.82
150,000.01-175,000.00	42	6,822,418.09	2.46	6.804	715	79.93
175,000.01-200,000.00	54	10,013,590.43	3.61	6.689	722	82.25
200,000.01-225,000.00	43	9,089,259.76	3.28	6.849	713	82.02
225,000.01-250,000.00	49	11,635,558.28	4.19	6.749	719	81.44
250,000.01-275,000.00	40	10,485,867.63	3.78	6.749	708	80.26
275,000.01-300,000.00	32	9,265,725.79	3.34	6.678	709	80.27
300,000.01-333,700.00	38	12,049,237.39	4.34	6.715	705	79.03
333,700.01-350,000.00	30	10,036,653.21	3.62	6.564	713	79.66
350,000.01-400,000.00	52	19,542,380.60	7.04	6.647	726	81.04
400,000.01-500,000.00	95	43,057,688.79	15.52	6.532	721	77.89
500,000.01-600,000.00	66	36,049,043.63	12.99	6.678	723	77.94
600,000.01-700,000.00	34	22,345,053.84	8.05	6.501	710	76.61
700,000.01-800,000.00	20	14,943,491.83	5.38	6.534	726	76.63
800,000.01-900,000.00	7	5,984,083.21	2.16	6.449	730	72.45
900,000.01-1,000,000.00	19	18,640,014.22	6.72	6.430	739	69.88
1,000,000.01-1,500,000.00	13	15,253,535.58	5.50	6.687	710	71.71
1,500,000.01-2,000,000.00	4	7,397,094.18	2.67	6.294	695	58.20
3,000,000.01-3,400,000.00	1	3,400,000.00	1.23	6.500	772	66.67
Total	742	$277,516,974.75	100.00%	6.619%	719	77.19%

The average principal balance of the Group 3 Mortgage Loans at origination was approximately $376,061.  No Group 3 Mortgage Loan had a principal balance at origination of greater than approximately $3,400,000 or less than approximately $47,500.

Principal Balances of the Group 3 Mortgage Loans as of May 1, 2008

Current Mortgage Loan Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
47,500.00-50,000.00	1	$47,500.00	0.02%	8.000%	670	95.00%
50,000.01-75,000.00	6	385,409.45	0.14	7.532	710	83.56
75,000.01-100,000.00	23	2,012,200.90	0.73	7.081	725	76.89
100,000.01-125,000.00	38	4,308,172.42	1.55	6.829	726	81.50
125,000.01-150,000.00	36	4,892,995.52	1.76	6.861	726	82.34
150,000.01-175,000.00	44	7,169,596.50	2.58	6.789	715	80.29
175,000.01-200,000.00	54	10,064,879.23	3.63	6.693	721	82.08
200,000.01-225,000.00	42	8,915,083.19	3.21	6.853	715	81.95
225,000.01-250,000.00	50	11,910,774.63	4.29	6.733	718	81.96
250,000.01-275,000.00	38	9,986,360.64	3.60	6.771	709	79.62
275,000.01-300,000.00	33	9,564,801.85	3.45	6.649	709	80.73
300,000.01-333,700.00	40	12,747,061.49	4.59	6.743	707	78.57
333,700.01-350,000.00	27	9,248,019.19	3.33	6.518	710	80.11
350,000.01-400,000.00	51	19,194,114.46	6.92	6.652	726	80.79
400,000.01-500,000.00	97	44,055,104.31	15.87	6.539	722	77.82
500,000.01-600,000.00	65	35,639,420.68	12.84	6.662	720	77.91
600,000.01-700,000.00	33	21,757,261.27	7.84	6.514	711	76.77
700,000.01-800,000.00	21	15,725,180.41	5.67	6.551	730	76.50
800,000.01-900,000.00	7	5,984,083.21	2.16	6.449	730	72.45
900,000.01-1,000,000.00	19	18,640,014.22	6.72	6.430	739	69.88
1,000,000.01-1,500,000.00	12	14,471,847.00	5.21	6.677	705	71.59
1,500,000.01-2,000,000.00	4	7,397,094.18	2.67	6.294	695	58.20
3,000,000.01-3,400,000.00	1	3,400,000.00	1.23	6.500	772	66.67
Total	742	$277,516,974.75	100.00%	6.619%	719	77.19%

The average principal balance of the Group 3 Mortgage Loans as of May 1, 2008 was approximately $374,012.  No Group 3 Mortgage Loan had a principal balance as of May 1, 2008 of greater than approximately $3,400,000 or less than approximately $47,500.

Mortgage Rates of the Group 3 Mortgage Loans as of May 1, 2008

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
4.500-4.999	1	$423,075.65	0.15%	4.500%	611	49.73%
5.000-5.499	1	341,451.00	0.12	5.375	674	80.00
5.500-5.999	32	18,806,357.90	6.78	5.794	727	73.00
6.000-6.499	211	85,283,020.70	30.73	6.230	727	76.07
6.500-6.999	300	115,476,516.80	41.61	6.656	719	77.18
7.000-7.499	126	36,001,324.22	12.97	7.165	711	79.82
7.500-7.999	50	14,349,117.46	5.17	7.622	704	81.93
8.000-8.499	17	4,605,360.10	1.66	8.255	705	83.08
8.500-8.875	4	2,230,750.92	0.80	8.540	697	75.86
Total	742	$277,516,974.75	100.00%	6.619%	719	77.19%

The Group 3 Mortgage Loans had mortgage rates as of May 1, 2008 ranging from approximately 4.500% per annum to approximately 8.875% per annum, and the weighted average mortgage rate as of May 1, 2008 was approximately 6.619% per annum.

Original Term to Maturity of the Group 3 Mortgage Loans

Original Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
342-360	742	$277,516,974.75	100.00%	6.619%	719	77.19%
Total	742	$277,516,974.75	100.00%	6.619%	719	77.19%

The weighted average original term for the Group 3 Mortgage Loans is approximately 360 months.

Remaining Term of the Group 3 Mortgage Loans as of May 1, 2008

Remaining Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
305-351	742	$277,516,974.75	100.00%	6.619%	719	77.19%
Total	742	$277,516,974.75	100.00%	6.619%	719	77.19%

The remaining terms of the Group 3 Mortgage Loans as of May 1, 2008 range from approximately 305 months to 351 months.  The weighted average remaining term for the Group 3 Mortgage Loans was approximately 346 months as of May 1, 2008.

Loan-to-Value Ratios of the Group 3 Mortgage Loans at Origination(1)(2)

Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
20.00-20.00	1	$91,616.18	0.03%	6.500%	691	20.00%
20.01-25.00	2	621,208.73	0.22	6.451	802	24.57
25.01-30.00	2	394,000.00	0.14	6.453	678	28.43
30.01-35.00	1	1,000,000.00	0.36	7.375	698	33.33
40.01-45.00	3	1,525,080.11	0.55	6.521	755	42.22
45.01-50.00	11	5,885,159.90	2.12	6.145	706	48.76
50.01-55.00	8	5,424,824.23	1.95	6.431	729	52.83
55.01-60.00	10	4,493,420.75	1.62	6.463	740	58.13
60.01-65.00	30	15,018,794.37	5.41	6.361	701	64.15
65.01-70.00	25	14,934,455.50	5.38	6.752	720	68.50
70.01-75.00	66	33,441,667.32	12.05	6.566	713	73.84
75.01-80.00	444	158,953,954.12	57.28	6.590	719	79.79
80.01-85.00	24	7,283,665.61	2.62	7.331	720	84.16
85.01-90.00	28	8,430,812.90	3.04	6.797	729	89.48
90.01-95.00	40	7,893,880.90	2.84	6.971	715	94.66
95.01-100.00	47	12,124,434.13	4.37	6.860	749	99.68
Total	742	$277,516,974.75	100.00%	6.619%	719	77.19%
___________________
(1)	The values used in calculating the above were obtained in connection with the origination of the Group 3 Mortgage Loans and do not reflect current values.
(2)
The weighted average loan-to-value ratio at origination of the Group 3 Mortgage Loans was approximately 77.19%.  No Group 3 Mortgage Loan had a loan-to-value ratio at origination greater than approximately 100.00% or less than approximately 20.00%.

Combined Loan-to-Value Ratios of the Group 3 Mortgage Loans at Origination(1)(2)

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
20.00-20.00	1	$91,616.18	0.03%	6.500%	691	20.00%
20.01-30.00	4	1,015,208.73	0.37	6.452	754	26.07
30.01-40.00	1	1,000,000.00	0.36	7.375	698	33.33
40.01-50.00	13	6,311,944.21	2.27	6.218	722	47.24
50.01-60.00	15	7,222,653.80	2.60	6.481	730	55.86
60.01-70.00	50	25,480,519.61	9.18	6.509	715	65.53
70.01-75.00	48	25,136,295.09	9.06	6.649	716	72.42
75.01-80.00	136	58,895,202.32	21.22	6.539	714	78.24
80.01-85.00	28	8,905,256.85	3.21	7.202	715	81.58
85.01-90.00	81	36,539,851.27	13.17	6.576	723	80.75
90.01-95.00	84	25,283,142.01	9.11	6.758	714	83.98
95.01-100.00	281	81,635,284.68	29.42	6.651	725	82.81
Total	742	$277,516,974.75	100.00%	6.619%	719	77.19%
___________________
(1)	The values used in calculating the above were obtained in connection with the origination of the Group 3 Mortgage Loans and do not reflect current values.
(2)	The weighted average combined loan-to-value ratio at origination of the Group 3 Mortgage Loans was approximately 84.86%.

Occupancy Status of the Group 3 Mortgage Loans(1)

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Investor	95	$21,679,799.01	7.81%	7.128%	720	75.14%
Primary	613	241,590,754.46	87.05	6.552	719	77.31
Second Home	34	14,246,421.28	5.13	6.983	734	78.36
Total	742	$277,516,974.75	100.00%	6.619%	719	77.19%
___________________
 (1)           The occupancy status of a mortgaged property is as represented by the mortgagor in its loan application.

Mortgaged Property Types of the Group 3 Mortgage Loans

Mortgage Property	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Single Family	478	$183,122,133.10	65.99%	6.609%	716	76.44%
PUD	130	50,598,225.59	18.23	6.588	724	79.65
Condominium	100	29,789,318.49	10.73	6.675	727	77.81
Two to Four Family	22	7,485,947.69	2.70	6.954	727	77.36
Detached PUD	8	5,311,570.21	1.91	6.428	751	76.00
Coop	3	708,779.67	0.26	6.343	717	85.76
Townhouse	1	501,000.00	0.18	7.500	656	64.65
Total	742	$277,516,974.75	100.00%	6.619%	719	77.19%

Loan Purpose of the Group 3 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Purchase	375	$118,075,290.52	42.55%	6.675%	725	81.95%
Cash Out Refinance	226	96,313,694.30	34.71	6.566	713	72.02
Rate/Term Refinance	141	63,127,989.93	22.75	6.595	719	76.19
Total	742	$277,516,974.75	100.00%	6.619%	719	77.19%

Documentation Types of the Group 3 Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
No Income-No Assets	18	$4,745,778.90	1.71%	7.222%	707	83.92%
No Income-Verified Assets	35	15,157,471.90	5.46	7.093	716	73.89
Stated Income-No Assets	34	9,556,577.59	3.44	7.137	686	74.85
Stated Income-Stated Assets	11	4,414,443.10	1.59	6.983	730	72.83
Stated Income-Verified Assets	402	162,668,707.93	58.62	6.591	719	76.25
Verified Income-No Assets	14	3,745,455.96	1.35	6.479	708	68.66
Verified Income-Verified Assets	228	77,228,539.37	27.83	6.471	726	80.36
Total	742	$277,516,974.75	100.00%	6.619%	719	77.19%

Geographic Distribution of the Mortgaged Properties on the Group 3 Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
California	220	$96,853,338.48	34.90%	6.520%	716	77.21%
Florida	114	34,611,045.39	12.47	6.934	720	78.10
New York	31	17,739,243.85	6.39	6.524	707	74.14
Arizona	42	14,561,573.59	5.25	6.738	715	73.65
Virginia	27	14,493,399.03	5.22	6.380	746	75.30
Illinois	42	13,289,163.17	4.79	6.610	728	75.48
New Jersey	29	10,728,309.89	3.87	7.028	696	76.85
Maryland	22	9,469,236.52	3.41	6.350	720	74.48
Nevada	30	7,606,332.53	2.74	6.532	718	80.41
Washington	16	6,697,839.27	2.41	6.429	717	78.28
Georgia	17	5,150,901.62	1.86	6.502	741	87.68
North Carolina	9	5,004,709.50	1.80	6.373	727	73.28
Oregon	11	3,745,936.67	1.35	6.795	716	81.74
Connecticut	12	3,560,745.05	1.28	6.529	705	79.51
Michigan	8	2,893,859.69	1.04	6.498	721	80.00
Idaho	4	2,849,849.82	1.03	6.627	760	73.79
South Carolina	10	2,775,607.43	1.00	6.876	741	83.89
Colorado	10	2,743,507.58	0.99	6.619	758	74.93
Tennessee	4	2,343,810.95	0.84	7.105	705	70.37
Massachusetts	6	1,994,705.55	0.72	6.812	701	81.91
Utah	10	1,836,790.65	0.66	6.565	723	83.70
Pennsylvania	9	1,764,964.67	0.64	7.434	707	78.67
Texas	5	1,688,585.51	0.61	6.492	748	63.06
New Mexico	6	1,522,508.74	0.55	6.740	703	80.75
Maine	2	1,484,799.70	0.54	6.820	686	80.00
Ohio	5	1,071,495.20	0.39	6.767	773	89.22
District of Columbia	4	1,035,518.69	0.37	6.240	771	74.14
Delaware	2	1,013,488.58	0.37	6.761	774	78.85
Wisconsin	8	962,749.41	0.35	6.989	723	86.17
Rhode Island	2	961,960.80	0.35	6.472	685	79.59
Missouri	6	844,493.85	0.30	6.730	711	84.23
Hawaii	3	747,986.25	0.27	7.054	741	80.75
Vermont	1	699,999.89	0.25	6.000	735	80.00
Alabama	5	699,887.46	0.25	6.944	711	81.78
Minnesota	3	598,718.36	0.22	6.788	704	84.64
Montana	1	518,035.86	0.19	5.750	758	80.00
Kansas	1	405,502.65	0.15	7.250	756	100.00
New Hampshire	1	156,257.35	0.06	6.375	685	74.76
Louisiana	1	128,000.00	0.05	7.375	768	100.00
Oklahoma	1	99,025.81	0.04	6.750	695	80.00
Alaska	1	83,656.94	0.03	7.625	733	95.00
Arkansas	1	79,432.80	0.03	6.375	783	83.33
Total	742	$277,516,974.75	100.00%	6.619%	719	77.19%

Original Interest Only Terms of the Group 3 Mortgage Loans

Original IO Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
None	196	$50,057,787.55	18.04%	6.719%	711	76.85%
36	2	708,799.70	0.26	7.426	745	80.92
60	154	49,830,770.07	17.96	6.515	722	77.96
120	390	176,919,617.43	63.75	6.617	721	77.06
Total	742	$277,516,974.75	100.00%	6.619%	719	77.19%

Original Credit Scores of the Group 3 Mortgage Loans(1)(2)

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
608-620	3	$1,575,183.57	0.57%	5.895%	611	67.21%
621-640	16	6,555,687.70	2.36	6.853	634	72.57
641-660	25	10,667,849.09	3.84	6.765	652	70.81
661-680	49	21,423,204.53	7.72	6.905	671	75.51
681-700	171	57,849,031.06	20.85	6.661	690	77.24
701-720	141	48,100,597.37	17.33	6.635	710	77.99
721-740	127	49,147,430.65	17.71	6.538	730	79.04
741-760	91	31,749,466.54	11.44	6.586	751	78.90
761-780	59	26,579,994.91	9.58	6.506	770	77.06
781-800	44	16,630,707.27	5.99	6.504	790	79.40
801-820	16	7,237,822.06	2.61	6.438	809	67.58
Total	742	$277,516,974.75	100.00%	6.619%	719	77.19%
___________________
(1)	The credit scores above were obtained in connection with the origination of the Group 3 Mortgage Loans and do not reflect current credit scores.
(2)
The weighted average credit score of the Group 3 Mortgage Loans for which credit scores were available was approximately 719.  The “Weighted Average FICO” column heading refers to the weighted average credit score of only the Group 3 Mortgage Loans for which credit scores were available.

Next Adjustment Dates for the Group 3 Mortgage Loans as of May 1, 2008

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
October 2008	1	$423,075.65	0.15%	4.500%	611	49.73%
December 2008	1	208,799.70	0.08	7.250	732	80.00
April 2009	1	245,000.00	0.09	5.500	697	64.99
December 2009	2	2,012,121.94	0.73	6.798	727	76.93
January 2010	3	1,211,113.96	0.44	6.334	711	80.00
February 2010	7	2,530,961.63	0.91	5.985	731	81.19
March 2010	8	3,836,306.34	1.38	6.260	713	70.55
April 2010	14	6,058,775.75	2.18	6.569	721	79.12
May 2010	3	2,559,994.18	0.92	6.159	717	62.48
September 2010	1	518,035.86	0.19	5.750	758	80.00
February 2011	1	591,500.00	0.21	6.250	757	71.57
March 2011	1	178,047.00	0.06	6.625	770	63.59
April 2011	1	446,600.43	0.16	6.500	796	87.75
June 2011	1	464,800.00	0.17	6.125	791	80.00
August 2011	3	455,438.97	0.16	7.211	676	58.96
September 2011	2	512,107.92	0.18	6.051	615	77.52
November 2011	4	839,334.24	0.30	7.194	711	83.41
December 2011	4	541,536.94	0.20	6.781	735	81.26
January 2012	9	5,144,787.50	1.85	6.649	688	74.32
February 2012	69	26,693,873.24	9.62	6.653	707	78.83
March 2012	274	95,723,179.89	34.49	6.565	725	78.49
April 2012	132	45,599,834.91	16.43	6.504	719	77.86
May 2012	53	17,880,963.48	6.44	7.153	714	79.96
June 2012	12	4,042,076.84	1.46	6.942	708	76.71
July 2012	19	4,372,124.33	1.58	7.203	692	74.90
August 2012	27	7,836,193.25	2.82	6.989	697	74.47
May 2013	1	501,000.00	0.18	7.500	656	64.65
December 2013	1	128,000.00	0.05	7.375	768	100.00
February 2014	4	1,252,475.14	0.45	6.399	707	83.53
March 2014	9	5,214,409.40	1.88	6.652	714	78.10
April 2014	4	2,162,407.93	0.78	6.274	695	81.62
May 2014	3	1,901,462.36	0.69	8.476	709	74.21
September 2015	1	1,149,991.21	0.41	5.875	778	64.61
June 2016	1	587,792.57	0.21	6.000	667	70.76
July 2016	1	739,997.00	0.27	7.375	653	80.00
September 2016	1	448,694.44	0.16	7.000	733	57.07
October 2016	4	2,639,407.29	0.95	6.428	757	65.70
November 2016	6	2,534,810.53	0.91	6.577	737	74.59
December 2016	12	5,897,791.56	2.13	6.672	730	71.14
January 2017	14	8,255,787.79	2.97	6.218	732	73.86
February 2017	11	5,424,031.72	1.95	6.597	737	75.46
March 2017	10	3,945,182.01	1.42	6.628	735	82.43
April 2017	6	3,807,149.85	1.37	6.624	745	64.57
Total	742	$277,516,974.75	100.00%	6.619%	719	77.19%

The latest next rate adjustment date following May 1, 2008 on any Group 3 Mortgage Loan occurs in April 2017 and the weighted average next rate adjustment date for the Group 3 Mortgage Loans following May 1, 2008 is September 2012.

Gross Margins of the Group 3 Mortgage Loans as of May 1, 2008

Gross Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
2.250-2.500	626	$231,641,063.29	83.47%	6.556%	718	76.27%
2.501-3.000	89	38,490,837.15	13.87	6.893	730	81.60
3.001-3.500	13	2,786,404.21	1.00	7.226	736	94.21
4.001-4.500	1	559,142.78	0.20	7.390	774	100.00
4.501-5.000	13	4,039,527.32	1.46	7.117	666	72.81
Total	742	$277,516,974.75	100.00%	6.619%	719	77.19%

As of May 1, 2008, all of the Group 3 Mortgage Loans had gross margins ranging from approximately 2.250% per annum to approximately 5.000% per annum and the weighted average gross margin as of May 1, 2008 was approximately 2.386% per annum.

Maximum Mortgage Rates of the Group 3 Mortgage Loans as of May 1, 2008

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
9.500-9.999	1	$423,075.65	0.15%	4.500%	611	49.73%
10.000-10.499	1	341,451.00	0.12	5.375	674	80.00
10.500-10.999	27	15,401,003.01	5.55	5.816	728	72.08
11.000-11.499	192	76,894,272.98	27.71	6.224	731	76.56
11.500-11.999	280	103,763,338.61	37.39	6.627	722	77.25
12.000-12.499	134	39,591,406.14	14.27	6.987	708	78.21
12.500-12.999	68	27,713,535.03	9.99	7.085	699	79.11
13.000-13.499	28	9,404,025.90	3.39	7.663	708	80.87
13.500-13.875	11	3,984,866.43	1.44	8.135	707	78.25
Total	742	$277,516,974.75	100.00%	6.619%	719	77.19%

As of May 1, 2008, the Group 3 Mortgage Loans had lifetime maximum mortgage rates ranging from approximately 9.500% per annum to approximately 13.875% per annum, and the weighted average maximum mortgage rate as of May 1, 2008 was approximately 11.739% per annum.

Minimum Mortgage Rates of the Group 3 Mortgage Loans as of May 1, 2008

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
2.250-2.500	626	$231,641,063.29	83.47%	6.556%	718	76.27%
2.501-3.000	89	38,490,837.15	13.87	6.893	730	81.60
3.001-3.500	13	2,786,404.21	1.00	7.226	736	94.21
4.001-4.500	1	559,142.78	0.20	7.390	774	100.00
4.501-5.000	13	4,039,527.32	1.46	7.117	666	72.81
Total	742	$277,516,974.75	100.00%	6.619%	719	77.19%

As of May 1, 2008, the Group 3 Mortgage Loans had lifetime minimum mortgage rates ranging from approximately 2.250% per annum to approximately 5.000% per annum, and the weighted average minimum mortgage rate as of May 1, 2008 was approximately 2.386% per annum.

Initial Periodic Rate Caps of the Group 3 Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
2.000	25	$11,272,561.12	4.06%	6.165%	707	74.60%
3.000	13	5,252,601.77	1.89	6.754	733	83.35
5.000	668	241,830,874.73	87.14	6.633	722	77.33
6.000	36	19,160,937.13	6.90	6.673	691	75.29
Total	742	$277,516,974.75	100.00%	6.619%	719	77.19%

The weighted average initial periodic rate cap for the Group 3 Mortgage Loans date is approximately 4.909% per annum.

Subsequent Periodic Rate Caps of the Group 3 Mortgage Loans as of May 1, 2008

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
1.000	91	$38,801,364.57	13.98%	7.037%	717	77.45%
2.000	597	224,633,146.86	80.94	6.519	721	77.28
5.000	54	14,082,463.32	5.07	7.076	700	75.03
Total	742	$277,516,974.75	100.00%	6.619%	719	77.19%

The weighted average periodic rate cap for the Group 3 Mortgage Loans is approximately 2.012% per annum as of May 1, 2008.

Index of the Group 3 Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
12-Month LIBOR	277	$131,933,727.48	47.54%	6.467%	724	76.39%
6-Month LIBOR	462	144,233,063.70	51.97	6.768	716	78.04
12-Month Treasury	3	1,350,183.57	0.49	5.576	644	64.70
Total	742	$277,516,974.75	100.00%	6.619%	719	77.19%

Rate Adjustment Frequency of the Group 3 Mortgage Loans

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Semi-Annually	462	$144,233,063.70	51.97%	6.768%	716	78.04%
Annually	280	133,283,911.05	48.03	6.458	723	76.27
Total	742	$277,516,974.75	100.00%	6.619%	719	77.19%

PMI Status of the Group 3 Mortgage Loans

PMI Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Curltv<=80	604	$241,888,127.66	87.16%	6.568%	718	74.87%
Lender Paid MI	72	19,236,510.51	6.93	6.879	740	96.41
MGIC	43	8,315,112.78	3.00	7.084	718	90.05
No PMI	4	1,271,367.81	0.46	7.758	708	83.71
PMI	6	2,903,417.74	1.05	6.989	706	88.57
Radian	5	1,614,931.18	0.58	6.755	747	87.40
RMIC	1	488,844.92	0.18	8.500	794	82.71
Triad	5	1,131,572.71	0.41	6.248	706	93.72
United Guaranty	2	667,089.44	0.24	7.135	705	85.67
Total	742	$277,516,974.75	100.00%	6.619%	719	77.19%

Original Prepayment Penalty Term of the Group 3 Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
No PPP	479	$196,169,489.80	70.69%	6.624%	721	77.06%
6	5	2,956,981.94	1.07	6.624	724	78.79
12	79	26,356,113.30	9.50	6.610	711	76.58
24	28	7,599,467.05	2.74	6.659	721	79.16
36	151	44,434,922.66	16.01	6.598	715	77.71
Total	742	$277,516,974.75	100.00%	6.619%	719	77.19%

Prepayment Penalty Description of the Group 3 Mortgage Loans

Prepayment Penalty Description	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
No PPP	479	$196,169,489.80	70.69%	6.624%	721	77.06%
6 Months interest on 80%	248	78,357,987.25	28.24	6.598	715	77.43
1% on 80%	5	1,129,248.71	0.41	6.968	744	84.77
2% on 80%	3	523,329.53	0.19	6.623	707	79.88
Owned by other	2	371,910.81	0.13	7.820	664	80.00
2 Months interest on 100%	1	230,623.31	0.08	6.750	696	80.00
2 Months interest on 80%	1	75,282.01	0.03	7.375	713	95.00
2%-1% on 100%	1	133,875.38	0.05	6.250	778	75.00
3 Months interest on 100%	1	445,795.15	0.16	6.500	716	65.00
3%-2%-1% on 100%	1	79,432.80	0.03	6.375	783	83.33
Total	742	$277,516,974.75	100.00%	6.619%	719	77.19%

Originators of the Group 3 Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
American Home Mortgage	214	$97,030,856.98	34.96%	6.450%	723	78.19%
Argent	353	94,711,810.15	34.13	6.671	717	78.63
CitiMortgage	6	1,647,511.61	0.59	6.920	709	68.07
HomeBanc	3	1,159,587.22	0.42	6.411	717	83.38
LoanCity	2	371,910.81	0.13	7.820	664	80.00
MetroCities	1	119,771.26	0.04	6.875	765	80.00
National City	30	18,864,988.16	6.80	7.076	731	77.26
PennFed	2	875,183.57	0.32	5.210	609	64.98
Orchid Island	36	12,804,839.76	4.61	6.684	719	78.38
Sea Breeze	12	8,855,206.91	3.19	6.570	698	74.13
Secured Bankers	17	7,853,255.58	2.83	6.749	679	76.02
SunTrust	37	23,823,832.04	8.58	6.391	744	69.11
Taylor Bean	4	1,848,000.00	0.67	6.702	720	75.03
Weichert	25	7,550,220.70	2.72	7.585	680	77.23
Total	742	$277,516,974.75	100.00%	6.619%	719	77.19%

Months to Next Adjustment Date of the Group 3 Mortgage Loans as of May 1, 2008

Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
5-6	1	$423,075.65	0.15%	4.500%	611	49.73%
7-12	2	453,799.70	0.16	6.305	713	71.90
19-24	37	18,209,273.80	6.56	6.375	720	75.08
25-30	1	518,035.86	0.19	5.750	758	80.00
31-36	3	1,216,147.43	0.44	6.397	773	76.34
37-42	10	2,271,681.13	0.82	6.721	699	76.48
43-48	541	191,584,175.96	69.04	6.620	719	78.42
49-54	58	16,250,394.42	5.86	7.035	698	75.14
55-60	1	501,000.00	0.18	7.500	656	64.65
67-72	21	10,658,754.83	3.84	6.879	709	79.02
85-90	1	1,149,991.21	0.41	5.875	778	64.61
97-102	13	6,950,701.83	2.50	6.584	729	70.34
103-107	53	27,329,942.93	9.85	6.507	735	73.53
Total	742	$277,516,974.75	100.00%	6.619%	719	77.19%

Servicers of the Group 3 Mortgage Loans

Servicer	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Citi Residential Lending	353	$94,711,810.15	34.13%	6.671%	717	78.63%
CitiMortgage	95	49,676,368.34	17.90	6.527	711	77.66
National City	30	18,864,988.16	6.80	7.076	731	77.26
Cenlar (as a subservicer)	36	12,804,839.76	4.61	6.684	719	78.38
SunTrust	37	23,823,832.04	8.58	6.391	744	69.11
Wells Fargo	191	77,635,136.30	27.97	6.563	718	77.40
Total	742	$277,516,974.75	100.00%	6.619%	719	77.19%

Historical Delinquency of the Group 3 Mortgage Loans as of May 1, 2008

Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
1 X 30	65	$24,784,999.15	8.93%	6.710%	715	79.28%
1 X 60	22	8,645,254.15	3.12	6.799	716	79.44
1 X 90	32	15,699,380.06	5.66	6.663	701	77.69
2 X 30	12	4,295,435.12	1.55	6.918	683	80.36
3 X 30	1	383,985.00	0.14	6.375	726	80.00
4 X 30	1	237,600.00	0.09	6.500	728	80.00
Foreclosure	22	10,134,730.22	3.65	7.523	729	80.19
No Delinquency	587	213,335,591.05	76.87	6.550	722	76.61
Total	742	$277,516,974.75	100.00%	6.619%	719	77.19%

Some of the delinquencies shown in the table above are due to servicing transfer issues rather than borrower payment behavior.

GROUP 3-1 MORTGAGE LOANS

Principal Balances of the Group 3-1 Mortgage Loans at Origination

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
47,500.00-50,000.00	1	$47,500.00	0.02%	8.000%	670	95.00%
50,000.01-75,000.00	6	385,409.45	0.17	7.532	710	83.56
75,000.01-100,000.00	21	1,840,003.95	0.80	7.051	725	76.28
100,000.01-125,000.00	34	3,839,502.30	1.66	6.825	724	81.49
125,000.01-150,000.00	31	4,222,149.43	1.83	6.850	722	80.79
150,000.01-175,000.00	41	6,658,427.28	2.88	6.781	716	79.92
175,000.01-200,000.00	51	9,456,259.07	4.09	6.690	721	81.21
200,000.01-225,000.00	39	8,225,093.47	3.56	6.781	709	80.63
225,000.01-250,000.00	44	10,481,266.18	4.54	6.745	719	79.94
250,000.01-275,000.00	40	10,485,867.63	4.54	6.749	708	80.26
275,000.01-300,000.00	32	9,265,725.79	4.01	6.678	709	80.27
300,000.01-333,700.00	37	11,731,461.36	5.08	6.714	704	78.46
333,700.01-350,000.00	30	10,036,653.21	4.35	6.564	713	79.66
350,000.01-400,000.00	50	18,815,848.73	8.15	6.657	725	80.50
400,000.01-500,000.00	77	34,634,034.85	15.00	6.529	718	78.67
500,000.01-600,000.00	52	28,433,984.39	12.31	6.726	721	78.36
600,000.01-700,000.00	21	13,802,216.03	5.98	6.575	708	78.44
700,000.01-800,000.00	14	10,404,738.36	4.51	6.494	731	77.54
800,000.01-900,000.00	5	4,301,228.74	1.86	6.478	721	74.36
900,000.01-1,000,000.00	15	14,653,084.25	6.35	6.385	733	74.36
1,000,000.01-1,500,000.00	7	8,409,035.30	3.64	6.536	706	72.92
1,500,000.01-2,000,000.00	4	7,397,094.18	3.20	6.294	695	58.20
3,000,000.01-3,400,000.00	1	3,400,000.00	1.47	6.500	772	66.67
Total	653	$230,926,583.95	100.00%	6.624%	718	77.84%

The average principal balance of the Group 3-1 Mortgage Loans at origination was approximately $355,118.  No Group 3-1 Mortgage Loan had a principal balance at origination of greater than approximately $3,400,000 or less than approximately $47,500.

Principal Balances of the Group 3-1 Mortgage Loans as of May 1, 2008

Current Mortgage Loan Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
47,500.00-50,000.00	1	$47,500.00	0.02%	8.000%	670	95.00%
50,000.01-75,000.00	6	385,409.45	0.17	7.532	710	83.56
75,000.01-100,000.00	21	1,840,003.95	0.80	7.051	725	76.28
100,000.01-125,000.00	34	3,839,502.30	1.66	6.825	724	81.49
125,000.01-150,000.00	32	4,362,149.43	1.89	6.871	725	81.41
150,000.01-175,000.00	43	7,005,605.69	3.03	6.767	716	80.30
175,000.01-200,000.00	51	9,507,547.87	4.12	6.695	720	81.03
200,000.01-225,000.00	38	8,050,916.90	3.49	6.784	711	80.52
225,000.01-250,000.00	45	10,756,482.53	4.66	6.728	717	80.55
250,000.01-275,000.00	38	9,986,360.64	4.32	6.771	709	79.62
275,000.01-300,000.00	33	9,564,801.85	4.14	6.649	709	80.73
300,000.01-333,700.00	39	12,429,285.46	5.38	6.743	705	78.03
333,700.01-350,000.00	27	9,248,019.19	4.00	6.518	710	80.11
350,000.01-400,000.00	49	18,467,582.59	8.00	6.663	726	80.22
400,000.01-500,000.00	79	35,631,450.37	15.43	6.538	719	78.56
500,000.01-600,000.00	50	27,436,568.87	11.88	6.721	719	78.49
600,000.01-700,000.00	21	13,802,216.03	5.98	6.575	708	78.44
700,000.01-800,000.00	14	10,404,738.36	4.51	6.494	731	77.54
800,000.01-900,000.00	5	4,301,228.74	1.86	6.478	721	74.36
900,000.01-1,000,000.00	15	14,653,084.25	6.35	6.385	733	74.36
1,000,000.01-1,500,000.00	7	8,409,035.30	3.64	6.536	706	72.92
1,500,000.01-2,000,000.00	4	7,397,094.18	3.20	6.294	695	58.20
3,000,000.01-3,400,000.00	1	3,400,000.00	1.47	6.500	772	66.67
Total	653	$230,926,583.95	100.00%	6.624%	718	77.84%
The average principal balance of the Group 3-1 Mortgage Loans as of May 1, 2008 was approximately $353,639.  No Group 3-1 Mortgage Loan had a principal balance as of May 1, 2008 of greater than  approximately $3,400,000 or less than approximately $47,500.

Mortgage Rates of the Group 3-1 Mortgage Loans as of May 1, 2008

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
4.500-4.999	1	$423,075.65	0.18%	4.500%	611	49.73%
5.000-5.499	1	341,451.00	0.15	5.375	674	80.00
5.500-5.999	29	16,733,770.46	7.25	5.784	725	73.65
6.000-6.499	174	64,070,869.78	27.75	6.230	724	76.61
6.500-6.999	269	99,883,992.36	43.25	6.651	717	77.47
7.000-7.499	118	32,234,520.99	13.96	7.158	713	81.55
7.500-7.999	44	12,524,206.65	5.42	7.630	705	82.18
8.000-8.499	15	4,295,611.55	1.86	8.273	700	82.07
8.500-8.875	2	419,085.51	0.18	8.715	658	86.41
Total	653	$230,926,583.95	100.00%	6.624%	718	77.84%

The Group 3-1 Mortgage Loans had mortgage rates as of May 1, 2008 ranging from approximately 4.500%  per annum to approximately 8.875% per annum, and the weighted average mortgage rate as of May 1, 2008 was approximately 6.624% per annum.

Original Term to Maturity of the Group 3-1 Mortgage Loans

Original Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
342-360	653	$230,926,583.95	100.00%	6.624%	718	77.84%
Total	653	$230,926,583.95	100.00%	6.624%	718	77.84%

The weighted average original term for the Group 3-1 Mortgage Loans is approximately 360 months.

Remaining Term of the Group 3-1 Mortgage Loans as of May 1, 2008

Remaining Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
305-351	653	$230,926,583.95	100.00%	6.624%	718	77.84%
Total	653	$230,926,583.95	100.00%	6.624%	718	77.84%

The remaining terms of the Group 3-1 Mortgage Loans as of May 1, 2008 range from approximately 305 months to 351 months.  The weighted average remaining term of the Group 3-1 Mortgage Loans was approximately 346 months as of May 1, 2008.

Loan-to-Value Ratios of the Group 3-1 Mortgage Loans at Origination(1)(2)

Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
20.00-20.00	1	$91,616.18	0.04%	6.500%	691	20.00%
20.01-25.00	2	621,208.73	0.27	6.451	802	24.57
25.01-30.00	2	394,000.00	0.17	6.453	678	28.43
40.01-45.00	2	538,142.48	0.23	7.248	635	43.24
45.01-50.00	10	5,253,521.96	2.27	6.117	705	48.67
50.01-55.00	5	2,867,224.23	1.24	6.294	732	52.57
55.01-60.00	6	2,095,902.72	0.91	6.321	725	58.87
60.01-65.00	22	10,345,996.19	4.48	6.385	688	64.01
65.01-70.00	22	12,424,496.38	5.38	6.583	727	68.41
70.01-75.00	60	29,404,780.05	12.73	6.574	714	73.96
75.01-80.00	402	136,376,603.37	59.06	6.607	718	79.82
80.01-85.00	23	6,794,820.69	2.94	7.246	715	84.26
85.01-90.00	25	7,404,253.00	3.21	6.873	726	89.41
90.01-95.00	39	7,662,080.90	3.32	6.989	715	94.65
95.01-100.00	32	8,651,937.07	3.75	6.839	748	99.55
Total	653	$230,926,583.95	100.00%	6.624%	718	77.84%
___________________
(1)	The values used in calculating the above were obtained in connection with the origination of the Group 3-1 Mortgage Loans and do not reflect current values.
(2)
The weighted average loan-to-value ratio at origination of the Group 3-1 Mortgage Loans was approximately 77.84%.  No Group 3-1 Mortgage Loan had a loan-to-value ratio at origination greater than approximately 100.00% or less than approximately 20.00%.

Combined Loan-to-Value Ratios of the Group 3-1 Mortgage Loans at Origination(1)(2)

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
20.00-20.00	1	$91,616.18	0.04%	6.500%	691	20.00%
20.01-30.00	4	1,015,208.73	0.44	6.452	754	26.07
40.01-50.00	11	4,693,368.64	2.03	6.216	703	48.10
50.01-60.00	8	2,267,535.77	0.98	6.250	711	57.24
60.01-70.00	39	18,297,762.31	7.92	6.413	716	65.34
70.01-75.00	43	21,687,200.39	9.39	6.657	718	72.28
75.01-80.00	111	44,740,381.09	19.37	6.551	711	77.92
80.01-85.00	26	7,874,855.72	3.41	7.196	712	81.62
85.01-90.00	66	28,774,888.08	12.46	6.605	722	80.72
90.01-95.00	80	23,571,260.05	10.21	6.796	711	84.12
95.01-100.00	264	77,912,506.99	33.74	6.640	724	82.05
Total	653	$230,926,583.95	100.00%	6.624%	718	77.84%
___________________
(1)	The values used in calculating the above were obtained in connection with the origination of the Group 3-1 Mortgage Loans and do not reflect current values.
(2)	The weighted average combined loan-to-value ratio at origination of the Group 3-1 Mortgage Loans was approximately 86.63%.

Occupancy Status of the Group 3-1 Mortgage Loans(1)

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Investor	85	$18,512,780.63	8.02%	7.083%	718	77.28%
Primary	543	205,228,917.21	88.87	6.570	717	77.70
Second Home	25	7,184,886.11	3.11	6.975	740	83.06
Total	653	$230,926,583.95	100.00%	6.624%	718	77.84%
___________________
 (1)           The occupancy status of a mortgaged property is as represented by the mortgagor in its loan application.

Mortgaged Property Types of the Group 3-1 Mortgage Loans

Mortgage Property	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Single Family	427	$154,724,365.00	67.00%	6.610%	714	77.29%
PUD	118	44,895,975.89	19.44	6.584	724	79.70
Condominium	85	23,553,075.60	10.20	6.690	730	78.03
Two to Four Family	21	7,396,150.74	3.20	6.941	726	77.21
Coop	2	357,016.72	0.15	6.680	738	81.62
Total	653	$230,926,583.95	100.00%	6.624%	718	77.84%

Loan Purpose of the Group 3-1 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Purchase	331	$99,976,395.15	43.29%	6.710%	721	81.71%
Cash Out Refinance	194	75,892,938.18	32.86	6.564	712	73.42
Rate/Term Refinance	128	55,057,250.62	23.84	6.548	719	76.88
Total	653	$230,926,583.95	100.00%	6.624%	718	77.84%

Documentation Types of the Group 3-1 Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
No Income-No Assets	18	$4,745,778.90	2.06%	7.222%	707	83.92%
No Income-Verified Assets	31	12,755,009.54	5.52	6.870	719	74.21
Stated Income-No Assets	34	9,556,577.59	4.14	7.137	686	74.85
Stated Income-Stated Assets	10	3,914,443.10	1.70	7.077	718	74.87
Stated Income-Verified Assets	378	148,803,565.07	64.44	6.587	720	76.95
Verified Income-No Assets	14	3,745,455.96	1.62	6.479	708	68.66
Verified Income-Verified Assets	168	47,405,753.79	20.53	6.483	719	82.54
Total	653	$230,926,583.95	100.00%	6.624%	718	77.84%

Geographic Distribution of the Mortgaged Properties on the Group 3-1 Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
California	202	$86,312,210.23	37.38%	6.535%	714	77.35%
Florida	99	26,017,055.13	11.27	6.858	723	80.35
New York	28	16,327,480.90	7.07	6.493	709	73.47
Illinois	42	13,289,163.17	5.75	6.610	728	75.48
Arizona	39	12,930,621.99	5.60	6.701	716	74.56
New Jersey	29	10,728,309.89	4.65	7.028	696	76.85
Nevada	30	7,606,332.53	3.29	6.532	718	80.41
Maryland	17	6,430,255.39	2.78	6.328	715	78.64
Washington	14	5,921,557.50	2.56	6.395	723	78.40
Virginia	10	4,651,848.56	2.01	6.436	733	83.19
Oregon	11	3,745,936.67	1.62	6.795	716	81.74
Connecticut	12	3,560,745.05	1.54	6.529	705	79.51
Georgia	10	3,168,412.93	1.37	6.541	729	86.09
Michigan	8	2,893,859.69	1.25	6.498	721	80.00
Idaho	4	2,849,849.82	1.23	6.627	760	73.79
Colorado	9	2,516,325.62	1.09	6.664	765	74.47
Massachusetts	6	1,994,705.55	0.86	6.812	701	81.91
Utah	10	1,836,790.65	0.80	6.565	723	83.70
Pennsylvania	9	1,764,964.67	0.76	7.434	707	78.67
Texas	5	1,688,585.51	0.73	6.492	748	63.06
Tennessee	2	1,615,827.47	0.70	7.162	722	68.92
New Mexico	6	1,522,508.74	0.66	6.740	703	80.75
South Carolina	7	1,473,879.40	0.64	7.187	759	90.90
North Carolina	2	1,224,395.71	0.53	6.524	649	79.96
Ohio	5	1,071,495.20	0.46	6.767	773	89.22
Wisconsin	8	962,749.41	0.42	6.989	723	86.17
Rhode Island	2	961,960.80	0.42	6.472	685	79.59
District of Columbia	3	855,123.17	0.37	6.211	769	68.68
Hawaii	3	747,986.25	0.32	7.054	741	80.75
Missouri	5	706,329.53	0.31	6.775	705	81.14
Vermont	1	699,999.89	0.30	6.000	735	80.00
Alabama	5	699,887.46	0.30	6.944	711	81.78
Minnesota	3	598,718.36	0.26	6.788	704	84.64
Montana	1	518,035.86	0.22	5.750	758	80.00
Kansas	1	405,502.65	0.18	7.250	756	100.00
Maine	1	208,799.70	0.09	7.250	732	80.00
New Hampshire	1	156,257.35	0.07	6.375	685	74.76
Oklahoma	1	99,025.81	0.04	6.750	695	80.00
Alaska	1	83,656.94	0.04	7.625	733	95.00
Arkansas	1	79,432.80	0.03	6.375	783	83.33
Total	653	$230,926,583.95	100.00%	6.624%	718	77.84%

Original Interest Only Terms of the Group 3-1 Mortgage Loans

Original IO Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
None	186	$45,811,127.86	19.84%	6.753%	709	77.25%
36	2	708,799.70	0.31	7.426	745	80.92
60	154	49,830,770.07	21.58	6.515	722	77.96
120	311	134,575,886.32	58.28	6.616	719	77.97
Total	653	$230,926,583.95	100.00%	6.624%	718	77.84%

Original Credit Scores of the Group 3-1 Mortgage Loans(1)(2)

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
608-620	3	$1,575,183.57	0.68%	5.895%	611	67.21%
621-640	16	6,555,687.70	2.84	6.853	634	72.57
641-660	20	8,217,640.19	3.56	6.696	652	70.69
661-680	38	13,965,245.90	6.05	6.841	670	77.44
681-700	157	50,776,183.64	21.99	6.672	690	77.80
701-720	131	43,010,575.97	18.63	6.649	710	78.96
721-740	115	42,107,084.20	18.23	6.568	730	79.57
741-760	82	27,977,136.82	12.12	6.597	751	78.62
761-780	48	22,484,911.08	9.74	6.503	769	76.74
781-800	32	10,791,950.45	4.67	6.459	789	79.29
801-811	11	3,464,984.43	1.50	6.645	807	72.94
Total	653	$230,926,583.95	100.00%	6.624%	718	77.84%

___________________
(1)	The credit scores above were obtained in connection with the origination of the Group 3-1 Mortgage Loans and do not reflect current credit scores.
(2)
The weighted average credit score of the Group 3-1 Mortgage Loans for which credit scores were available was approximately 718.  The “Weighted Average FICO” column heading refers to the weighted average credit score of only the Group 3-1 Mortgage Loans for which credit scores were available.

Next Adjustment Dates for the Group 3-1 Mortgage Loans as of May 1, 2008

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
October 2008	1	$423,075.65	0.18%	4.500%	611	49.73%
December 2008	1	208,799.70	0.09	7.250	732	80.00
April 2009	1	245,000.00	0.11	5.500	697	64.99
December 2009	2	2,012,121.94	0.87	6.798	727	76.93
January 2010	3	1,211,113.96	0.52	6.334	711	80.00
February 2010	7	2,530,961.63	1.10	5.985	731	81.19
March 2010	8	3,836,306.34	1.66	6.260	713	70.55
April 2010	14	6,058,775.75	2.62	6.569	721	79.12
May 2010	3	2,559,994.18	1.11	6.159	717	62.48
September 2010	1	518,035.86	0.22	5.750	758	80.00
February 2011	1	591,500.00	0.26	6.250	757	71.57
March 2011	1	178,047.00	0.08	6.625	770	63.59
April 2011	1	446,600.43	0.19	6.500	796	87.75
June 2011	1	464,800.00	0.20	6.125	791	80.00
August 2011	3	455,438.97	0.20	7.211	676	58.96
September 2011	2	512,107.92	0.22	6.051	615	77.52
November 2011	4	839,334.24	0.36	7.194	711	83.41
December 2011	4	541,536.94	0.23	6.781	735	81.26
January 2012	9	5,144,787.50	2.23	6.649	688	74.32
February 2012	69	26,693,873.24	11.56	6.653	707	78.83
March 2012	274	95,723,179.89	41.45	6.565	725	78.49
April 2012	132	45,599,834.91	19.75	6.504	719	77.86
May 2012	53	17,880,963.48	7.74	7.153	714	79.96
June 2012	12	4,042,076.84	1.75	6.942	708	76.71
July 2012	19	4,372,124.33	1.89	7.203	692	74.90
August 2012	27	7,836,193.25	3.39	6.989	697	74.47
Total	653	$230,926,583.95	100.00%	6.624%	718	77.84%

The latest next rate adjustment date following May 1, 2008 on any Group 3-1 Mortgage Loan occurs in  August 2012 and the weighted average next rate adjustment date for the Group 3-1 Mortgage Loans following May 1, 2008 is January 2012.

Gross Margins of the Group 3-1 Mortgage Loans as of May 1, 2008

Gross Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
2.250-2.500	564	$194,491,890.08	84.22%	6.577%	717	76.97%
2.501-3.000	63	29,264,619.56	12.67	6.801	729	82.46
3.001-3.500	12	2,571,404.21	1.11	7.202	731	93.72
4.001-4.500	1	559,142.78	0.24	7.390	774	100.00
4.501-5.000	13	4,039,527.32	1.75	7.117	666	72.81
Total	653	$230,926,583.95	100.00%	6.624%	718	77.84%

As of May 1, 2008, all of the Group 3-1 Mortgage Loans had gross margins ranging from approximately 2.250% per annum to approximately 5.000% per annum and the weighted average gross margin as of May 1, 2008 was approximately 2.391% per annum.

Maximum Mortgage Rates of the Group 3-1 Mortgage Loans as of May 1, 2008

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
9.500-9.999	1	$423,075.65	0.18%	4.500%	611	49.73%
10.000-10.499	1	341,451.00	0.15	5.375	674	80.00
10.500-10.999	24	13,328,415.57	5.77	5.807	725	72.75
11.000-11.499	159	57,770,204.64	25.02	6.223	726	77.27
11.500-11.999	252	88,979,021.27	38.53	6.618	721	77.66
12.000-12.499	123	33,841,520.33	14.65	7.007	711	79.84
12.500-12.999	61	25,452,327.93	11.02	7.070	698	78.86
13.000-13.499	25	8,989,277.35	3.89	7.656	706	80.51
13.500-13.875	7	1,801,290.21	0.78	7.834	717	82.74
Total	653	$230,926,583.95	100.00%	6.624%	718	77.84%

As of May 1, 2008, the Group 3-1 Mortgage Loans had lifetime maximum mortgage rates ranging from approximately 9.500% per annum to approximately 13.875% per annum, and the weighted average maximum mortgage rate as of May 1, 2008 was approximately 11.754% per annum.

Minimum Mortgage Rates of the Group 3-1 Mortgage Loans as of May 1, 2008

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
2.250-2.500	564	$194,491,890.08	84.22%	6.577%	717	76.97%
2.501-3.000	63	29,264,619.56	12.67	6.801	729	82.46
3.001-3.500	12	2,571,404.21	1.11	7.202	731	93.72
4.001-4.500	1	559,142.78	0.24	7.390	774	100.00
4.501-5.000	13	4,039,527.32	1.75	7.117	666	72.81
Total	653	$230,926,583.95	100.00%	6.624%	718	77.84%

As of May 1, 2008, the Group 3-1 Mortgage Loans had lifetime minimum mortgage rates ranging from approximately 2.250% per annum to approximately 5.000% per annum, and the weighted average minimum mortgage rate as of May 1, 2008 was approximately 2.391% per annum.

Initial Periodic Rate Caps of the Group 3-1 Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
2.000	25	$11,272,561.12	4.88%	6.165%	707	74.60%
3.000	13	5,252,601.77	2.27	6.754	733	83.35
5.000	586	197,454,097.20	85.51	6.642	720	78.08
6.000	29	16,947,323.86	7.34	6.673	692	75.42
Total	653	$230,926,583.95	100.00%	6.624%	718	77.84%

The weighted average initial periodic rate cap for the Group 3-1 Mortgage Loans is approximately 4.881% per annum.

Subsequent Periodic Rate Caps of the Group 3-1 Mortgage Loans as of May 1, 2008

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
1.000	87	$36,312,109.64	15.72%	6.978%	718	77.72%
2.000	512	180,532,010.99	78.18	6.517	719	78.08
5.000	54	14,082,463.32	6.10	7.076	700	75.03
Total	653	$230,926,583.95	100.00%	6.624%	718	77.84%

The weighted average periodic rate cap for the Group 3-1 Mortgage Loans is approximately 2.026% per annum as of May 1, 2008.

Index of the Group 3-1 Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
12-Month LIBOR	199	$89,933,412.31	38.94%	6.445%	721	77.47%
6-Month LIBOR	452	140,117,988.07	60.68	6.747	716	78.15
12-Month Treasury	2	875,183.57	0.38	5.210	609	64.98
Total	653	$230,926,583.95	100.00%	6.624%	718	77.84%

Rate Adjustment Frequency of the Group 3-1 Mortgage Loans

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Semi-Annually	452	$140,117,988.07	60.68%	6.747%	716	78.15%
Annually	201	90,808,595.88	39.32	6.433	720	77.35
Total	653	$230,926,583.95	100.00%	6.624%	718	77.84%

PMI Status of the Group 3-1 Mortgage Loans

PMI Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Curltv<=80	535	$200,517,438.74	86.83%	6.570%	716	75.63%
Lender Paid MI	56	15,179,013.45	6.57	6.900	735	95.84
MGIC	43	8,315,112.78	3.60	7.084	718	90.05
No PMI	4	1,271,367.81	0.55	7.758	708	83.71
PMI	6	2,903,417.74	1.26	6.989	706	88.57
Radian	3	1,031,368.23	0.45	7.098	773	84.81
Triad	5	1,131,572.71	0.49	6.248	706	93.72
United Guaranty	1	577,292.49	0.25	7.000	697	85.00
Total	653	$230,926,583.95	100.00%	6.624%	718	77.84%

Original Prepayment Penalty Term of the Group 3-1 Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
No PPP	394	$150,607,919.70	65.22%	6.634%	719	77.98%
6	5	2,956,981.94	1.28	6.624	724	78.79
12	77	25,984,202.49	11.25	6.593	712	76.53
24	28	7,599,467.05	3.29	6.659	721	79.16
36	149	43,778,012.77	18.96	6.600	716	77.81
Total	653	$230,926,583.95	100.00%	6.624%	718	77.84%

Prepayment Penalty Description of the Group 3-1 Mortgage Loans

Prepayment Penalty Description	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
No PPP	394	$150,607,919.70	65.22%	6.634%	719	77.98%
6 Months interest on 80%	246	77,701,077.36	33.65	6.599	715	77.48
1% on 80%	5	1,129,248.71	0.49	6.968	744	84.77
2% on 80%	3	523,329.53	0.23	6.623	707	79.88
2 Months interest on 100%	1	230,623.31	0.10	6.750	696	80.00
2 Months interest on 80%	1	75,282.01	0.03	7.375	713	95.00
2%-1% on 100%	1	133,875.38	0.06	6.250	778	75.00
3 Months interest on 100%	1	445,795.15	0.19	6.500	716	65.00
3%-2%-1% on 100%	1	79,432.80	0.03	6.375	783	83.33
Total	653	$230,926,583.95	100.00%	6.624%	718	77.84%

Originators of the Group 3-1 Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
American Home Mortgage	177	$80,514,961.07	34.87%	6.405%	724	77.64%
Argent	353	94,711,810.15	41.01	6.671	717	78.63
CitiMortgage	5	1,146,511.61	0.50	6.667	732	69.56
National City	27	16,963,525.80	7.35	6.919	734	77.60
PennFed	2	875,183.57	0.38	5.210	609	64.98
Orchid Island	35	12,217,047.19	5.29	6.717	721	78.75
Sea Breeze	11	8,318,068.28	3.60	6.583	700	74.42
Secured Bankers	17	7,853,255.58	3.40	6.749	679	76.02
Taylor Bean	1	776,000.00	0.34	6.875	725	80.00
Weichert	25	7,550,220.70	3.27	7.585	680	77.23
Total	653	$230,926,583.95	100.00%	6.624%	718	77.84%

Months to Next Adjustment Date of the Group 3-1 Mortgage Loans as of May 1, 2008

Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
5-6	1	$423,075.65	0.18%	4.500%	611	49.73%
7-12	2	453,799.70	0.20	6.305	713	71.90
19-24	37	18,209,273.80	7.89	6.375	720	75.08
25-30	1	518,035.86	0.22	5.750	758	80.00
31-36	3	1,216,147.43	0.53	6.397	773	76.34
37-42	10	2,271,681.13	0.98	6.721	699	76.48
43-48	541	191,584,175.96	82.96	6.620	719	78.42
49-51	58	16,250,394.42	7.04	7.035	698	75.14
Total	653	$230,926,583.95	100.00%	6.624%	718	77.84%

Servicers of the Group 3-1 Mortgage Loans

Servicer	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Citi Residential Lending	353	$94,711,810.15	41.01%	6.671%	717	78.63%
CitiMortgage	78	41,027,802.65	17.77	6.481	712	77.59
National City	27	16,963,525.80	7.35	6.919	734	77.60
Cenlar (as a subservicer)	35	12,217,047.19	5.29	6.717	721	78.75
Wells Fargo	160	66,006,398.16	28.58	6.550	717	76.74
Total	653	$230,926,583.95	100.00%	6.624%	718	77.84%

Historical Delinquency of the Group 3-1 Mortgage Loans as of May 1, 2008

Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
1 X 30	59	$21,107,602.58	9.14%	6.706%	715	78.71%
1 X 60	22	8,645,254.15	3.74	6.799	716	79.44
1 X 90	29	14,264,063.71	6.18	6.651	704	77.65
2 X 30	10	3,563,635.12	1.54	6.871	680	79.72
3 X 30	1	383,985.00	0.17	6.375	726	80.00
4 X 30	1	237,600.00	0.10	6.500	728	80.00
Foreclosure	19	8,233,267.86	3.57	7.303	734	81.57
No Delinquency	512	174,491,175.53	75.56	6.566	719	77.44
Total	653	$230,926,583.95	100.00%	6.624%	718	77.84%

Some of the delinquencies shown in the table above are due to servicing transfer issues rather than borrower payment behavior.

GROUP 3-2 MORTGAGE LOANS

Principal Balances of the Group 3-2 Mortgage Loans at Origination

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
90,000.00-100,000.00	1	$89,796.95	0.80%	8.000%	755	90.00%
100,000.01-125,000.00	1	123,998.86	1.11	6.625	771	80.00
125,000.01-150,000.00	3	392,681.77	3.52	6.877	727	86.52
200,000.01-225,000.00	2	441,246.29	3.95	7.310	774	100.00
225,000.01-250,000.00	2	464,181.96	4.16	6.827	727	90.21
300,000.01-333,700.00	1	317,776.03	2.85	6.750	753	100.00
350,000.01-400,000.00	1	351,762.95	3.15	6.000	695	89.97
400,000.01-500,000.00	2	919,744.33	8.24	7.504	737	81.44
500,000.01-600,000.00	2	1,086,000.00	9.73	6.759	726	78.31
600,000.01-700,000.00	3	2,059,745.20	18.46	6.333	695	80.00
1,000,000.01-1,322,820.49	4	4,912,820.49	44.02	7.105	688	70.94
Total	22	$11,159,754.83	100.00%	6.907%	707	78.37%

The average principal balance of the Group 3-2 Mortgage Loans at origination was approximately $507,922.  No Group 3-2 Mortgage Loan had a principal balance at origination of greater than approximately $1,322,820 or less than approximately $90,000.

Principal Balances of the Group 3-2 Mortgage Loans as of May 1, 2008

Current Mortgage Loan Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
89,796.95-100,000.00	1	$89,796.95	0.80%	8.000%	755	90.00%
100,000.01-125,000.00	1	123,998.86	1.11	6.625	771	80.00
125,000.01-150,000.00	3	392,681.77	3.52	6.877	727	86.52
200,000.01-225,000.00	2	441,246.29	3.95	7.310	774	100.00
225,000.01-250,000.00	2	464,181.96	4.16	6.827	727	90.21
300,000.01-333,700.00	1	317,776.03	2.85	6.750	753	100.00
350,000.01-400,000.00	1	351,762.95	3.15	6.000	695	89.97
400,000.01-500,000.00	2	919,744.33	8.24	7.504	737	81.44
500,000.01-600,000.00	2	1,086,000.00	9.73	6.759	726	78.31
600,000.01-700,000.00	3	2,059,745.20	18.46	6.333	695	80.00
1,000,000.01-1,322,820.49	4	4,912,820.49	44.02	7.105	688	70.94
Total	22	$11,159,754.83	100.00%	6.907%	707	78.37%

The average principal balance of the Group 3-2 Mortgage Loans as of May 1, 2008 was approximately $507,262.  No Group 3-2 Mortgage Loan had a principal balance as of May 1, 2008 of greater than approximately $1,322,820 or less than approximately $89,797.

Mortgage Rates of the Group 3-2 Mortgage Loans as of May 1, 2008

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
6.000-6.499	9	$4,920,871.29	44.09%	6.260%	710	81.90%
6.500-6.999	6	3,251,469.58	29.14	6.742	698	73.70
7.000-7.499	1	128,000.00	1.15	7.375	768	100.00
7.500-7.999	2	738,000.00	6.61	7.500	693	76.00
8.000-8.499	2	309,748.55	2.78	8.000	765	97.10
8.500-8.500	2	1,811,665.41	16.23	8.500	706	73.42
Total	22	$11,159,754.83	100.00%	6.907%	707	78.37%

The Group 3-2 Mortgage Loans had mortgage rates as of May 1, 2008 ranging from approximately 6.000% per annum to approximately 8.500% per annum, and the weighted average mortgage rate as of May 1, 2008 was approximately 6.907% per annum.

Original Term to Maturity of the Group 3-2 Mortgage Loans

Original Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
360-360	22	$11,159,754.83	100.00%	6.907%	707	78.37%
Total	22	$11,159,754.83	100.00%	6.907%	707	78.37%

The weighted average original term for the Group 3-2 Mortgage Loans is approximately 360 months.

Remaining Term of the Group 3-2 Mortgage Loans as of May 1, 2008

Remaining Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
336-348	22	$11,159,754.83	100.00%	6.907%	707	78.37%
Total	22	$11,159,754.83	100.00%	6.907%	707	78.37%

The remaining terms of the Group 3-2 Mortgage Loans as of May 1, 2008 range from approximately 336 months to 348 months.  The weighted average remaining term of the Group 3-2 Mortgage Loans was approximately 346 months as of May 1, 2008.

Loan-to-Value Ratios of the Group 3-2 Mortgage Loans at Origination(1)(2)

Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
53.36-55.00	1	$1,174,000.00	10.52%	6.750%	678	53.36%
60.01-65.00	1	501,000.00	4.49	7.500	656	64.65
65.01-70.00	1	1,322,820.49	11.85	8.500	674	69.99
75.01-80.00	10	5,522,507.20	49.49	6.428	697	80.00
80.01-85.00	1	488,844.92	4.38	8.500	794	82.71
85.01-90.00	3	1,026,559.90	9.20	6.246	752	89.99
95.01-100.00	5	1,124,022.32	10.07	7.199	767	100.00
Total	22	$11,159,754.83	100.00%	6.907%	707	78.37%
___________________
(1)	The values used in calculating the above were obtained in connection with the origination of the Group 3-2 Mortgage Loans and do not reflect current values.
(2)
The weighted average loan-to-value ratio at origination of the Group 3-2 Mortgage Loans was approximately 78.37%.  No Group 3-2 Mortgage Loan had a loan-to-value ratio at origination greater than approximately 100.00% or less than approximately 53.36%.

Combined Loan-to-Value Ratios of the Group 3-2 Mortgage Loans at Origination(1)(2)

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
53.36-60.00	1	$1,174,000.00	10.52%	6.750%	678	53.36%
60.01-70.00	2	1,823,820.49	16.34	8.225	669	68.52
75.01-80.00	5	3,630,644.61	32.53	6.312	702	80.00
80.01-85.00	1	488,844.92	4.38	8.500	794	82.71
85.01-90.00	5	2,440,959.90	21.87	6.545	712	84.20
90.01-95.00	1	227,181.96	2.04	6.125	682	80.00
95.01-100.00	7	1,374,302.95	12.31	7.072	759	96.36
Total	22	$11,159,754.83	100.00%	6.907%	707	78.37%
___________________
(1)	The values used in calculating the above were obtained in connection with the origination of the Group 3-2 Mortgage Loans and do not reflect current values.
(2)	The weighted average combined loan-to-value ratio at origination of the Group 3-2 Mortgage Loans was approximately 80.40%.

Occupancy Status of the Group 3-2 Mortgage Loans(1)

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Investor	3	$717,041.87	6.43%	8.124%	776	83.10%
Primary	17	7,843,892.47	70.29	6.553	711	79.09
Second Home	2	2,598,820.49	23.29	7.641	676	74.90
Total	22	$11,159,754.83	100.00%	6.907%	707	78.37%
___________________
 (1)           The occupancy status of a mortgaged property is as represented by the mortgagor in its loan application.

Mortgaged Property Types of the Group 3-2 Mortgage Loans

Mortgage Property	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Single Family	15	$7,614,519.86	68.23%	7.006%	717	81.32%
PUD	3	2,171,775.66	19.46	6.633	690	68.53
Townhouse	1	501,000.00	4.49	7.500	656	64.65
Condominium	1	430,899.41	3.86	6.375	672	80.00
Coop	1	351,762.95	3.15	6.000	695	89.97
Two to Four Family	1	89,796.95	0.80	8.000	755	90.00
Total	22	$11,159,754.83	100.00%	6.907%	707	78.37%

Loan Purpose of the Group 3-2 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Purchase	14	$5,386,162.26	48.26%	6.603%	723	86.08%
Cash Out Refinance	3	2,553,745.20	22.88	6.513	690	67.75
Rate/Term Refinance	5	3,219,847.37	28.85	7.728	692	73.91
Total	22	$11,159,754.83	100.00%	6.907%	707	78.37%

Documentation Types of the Group 3-2 Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
No Income-Verified Assets	4	$2,402,462.36	21.53%	8.273%	698	72.21%
Stated Income-Verified Assets	5	3,664,644.61	32.84	6.471	687	71.47
Verified Income-Verified Assets	13	5,092,647.86	45.63	6.577	725	86.25
Total	22	$11,159,754.83	100.00%	6.907%	707	78.37%

Geographic Distribution of the Mortgaged Properties on the Group 3-2 Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Florida	4	$3,041,462.36	27.25%	7.642%	714	76.38%
California	4	1,949,044.61	17.46	6.366	696	80.00
Arizona	3	1,630,951.60	14.61	7.028	704	66.43
Maine	1	1,276,000.00	11.43	6.750	678	80.00
Georgia	4	1,248,069.58	11.18	6.422	775	93.33
Virginia	2	1,181,000.00	10.58	6.852	673	73.49
New York	1	351,762.95	3.15	6.000	695	89.97
Colorado	1	227,181.96	2.04	6.125	682	80.00
Louisiana	1	128,000.00	1.15	7.375	768	100.00
Washington	1	126,281.77	1.13	6.375	684	80.00
Total	22	$11,159,754.83	100.00%	6.907%	707	78.37%

Original Interest Only Terms of the Group 3-2 Mortgage Loans

Original IO Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
None	3	$795,820.75	7.13%	6.359%	716	92.39%
120	19	10,363,934.08	92.87	6.949	706	77.30
Total	22	$11,159,754.83	100.00%	6.907%	707	78.37%

Original Credit Scores of the Group 3-2 Mortgage Loans(1)(2)

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
656-660	1	$501,000.00	4.49%	7.500%	656	64.65%
661-680	4	4,203,719.90	37.67	7.262	676	69.41
681-700	5	2,065,226.31	18.51	6.284	685	81.70
701-720	1	699,745.57	6.27	6.250	719	80.00
721-740	2	1,278,400.00	11.46	6.318	724	80.00
741-760	2	407,572.98	3.65	7.025	753	97.80
761-780	5	930,245.15	8.34	7.276	772	97.33
781-794	2	1,073,844.92	9.62	7.206	790	86.68
Total	22	$11,159,754.83	100.00%	6.907%	707	78.37%
___________________
(1)	The credit scores above were obtained in connection with the origination of the Group 3-2 Mortgage Loans and do not reflect current credit scores.
(2)
The weighted average credit score of the Group 3-2 Mortgage Loans for which credit scores were available was approximately 707.  The “Weighted Average FICO” column heading refers to the weighted average credit score of only the Group 3-2 Mortgage Loans for which credit scores were available.

Next Adjustment Dates for the Group 3-2 Mortgage Loans as of May 1, 2008

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
May 2013	1	$501,000.00	4.49%	7.500%	656	64.65%
December 2013	1	128,000.00	1.15	7.375	768	100.00
February 2014	4	1,252,475.14	11.22	6.399	707	83.53
March 2014	9	5,214,409.40	46.73	6.652	714	78.10
April 2014	4	2,162,407.93	19.38	6.274	695	81.62
May 2014	3	1,901,462.36	17.04	8.476	709	74.21
Total	22	$11,159,754.83	100.00%	6.907%	707	78.37%

The latest next rate adjustment date following May 1, 2008 on any Group 3-2 Mortgage Loan occurs in May 2014 and the weighted average next rate adjustment date for the Group 3-2 Mortgage Loans following May 1, 2008 is February 2014.

Gross Margins of the Group 3-2 Mortgage Loans as of May 1, 2008

Gross Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
2.250-2.500	12	$7,410,870.15	66.41%	6.523%	691	75.22%
2.501-2.875	10	3,748,884.68	33.59	7.667	739	84.62
Total	22	$11,159,754.83	100.00%	6.907%	707	78.37%

As of May 1, 2008, all of the Group 3-2 Mortgage Loans had gross margins ranging from approximately 2.250% per annum to approximately 2.875% per annum and the weighted average gross margin as of May 1, 2008 was approximately 2.440% per annum.

Maximum Mortgage Rates of the Group 3-2 Mortgage Loans as of May 1, 2008

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
11.000-11.499	9	$4,920,871.29	44.09%	6.260%	710	81.90%
11.500-11.999	6	3,251,469.58	29.14	6.742	698	73.70
12.000-12.499	1	128,000.00	1.15	7.375	768	100.00
12.500-12.999	2	738,000.00	6.61	7.500	693	76.00
13.000-13.499	2	309,748.55	2.78	8.000	765	97.10
13.500-13.500	2	1,811,665.41	16.23	8.500	706	73.42
Total	22	$11,159,754.83	100.00%	6.907%	707	78.37%

As of May 1, 2008, the Group 3-2 Mortgage Loans had lifetime maximum mortgage rates ranging from approximately 11.000% per annum to approximately 13.500% per annum, and the weighted average maximum mortgage rate as of May 1, 2008 was approximately 11.907% per annum.

Minimum Mortgage Rates of the Group 3-2 Mortgage Loans as of May 1, 2008

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
2.250-2.500	12	$7,410,870.15	66.41%	6.523%	691	75.22%
2.501-2.875	10	3,748,884.68	33.59	7.667	739	84.62
Total	22	$11,159,754.83	100.00%	6.907%	707	78.37%

As of May 1, 2008, the Group 3-2 Mortgage Loans had lifetime minimum mortgage rates ranging from approximately 2.250% per annum to approximately 2.875% per annum, and the weighted average minimum mortgage rate as of May 1, 2008 was approximately 2.440% per annum.

Initial Periodic Rate Caps of the Group 3-2 Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
5.000	22	$11,159,754.83	100.00%	6.907%	707	78.37%
Total	22	$11,159,754.83	100.00%	6.907%	707	78.37%

The weighted average initial periodic rate cap of the Group 3-2 Mortgage Loans is approximately 5.000% per annum.

Subsequent Periodic Rate Caps of the Group 3-2 Mortgage Loans as of May 1, 2008

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
1.000	3	$1,901,462.36	17.04%	8.476%	709	74.21%
2.000	19	9,258,292.47	82.96	6.585	706	79.23
Total	22	$11,159,754.83	100.00%	6.907%	707	78.37%

The weighted average periodic rate cap of the Group 3-2 Mortgage Loans is approximately 1.830% per annum as of May 1, 2008.

Index of the Group 3-2 Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
12-Month LIBOR	19	$9,258,292.47	82.96%	6.585%	706	79.23%
6-Month LIBOR	3	1,901,462.36	17.04	8.476	709	74.21
Total	22	$11,159,754.83	100.00%	6.907%	707	78.37%

Rate Adjustment Frequency of the Group 3-2 Mortgage Loans

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Semi-Annually	3	$1,901,462.36	17.04%	8.476%	709	74.21%
Annually	19	9,258,292.47	82.96	6.585	706	79.23
Total	22	$11,159,754.83	100.00%	6.907%	707	78.37%

PMI Status of the Group 3-2 Mortgage Loans

PMI Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Curltv<=80	13	$8,520,327.69	76.35%	6.857%	688	73.87%
Lender Paid MI	6	1,709,022.32	15.31	6.832	773	96.58
Radian	1	351,762.95	3.15	6.000	695	89.97
RMIC	1	488,844.92	4.38	8.500	794	82.71
United Guaranty	1	89,796.95	0.80	8.000	755	90.00
Total	22	$11,159,754.83	100.00%	6.907%	707	78.37%

Original Prepayment Penalty Term of the Group 3-2 Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
No PPP	22	$11,159,754.83	100.00%	6.907%	707	78.37%
Total	22	$11,159,754.83	100.00%	6.907%	707	78.37%

Prepayment Penalty Description of the Group 3-2 Mortgage Loans

Prepayment Penalty Description	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
No PPP	22	$11,159,754.83	100.00%	6.907%	707	78.37%
Total	22	$11,159,754.83	100.00%	6.907%	707	78.37%

Originators of the Group 3-2 Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
American Home Mortgage	18	$8,757,292.47	78.47%	6.533%	709	80.06%
CitiMortgage	1	501,000.00	4.49	7.500	656	64.65
National City	3	1,901,462.36	17.04	8.476	709	74.21
Total	22	$11,159,754.83	100.00%	6.907%	707	78.37%

Months to Next Adjustment Date of the Group 3-2 Mortgage Loans as of May 1, 2008

Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
60 - 66	1	$501,000.00	4.49%	7.500%	656	64.65%
67 - 72	21	10,658,754.83	95.51	6.879	709	79.02
Total	22	$11,159,754.83	100.00%	6.907%	707	78.37%

Servicers of the Group 3-2 Mortgage Loans

Servicer	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
CitiMortgage	6	$3,948,180.45	35.38%	6.596%	692	78.05%
National City	3	1,901,462.36	17.04	8.476	709	74.21
Wells Fargo	13	5,310,112.02	47.58	6.577	717	80.11
Total	22	$11,159,754.83	100.00%	6.907%	707	78.37%

Historical Delinquency of the Group 3-2 Mortgage Loans as of May 1, 2008

Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
1 X 30	1	$1,140,000.00	10.22%	6.250%	724	80.00%
1 X 90	1	679,999.63	6.09	6.375	681	80.00
Foreclosure	3	1,901,462.36	17.04	8.476	709	74.21
No Delinquency	17	7,438,292.84	66.65	6.656	706	79.04
Total	22	$11,159,754.83	100.00%	6.907%	707	78.37%

Some of the delinquencies shown in the table above are due to servicing transfer issues rather than borrower payment behavior.

GROUP 3-3 MORTGAGE LOANS

Principal Balances of the Group 3-3 Mortgage Loans at Origination

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Outstanding Principal Balance as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
82,400.00-100,000.00	1	$82,400.00	0.23%	6.750%	693	76.30%
100,000.01-125,000.00	3	344,671.26	0.97	6.946	734	82.09
125,000.01-150,000.00	1	138,164.32	0.39	6.500	741	100.00
150,000.01-175,000.00	1	163,990.81	0.46	7.750	665	80.00
175,000.01-200,000.00	3	557,331.36	1.57	6.673	737	99.99
200,000.01-225,000.00	2	422,920.00	1.19	7.692	733	90.17
225,000.01-250,000.00	3	690,110.14	1.95	6.748	725	98.32
350,000.01-400,000.00	1	374,768.92	1.06	6.750	766	100.00
400,000.01-500,000.00	16	7,503,909.61	21.18	6.426	735	73.82
500,000.01-600,000.00	12	6,529,059.24	18.43	6.456	731	76.06
600,000.01-700,000.00	10	6,483,092.61	18.30	6.397	718	71.64
700,000.01-800,000.00	6	4,538,753.47	12.81	6.626	717	74.54
800,000.01-900,000.00	2	1,682,854.47	4.75	6.374	754	67.59
900,000.01-1,000,000.00	4	3,986,929.97	11.25	6.595	761	53.41
1,000,000.01-1,185,000.00	2	1,931,679.79	5.45	6.280	784	68.43
Total	67	$35,430,635.97	100.00%	6.501%	735	72.62%

The average principal balance of the Group 3-3 Mortgage Loans at origination was approximately $536,880.  No Group 3-3 Mortgage Loan had a principal balance at origination of greater than approximately $1,185,000 or less than approximately $82,400.

Principal Balances of the Group 3-3 Mortgage Loans as of May 1, 2008

Current Mortgage Loan Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
82,400.00-100,000.00	1	$82,400.00	0.23%	6.750%	693	76.30%
100,000.01-125,000.00	3	344,671.26	0.97	6.946	734	82.09
125,000.01-150,000.00	1	138,164.32	0.39	6.500	741	100.00
150,000.01-175,000.00	1	163,990.81	0.46	7.750	665	80.00
175,000.01-200,000.00	3	557,331.36	1.57	6.673	737	99.99
200,000.01-225,000.00	2	422,920.00	1.19	7.692	733	90.17
225,000.01-250,000.00	3	690,110.14	1.95	6.748	725	98.32
350,000.01-400,000.00	1	374,768.92	1.06	6.750	766	100.00
400,000.01-500,000.00	16	7,503,909.61	21.18	6.426	735	73.82
500,000.01-600,000.00	13	7,116,851.81	20.09	6.419	726	75.62
600,000.01-700,000.00	9	5,895,300.04	16.64	6.437	723	71.72
700,000.01-800,000.00	7	5,320,442.05	15.02	6.662	728	74.47
800,000.01-900,000.00	2	1,682,854.47	4.75	6.374	754	67.59
900,000.01-1,000,000.00	4	3,986,929.97	11.25	6.595	761	53.41
1,000,000.01-1,149,991.21	1	1,149,991.21	3.25	5.875	778	64.61
Total	67	$35,430,635.97	100.00%	6.501%	735	72.62%

The average principal balance of the Group 3-3 Mortgage Loans as of May 1, 2008 was approximately $528,815.  No Group 3-3 Mortgage Loan had a principal balance as of May 1, 2008 of greater than approximately $1,149,991 or less than approximately $82,400.

Mortgage Rates of the Group 3-3 Mortgage Loans as of May 1, 2008

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
5.875-5.999	3	$2,072,587.44	5.85%	5.875%	748	67.76%
6.000-6.499	28	16,291,279.63	45.98	6.218	748	72.16
6.500-6.999	25	12,341,054.86	34.83	6.671	733	75.69
7.000-7.499	7	3,638,803.23	10.27	7.222	688	63.85
7.500-7.875	4	1,086,910.81	3.07	7.612	703	83.10
Total	67	$35,430,635.97	100.00%	6.501%	735	72.62%

The Group 3-3 Mortgage Loans had mortgage rates as of May 1, 2008 ranging from approximately 5.875% per annum to approximately 7.875% per annum, and the weighted average mortgage rate as of May 1, 2008 was approximately 6.501% per annum.

Original Term to Maturity of the Group 3-3 Mortgage Loans

Original Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
344-360	67	$35,430,635.97	100.00%	6.501%	735	72.62%
Total	67	$35,430,635.97	100.00%	6.501%	735	72.62%

The weighted average original term for the Group 3-3 Mortgage Loans is approximately 359 months.

Remaining Term of the Group 3-3 Mortgage Loans as of May 1, 2008

Remaining Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
328-347	67	$35,430,635.97	100.00%	6.501%	735	72.62%
Total	67	$35,430,635.97	100.00%	6.501%	735	72.62%

The remaining terms of the Group 3-3 Mortgage Loans as of May 1, 2008 range from approximately 328 months to 347 months.  The weighted average remaining term of the Group 3-3 Mortgage Loans was approximately 343 months as of May 1, 2008.

Loan-to-Value Ratios of the Group 3-3 Mortgage Loans at Origination(1)(2)

Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
33.33-35.00	1	$1,000,000.00	2.82%	7.375%	698	33.33%
40.01-45.00	1	986,937.63	2.79	6.125	820	41.67
45.01-50.00	1	631,637.94	1.78	6.375	708	49.57
50.01-55.00	2	1,383,600.00	3.91	6.446	765	52.93
55.01-60.00	4	2,397,518.03	6.77	6.588	754	57.48
60.01-65.00	7	4,171,798.18	11.77	6.163	739	64.42
65.01-70.00	2	1,187,138.63	3.35	6.580	690	67.81
70.01-75.00	6	4,036,887.27	11.39	6.512	703	72.93
75.01-80.00	32	17,054,843.55	48.14	6.508	737	79.48
90.01-95.00	1	231,800.00	0.65	6.375	710	95.00
95.01-100.00	10	2,348,474.74	6.63	6.772	747	100.00
Total	67	$35,430,635.97	100.00%	6.501%	735	72.62%
___________________
(1)	The values used in calculating the above were obtained in connection with the origination of the Group 3-3 Mortgage Loans and do not reflect current values.
(2)
The weighted average loan-to-value ratio at origination of the Group 3-3 Mortgage Loans was approximately 72.62%.  No Group 3-3 Mortgage Loan had a loan-to-value ratio at origination greater than approximately 100.00% or less than approximately 33.33%.

Combined Loan-to-Value Ratios of the Group 3-3 Mortgage Loans at Origination(1)(2)

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
33.33-40.00	1	$1,000,000.00	2.82%	7.375%	698	33.33%
40.01-50.00	2	1,618,575.57	4.57	6.223	776	44.75
50.01-60.00	6	3,781,118.03	10.67	6.536	758	55.81
60.01-70.00	9	5,358,936.81	15.13	6.256	728	65.17
70.01-75.00	5	3,449,094.70	9.73	6.599	709	73.29
75.01-80.00	20	10,524,176.62	29.70	6.569	732	78.96
80.01-85.00	1	541,556.21	1.53	6.125	689	80.00
85.01-90.00	10	5,324,003.29	15.03	6.435	732	79.37
90.01-95.00	3	1,484,700.00	4.19	6.259	773	82.34
95.01-100.00	10	2,348,474.74	6.63	6.772	747	100.00
Total	67	$35,430,635.97	100.00%	6.501%	735	72.62%
___________________
(1)	The values used in calculating the above were obtained in connection with the origination of the Group 3-3 Mortgage Loans and do not reflect current values.
(2)            The weighted average combined loan-to-value ratio at origination of the Group 3-3 Mortgage Loans was approximately 74.75%.

Occupancy Status of the Group 3-3 Mortgage Loans(1)

Occupancy Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Investor	7	$2,449,976.51	6.91%	7.176%	718	56.63%
Primary	53	28,517,944.78	80.49	6.426	733	73.96
Second Home	7	4,462,714.68	12.60	6.612	760	72.81
Total	67	$35,430,635.97	100.00%	6.501%	735	72.62%
___________________
 (1)           The occupancy status of a mortgaged property is as represented by the mortgagor in its loan application.

Mortgaged Property Types of the Group 3-3 Mortgage Loans

Mortgage Property	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Single Family	36	$20,783,248.24	58.66%	6.463%	734	68.35%
Condominium	14	5,805,343.48	16.39	6.638	720	76.77
Detached PUD	8	5,311,570.21	14.99	6.428	751	76.00
PUD	9	3,530,474.04	9.96	6.614	742	85.82
Total	67	$35,430,635.97	100.00%	6.501%	735	72.62%

Loan Purpose of the Group 3-3 Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Purchase	30	$12,712,733.11	35.88%	6.431%	755	82.02%
Cash Out Refinance	29	17,867,010.92	50.43	6.584	721	66.67
Rate/Term Refinance	8	4,850,891.94	13.69	6.382	737	69.86
Total	67	$35,430,635.97	100.00%	6.501%	735	72.62%

Documentation Types of the Group 3-3 Mortgage Loans

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Stated Income-Stated Assets	1	$500,000.00	1.41%	6.250%	816	56.88%
Stated Income-Verified Assets	19	10,200,498.25	28.79	6.700	717	67.72
Verified Income-Verified Assets	47	24,730,137.72	69.80	6.425	741	74.95
Total	67	$35,430,635.97	100.00%	6.501%	735	72.62%

Geographic Distribution of the Mortgaged Properties on the Group 3-3 Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Virginia	15	$8,660,550.47	24.44%	6.285%	763	71.31%
California	14	8,592,083.64	24.25	6.408	732	75.22
Florida	11	5,552,527.90	15.67	6.898	709	68.46
North Carolina	7	3,780,313.79	10.67	6.323	752	71.12
Maryland	5	3,038,981.13	8.58	6.398	731	65.69
South Carolina	3	1,301,728.03	3.67	6.524	720	75.95
New York	2	1,060,000.00	2.99	7.170	678	79.12
Delaware	2	1,013,488.58	2.86	6.761	774	78.85
Georgia	3	734,419.11	2.07	6.473	737	84.93
Tennessee	2	727,983.48	2.05	6.979	666	73.61
Washington	1	650,000.00	1.83	6.750	667	76.82
District of Columbia	1	180,395.52	0.51	6.375	782	100.00
Missouri	1	138,164.32	0.39	6.500	741	100.00
Total	67	$35,430,635.97	100.00%	6.501%	735	72.62%

Original Interest Only Terms of the Group 3-3 Mortgage Loans

Original IO Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
None	7	$3,450,838.94	9.74%	6.355%	729	67.96%
120	60	31,979,797.03	90.26	6.517	736	73.12
Total	67	$35,430,635.97	100.00%	6.501%	735	72.62%

Original Credit Scores of the Group 3-3 Mortgage Loans(1)(2)

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
646-660	4	$1,949,208.90	5.50%	6.870%	650	72.89%
661-680	7	3,254,238.73	9.18	6.717	667	75.14
681-700	9	5,007,621.11	14.13	6.715	691	69.77
701-720	9	4,390,275.83	12.39	6.569	709	68.17
721-740	10	5,761,946.45	16.26	6.372	732	74.88
741-760	7	3,364,756.74	9.50	6.441	751	79.01
761-780	6	3,164,838.68	8.93	6.304	773	73.39
781-800	10	4,764,911.90	13.45	6.448	793	77.99
801-820	5	3,772,837.63	10.65	6.247	812	62.65
Total	67	$35,430,635.97	100.00%	6.501%	735	72.62%
___________________
(1)	The credit scores above were obtained in connection with the origination of the Group 3-3 Mortgage Loans and do not reflect current credit scores.
(2)
The weighted average credit score of the Group 3-3 Mortgage Loans for which credit scores were available was approximately 735.  The “Weighted Average FICO” column heading refers to the weighted average credit score of only the Group 3-3 Mortgage Loans for which credit scores were available.

Next Adjustment Dates for the Group 3-3 Mortgage Loans as of May 1, 2008

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
September 2015	1	$1,149,991.21	3.25%	5.875%	778	64.61%
June 2016	1	587,792.57	1.66	6.000	667	70.76
July 2016	1	739,997.00	2.09	7.375	653	80.00
September 2016	1	448,694.44	1.27	7.000	733	57.07
October 2016	4	2,639,407.29	7.45	6.428	757	65.70
November 2016	6	2,534,810.53	7.15	6.577	737	74.59
December 2016	12	5,897,791.56	16.65	6.672	730	71.14
January 2017	14	8,255,787.79	23.30	6.218	732	73.86
February 2017	11	5,424,031.72	15.31	6.597	737	75.46
March 2017	10	3,945,182.01	11.13	6.628	735	82.43
April 2017	6	3,807,149.85	10.75	6.624	745	64.57
Total	67	$35,430,635.97	100.00%	6.501%	735	72.62%

The latest next rate adjustment date following May 1, 2008 on any Group 3-3 Mortgage Loan occurs in April 2017 and the weighted average next rate adjustment date for the Group 3-3 Mortgage Loans following May 1, 2008 is December 2016.

Gross Margins of the Group 3-3 Mortgage Loans as of May 1, 2008

Gross Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
2.250-2.500	50	$29,738,303.06	83.93%	6.429%	736	71.99%
2.501-3.000	16	5,477,332.91	15.46	6.853	729	74.94
3.001-3.015	1	215,000.00	0.61	7.515	799	100.00
Total	67	$35,430,635.97	100.00%	6.501%	735	72.62%

As of May 1, 2008, all of the Group 3-3 Mortgage Loans had gross margins ranging from approximately 2.250% per annum to approximately 3.015% per annum and the weighted average gross margin as of May 1, 2008 was approximately 2.341% per annum.

Maximum Mortgage Rates of the Group 3-3 Mortgage Loans as of May 1, 2008

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
10.625-10.999	3	$2,072,587.44	5.85%	5.875%	748	67.76%
11.000-11.499	24	14,203,197.05	40.09	6.214	756	71.78
11.500-11.999	22	11,532,847.76	32.55	6.662	733	75.05
12.000-12.499	10	5,621,885.81	15.87	6.857	690	67.89
12.500-12.999	5	1,523,207.10	4.30	7.130	728	84.79
13.000-13.499	1	105,000.00	0.30	7.250	659	64.02
13.500-13.875	2	371,910.81	1.05	7.820	664	80.00
Total	67	$35,430,635.97	100.00%	6.501%	735	72.62%

As of May 1, 2008, the Group 3-3 Mortgage Loans had lifetime maximum mortgage rates ranging from approximately 10.625% per annum to approximately 13.875% per annum, and the weighted average maximum mortgage rate as of May 1, 2008 was approximately 11.589% per annum.

Minimum Mortgage Rates of the Group 3-3 Mortgage Loans as of May 1, 2008

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
2.250-2.500	50	$29,738,303.06	83.93%	6.429%	736	71.99%
2.501-3.000	16	5,477,332.91	15.46	6.853	729	74.94
3.001-3.015	1	215,000.00	0.61	7.515	799	100.00
Total	67	$35,430,635.97	100.00%	6.501%	735	72.62%

As of May 1, 2008, the Group 3-3 Mortgage Loans had lifetime minimum mortgage rates ranging from approximately 2.250% per annum to approximately 3.015% per annum, and the weighted average minimum mortgage rate as of May 1, 2008 was approximately 2.341% per annum.

Initial Periodic Rate Caps of the Group 3-3 Mortgage Loans

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
5.000	60	$33,217,022.70	93.75%	6.490%	738	72.51%
6.000	7	2,213,613.27	6.25	6.670	688	74.27
Total	67	$35,430,635.97	100.00%	6.501%	735	72.62%

The weighted average initial periodic rate cap for the Group 3-3 Mortgage Loans is approximately 5.062% per annum.

Subsequent Periodic Rate Caps of the Group 3-3 Mortgage Loans as of May 1, 2008

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
1.000	1	$587,792.57	1.66%	6.000%	667	70.76%
2.000	66	34,842,843.40	98.34	6.510	736	72.65
Total	67	$35,430,635.97	100.00%	6.501%	735	72.62%

The weighted average periodic rate cap for the Group 3-3 Mortgage Loans is approximately 1.983% per annum as of May 1, 2008.

Index of the Group 3-3 Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
12-Month LIBOR	59	$32,742,022.70	92.41%	6.494%	739	72.63%
6-Month LIBOR	7	2,213,613.27	6.25	6.670	688	74.27
12-Month Treasury	1	475,000.00	1.34	6.250	707	64.19
Total	67	$35,430,635.97	100.00%	6.501%	735	72.62%

Rate Adjustment Frequency of the Group 3-3 Mortgage Loans

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
Semi-Annually	7	$2,213,613.27	6.25%	6.670%	688	74.27%
Annually	60	33,217,022.70	93.75	6.490	738	72.51
Total	67	$35,430,635.97	100.00%	6.501%	735	72.62%

PMI Status of the Group 3-3 Mortgage Loans

PMI Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
CurLTV<=80	56	$32,850,361.23	92.72%	6.483%	734	70.50%
Lender Paid MI	10	2,348,474.74	6.63	6.772	747	100.00
RADIAN	1	231,800.00	0.65	6.375	710	95.00
Total	67	$35,430,635.97	100.00%	6.501%	735	72.62%

Original Prepayment Penalty Term of the Group 3-3 Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
No PPP	63	$34,401,815.27	97.10%	6.488%	737	72.56%
12	2	371,910.81	1.05	7.820	664	80.00
36	2	656,909.89	1.85	6.466	688	71.50
Total	67	$35,430,635.97	100.00%	6.501%	735	72.62%

Prepayment Penalty Description of the Group 3-3 Mortgage Loans

Prepayment Penalty Description	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
No PPP	63	$34,401,815.27	97.10%	6.488%	737	72.56%
6 Months Interest On 80%	2	656,909.89	1.85	6.466	688	71.50
Owned by other	2	371,910.81	1.05	7.820	664	80.00
Total	67	$35,430,635.97	100.00%	6.501%	735	72.62%

Originators of the Group 3-3 Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
American Home Mortgage	19	$7,758,603.44	21.90%	6.821%	727	81.82%
HomeBanc	3	1,159,587.22	3.27	6.411	717	83.38
LoanCity	2	371,910.81	1.05	7.820	664	80.00
MetroCities	1	119,771.26	0.34	6.875	765	80.00
Orchid Island	1	587,792.57	1.66	6.000	667	70.76
Sea Breeze	1	537,138.63	1.52	6.375	671	69.61
SunTrust	37	23,823,832.04	67.24	6.391	744	69.11
Taylor Bean	3	1,072,000.00	3.03	6.577	716	71.43
Total	67	$35,430,635.97	100.00%	6.501%	735	72.62%

Months to Next Adjustment Date of the Group 3-3 Mortgage Loans as of May 1, 2008

Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
88-90	1	$1,149,991.21	3.25%	5.875%	778	64.61%
97-102	13	6,950,701.83	19.62	6.584	729	70.34
103-107	53	27,329,942.93	77.14	6.507	735	73.53
Total	67	$35,430,635.97	100.00%	6.501%	735	72.62%

Servicers of the Group 3-3 Mortgage Loans

Servicer	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
CitiMortgage	11	$4,700,385.24	13.27%	6.868%	716	77.92%
Cenlar (as a subservicer)	1	587,792.57	1.66	6.000	667	70.76
SunTrust	37	23,823,832.04	67.24	6.391	744	69.11
Wells Fargo	18	6,318,626.12	17.83	6.691	724	82.07
Total	67	$35,430,635.97	100.00%	6.501%	735	72.62%

Historical Delinquency of the Group 3-3 Mortgage Loans as of May 1, 2008

Historical Delinquency	Number of Mortgage Loans	Aggregate Principal Balance Outstanding as of May 1, 2008	% of Aggregate Principal Balance Outstanding as of May 1, 2008	Weighted Average Mortgage Rate as of May 1, 2008 (%)	Weighted Average FICO	Weighted Average Original LTV (%)
1 X 30	5	$2,537,396.57	7.16%	6.950%	709	83.70%
1 X 90	2	755,316.72	2.13	7.150	665	76.38
2 X 30	2	731,800.00	2.07	7.144	697	83.47
No Delinquency	58	31,406,122.68	88.64	6.435	740	71.38
Total	67	$35,430,635.97	100.00%	6.501%	735	72.62%

Some of the delinquencies shown in the table above are due to servicing transfer issues rather than borrower payment behavior.

This Supplement to the Prospectus Supplement may be used to offer or sell the Offered Certificates only if accompanied by the Prospectus Supplement (as previously supplemented) and the Prospectus.

Dealers will be required to deliver a Supplement, Prospectus Supplement (as previously supplemented) and Prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the Offered Certificates, whether or not participating in this offering, may be required to deliver a Supplement, Prospectus Supplement (as previously supplemented) and Prospectus until 90 days following the date of this Supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Citi